Exhibit 10.4

ENGINEERING, PROCUREMENT, CONSTRUCTION AND COMMISSIONING
CONTRACT

Mission Biofuels Sdn Bhd

Continuous Acid Conditioning and Silica Pretreatment, FFA pretreatment and Methyl Ester Transesterification with biodiesel output of 750 tpd (250,000 tpa) and 98% pure technical grade glycerin output of 82 tpd (27,308 tpa) along with associated balance of plant at Kuantan Port, Malaysia

25 July, 2007

ARTICLES OF AGREEMENT made the Twenty Fifth Day of July, 2007

BETWEEN:

(1)
Mission Biofuels Sdn Bhd (Company No. 735218-A), a company established under the laws of Malaysia whose principal place of business is at Suite 50-4-1, 4th Floor Wisma UOA Damansara 50 Jalan Dungun 50490 Kuala Lumpur Malaysia ("the Purchaser" which expression shall include the Purchaser's legal successors in title and permitted assigns); and

(2)
KNM Process Systems Sdn Bhd (Company No. Co. No. 200140-X), a company established under the laws of Malaysia whose principal place of business is at No. 15, Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan; ("the Contractor" which expression shall include the Contractor's legal successors in title).

The Purchaser and the Contractor shall each be referred to herein as "Party" or collectively the "Parties".

WHEREAS

(1)
The Purchaser wishes to obtain the design, engineering, procurement, manufacture, supply, erection, construction, installation, completion, testing and commissioning of a Continuous Acid Conditioning and Silica Pretreatment, FFA pre-treatment and Methyl Ester Transesterification Plant with biodiesel output of 750 tpd (250,000 tpa) and 98% pure technical grade glycerine output of 82 tpd (27,308 tpa) with associated balance of plant (the "Biodiesel Project") at Kuantan Port, Malaysia.

(2)	The Purchaser and the Contractor have discussed the sourcing and utilisation of Esterfip-H technology and engineering design provided by Axens and IFP for Methyl Ester Transesterification Plant.

(3)	Axens has provided a technical proposal dated June 2007 to the Purchaser and Contractor and a commercial proposal dated December 2006 to the Purchaser.

(4)	Whereas the Contractor has satisfied itself to the suitability of Esterfip-H technology for meeting the requirements of the Biodiesel Project and the achievement of the Performance Guarantees;

(5)
Whereas the Purchaser and the Contractor have agreed to purchase the said technology and engineering data from Axens pursuant to a Process Book Supply Agreement ("PBSA") dated July 25, 2007 between Axens and Contractor, a draft of which has been provided to the Purchaser.

(6)
The Purchaser has agreed to enter into a Technology Transfer Agreement ("TTA") dated July 25, 2007 with Axens for transfer of technology and covering terms and conditions of Axens liability for the deliverables of Axens.

(7)
The Purchaser shall assign, by way of a TTA Assignment Agreement ("TTAAA"), the TTA to the Contractor for the period ending the Final Performance Acceptance, whereupon the Assignment shall automatically end and revert to the Purchaser.

(8)
The Contractor has submitted a proposal dated June 12, 2007 for the design, engineering, procurement, manufacture, supply, erection, construction, installation, completion, testing and commissioning of the Biodiesel Project and the remedying of defects therein all as comprised in the documents listed at recitals (3) and this recital (8) hereof ("the Contractor's Proposal") in the lump sum fixed price of Malaysian Ringgit One Hundred and Twenty Two Million only (the "Contract Price") (which is subject to such additions thereto or deductions therefrom as may be made in accordance with the terms of this Contract).

(9)
The Contractor is satisfied that the Contractor's Proposal fully complies with and undertakes that the Contractor's Proposal shall fully comply with the requirements of the Biodiesel Project and the achievement of the Performance Guarantees.

(10)	The Contractor has inspected and familiarised itself with the Site conditions and satisfied itself as to the nature of the Site and all relevant conditions affecting the Works.

(11)	The Purchaser has obtained or shall provide support to the Contractor for obtaining Contractor Consents and Other Construction Consents (as detailed in the Conditions) for the Biodiesel Project.

NOW THIS AGREEMENT WITNESSETH as follows:

1.	Capitalised terms in these Articles of Agreement shall have the same meanings as are respectively assigned to them in the Conditions.

2.	(a)	This Contract and the obligations of the Parties shall come into force upon and with effect from the Execution Date.

(b)	The Purchaser shall make a payment of Malaysian Ringgit 2,000,000 (Two Million Only) to the Contractor on the Execution Date ("Deposit") as deposit and part payment towards the Contract Price.

(c)
The Contractor shall at its owns costs procure and deliver to the Purchaser, within 20 (twenty) days after the Execution Date, the Performance Bond, the Advance Payment Guarantee and the Corporate Guarantees as a condition precedent to the release of Advance Payment by the Purchaser to the Contractor,

(d)
Within 30 (thirty) days after the Execution Date, the Purchaser shall make the Advance Payment to the Contractor, provided always that the Contractor has furnished to the Purchaser the documents as referred to in Article 2(c) above.

(e)
Further payments by the Purchaser shall be made by drawdown on the Purchaser's Letter of Credit to be established by the Purchaser within ten (10) business days of the date of making the Advance Payment.  Such Purchaser's Letter of Credit shall be in the form provided in Appendix 15.

(f)	The Commencement Date shall be the date determined as follows:

(i)	If the Advance Payment is made within 20 (twenty) days of the Execution Date, then the Commencement Date shall be the Execution Date;

(ii)
If the Advance Payment is made beyond 20 (twenty) days of the Execution Date, because of non-provision of the documents referred to in Article 2(c) above by the Contractor, then, the Commencement Date shall be the Execution Date;

(iii)	Date of making of Advance Payment otherwise

Provided however, that if the Commencement Date does not occur within 2 (two) months from the Execution Date for any reason whatsoever, the Parties shall renegotiate the terms of the Contract in good faith for such alternative method or timeframe of performance as may, in the circumstances, be fair and reasonable.  If the Parties are unable to agree on such terms within 30 (thirty) days thereafter, then either Party may terminate this Contract by notice in writing to the other and:

(i)
If the Commencement Date has not occurred because the Contractor was unable to or did not provide the documents listed in Article 2(c) above, then the Contractor shall refund to the Purchaser within 5 (five) days from receipt of the said notice all monies paid by the Purchaser to Contractor under this Contract (including the Deposit and Advance Payment) (with interest of 12% per annum thereon) and thereafter neither Party shall have any claim or liability against the other;

(ii)	If the Commencement Date has not occurred for any other reason whatsoever, then neither Party shall have any claim or liability against the other.

Upon the payment of the Deposit by the Purchaser, the Contractor shall commence the performance of the Works and shall then proceed with the Works with due expedition and without delay provided however that, the Commencement Date has occurred within 30 (thirty) days of Execution Date.

3.	The following documents and their appendices / annexures which have been initialled by the Parties and bound herewith shall be deemed to form and be read and construed as part of this Contract:

(a)	Articles of Agreement;

(b)	Conditions including the Appendices attached thereto;

(c)	Contractor's Proposal and Drawings;

(d)	Statement of Needs.

4.
In consideration of the Purchaser agreeing to pay the Contractor the Contract Price in accordance with the Payment Schedule, the Contractor undertakes to design, engineer, procure, manufacture, supply, erect, construct, install, test, commission and complete the Works and achieve the Final Performance Acceptance within the Time for Completion, to remedy defects therein and to do all other acts and things mentioned in or reasonably to be inferred from the Contract as forming a part of the Contractor's obligations in conformity in all respects with the provisions of the Contract.

5.
The Purchaser shall pay to the Contractor in consideration of the performance of the obligations referred to in Article 4, the Contract Price or such other sum as may become payable under the provisions of the Contract at the time and in the manner prescribed by the Contract.  The Contract Price is the sum of the following three parts:

(a)	Part A Price of RM 875,000/- (Malaysian Ringgit Eight Hundred & Seventy Five Thousand only) representing the fixed sum payable by the Contractor to Axens under the PBSA;

(b)	Part B Price of RM 4,742,500/- (Malaysian Ringgit Four Million Seven Hundred Forty Two Thousand Five Hundred only) representing the fixed sum payable by the Contractor to Axens under the TTA; and;

(c)	Part C Price of RM 116,382,500 (Malaysian Ringgit One Hundred Sixteen Million Three Hundred Eighty Two Thousand Five Hundred only).

6.
Konsultant Process Sdn Bhd, Company Number (18099-U), 44, Jalan SS 15/4D, 47500 Subang Jaya, Selangor Darul Ehsan, Malaysia shall be the Engineer for the purposes referred to in Clause 2 of the Conditions.

7.
The delivery by the Contractor to the Purchaser of the Performance Bond, the Advance Payment Guarantee and the Corporate Guarantees shall be a condition precedent to any liability of the Purchaser under the Contract save for the payment of the Deposit by the Purchaser to Contractor on the Execution Date.

IN WITNESS whereof this Contract has been signed on behalf of the Parties the day and year first above written.

Signed for and on behalf of Mission Biofuels Sdn Bhd by
/s/ Mahalingam Swaminathan
Name: Mahalingam Swaminathan Designation: Managing Director

Signed for and on behalf of KNM Process Systems Sdn Bhd by
/s/ Lee Swee Eng
Name: Lee Swee Eng, Designation: Group Managing Director

In the presence of
	1.	Name: /s/ Arvind Bansal
	2.	Name: /s/ Selva Kumar

Annexures to the Articles of Agreement

Annexure a	The Conditions including the Appendices attached thereto

Annexure b	Contractor's Proposal and Drawings (including Technical and Commercial proposals from Axens to the extent superseded by the PBSA and TTA)

Annexure c	Statement of Needs ("SON")

CONDITIONS

These clauses 1 through 53 and the Appendices 1 through 22 thereto are the Conditions referred to in Article 3(b) of the Articles of Agreement dated July 25, 2007 between Mission Biofuels Sdn Bhd and KNM Process Systems Sdn Bhd.

Signed for and on behalf of
Mission Biofuels Sdn Bhd		/s/ Mahalingam Swaminathan
Name: Mahalingam Swaminathan
Designation: Managing Director

Signed for and on behalf of
KNM Process Systems Sdn Bhd		/s/ Lee Swee Eng
Name: Lee Swee Eng
Designation: Group Managing Director

In the presence of
	1.	/s/ Arvind Bansal
Name: Arvind Bansal

	2.	/s/ Selva Kumar
Name: Selva Kumar

Clauses Comprising The Conditions

1	Definitions and Interpretation

	1.1	Definitions

	1.2	Interpretation

2	The Engineer

	2.1	Engineer's General Duties

	2.2	Engineer's Specific Duties

	2.3	Contractor's Duty To Cooperate

	2.4	Engineer's Authority

	2.5	Purchaser May Delegate

	2.6	Written Confirmation By Engineer

	2.7	Exercise Of Engineer's Discretion

	2.8	Termination Of Engineer's Appointment

3	Assignment and Sub-Contracting

	3.1	Assignment

	3.2	Sub-Contracting

	3.3	Assignment By Purchaser

4	Contract Documents

	4.1	Priority Of Documents

	4.2	Resolution Of Ambiguity

5	Basis of Tender And Contract Price

	5.1	Contractor To Have Satisfied Himself Fully

	5.2	Site Data

6	Confidentiality obligation of Purchaser and/or Engineer

7	Underground Works

	7.1	Execution of Underground Works

	7.2	Property of the Purchaser

8	Progress Reports

	8.1	Progress Reports

9	Details – Confidential

	9.1	Details – Confidential

	9.2	Exceptions

10	Notices

	10.1	Notices

	10.2	Instructions and Orders

	10.3	Service of Notices

11	Purchaser's Obligations

	11.1	Payment Obligations

	11.2	Purchaser's Engineer

	11.3	Purchaser's Input

	11.4	Not Used

	11.5	Not Used

	11.6	Consent Support to Contractor

	11.7	Purchaser's Operating Personnel

	11.8	Purchaser to Arrange Feedstock

	11.9	Not Used

	11.10	Not Used

	11.11	Purchaser's Tax Obligations

	11.12	Security by Purchaser

	11.13	Purchaser's Labour Relations

	11.14	Disposal of Hazardous Material

	11.15	Purchaser Input

	11.16	Purchaser's Representations and Warranties

12	Specific Indemnification

	12.1	Specific Indemnification

13	Contractor's Obligations

	13.1	Works to be Performed

	13.2	Contractor to Provide all Labour and Personnel

	13.3	Contractor's Consents and Other Construction Consents

	13.4	Contractor's Quality Assurance

	13.5	Contractor to Arrange Storage

	13.6	Contractor to Furnish Performance Bond

	13.7	Contractor to Perform Tests on Completion

	13.8	Start-up and Commissioning

	13.9	Contractor's Obligation to Provide First Fill of Consumables

	13.10	Training

	13.11	Access to Purchaser and its Designees

	13.12	Cleanliness

	13.13	Scheduling

	13.14	Contractor's Obligation to Pay Taxes

	13.15	Security Arrangements by Contractor

	13.16	Protection of Property

	13.17	Protection of Property by Sub-Contractors

	13.18	Royalties and Licence Fees

	13.19	Contractor's Labour Relations

	13.20	Contractor's Obligation to Co-operate

	13.21	Contractor's Standards of Performance

	13.22	Contractor to Comply with Law and Consents

	13.23	Contractor's Health and Safety Programme

	13.24	Contractor's Insurance Obligations

	13.25	Contractor's Representations and Warranties

14	Programme

	14.1	Programme

	14.2	Revision of Programme

	14.3	Cooperation with Other Contractors

15	Design Documentation

	15.1	Design Documentation Discrepancies

	15.2	Design Documentation for Approval

	15.3	Design Documentation for Information

	15.4	Works to be in accordance with Approved Design Documentation

	15.5	Inspection of Drawings

	15.6	Operating and Maintenance Manuals and Instructions

	15.7	Copyright

	15.8	Contractor's Use of Drawings and Information Supplied by Purchaser or Engineer

	15.9	Contractor's Documentation

16	Errors in Drawings etc. Supplied by Contractor

	16.1	Errors in Drawings etc. Supplied by Contractor

	16.2	Exceptions

17	Contractor's Representatives

	17.1	Contractor's Representatives

	17.2	Objection to Representatives

	17.3	Returns of Labour

18	Site Services and Clearance

	18.1	Fencing, Guarding, Lighting and Watching

	18.2	Not Used

	18.3	Clearance of Site

	18.4	Opportunities for Other Contractors

19	Not Used

20	Safety

21	Extraordinary Traffic

	21.1	Prevention of Damage Caused by Traffic

	21.2	Protection of Highways and Bridges

	21.3	Claims

	21.4	Waterborne Transport

22	Setting Out

	22.1	Setting Out

	22.2	Benchmarks etc.

23	Inspection and Testing of Plant

	23.1	Inspection and Testing of Plant Before Delivery

	23.2	Dates of Test and Inspection

	23.3	Services for Tests and Inspection

	23.4	Failure on Tests or Inspection

	23.5	Effect on Contractor's Obligation

24	Delivery

25	Suspension of Works, Delivery or Erection

	25.1	Instructions to Suspend

	25.2	Contractor's Expenses

	25.3	Expense Incurred Due to Suspension

	25.4	Default by Contractor

	25.5	Resumption of Work, Delivery or Erection

26	Defects Before Taking-Over

27	Variations

	27.1	Variations: Meaning of Variations

	27.2	Purchaser's Instruction to Vary

	27.3	Valuation of Variations

	27.4	Disputed Variations

	27.5	Exceptions

	27.6	Notice and Confirmation of Variations

	27.7	Form of Variation Order

28	Tests on Completion

	28.1	Notice of Tests on Completion

	28.2	Delayed Tests on Completion

	28.3	Repetition of Tests on Completion

	28.4	Not Used

	28.5	Not Used

	28.6	Operations Responsibilities

	28.7	Determination of Results of Tests

	28.8	Contractor Bonus

28.9	Consequences of Failure to Achieve Minimum Acceptable Performance Criteria

29	Taking Over

	29.1	Taking Over or Final Performance Acceptance

	29.2	Notice of Taking Over and Issue of Taking Over Certificate

	29.3	Effect of Taking Over

	29.4	Outstanding Work

	29.5	Not Used

	29.6	Products produced - Purchaser Possession

	29.7	Not Used

	29.8	Retention Bond

30	Use Before Taking-Over

31	Interference with Tests

	31.1	Interference with Tests

	31.2	Deemed Taking-Over

	31.3	Tests to be Carried Out During Defects Liability Period

32	Time for Completion

	32.1	Time for Completion

	32.2	Achievement of Milestones

33	Extension of Time for Completion

	33.1	Extension of Time for Completion

	33.2	Strict Compliance Required

	33.3	Minimising Anticipated Delay

	33.4	Instructions to Avoid or Reduce Delay

34	Delay

	34.1	Delay in Completion

	34.2	Contractor's Liability Subject to Qualification

	34.3	Prolonged Delay

	34.4	Contractor's Liability Not Prejudiced

	34.5	Liquidated Damages Reasonable

35	Performance Liquidated Damages

	35.1	Performance Liquidated Damages

	35.2	Liquidated Damages Reasonable

	35.3	Contractor's Liability Subject to Qualification

36	Defects Liability

	36.1	Meaning of Defects Liability Period

	36.2	Making Good Defects

	36.3	Application to Works Made Good

	36.4	Extension of Defects Liability

	36.5	Outer Limit of Defects Liability

	36.6	Delay in Remedying Defects

	36.7	Removal of Defective Work

	36.8	Not Used

	36.9	Contractor to Search for Cause of Defect/Damage

	36.10	Latent Defects

	36.11	Liability for Defects

	36.12	Sub-Contractor Warranties

	36.13	Limitation of Warranties

37	Vesting of Plant

	37.1	Vesting of Plant

	37.2	Contractor to Procure Title to Plant

	37.3	Setting Aside and Marking Plant

	37.4	Not Used

	37.5	Inspection of Plant

	37.6	Contractor Risk

	37.7	Certificate Issued

38	Contractor's Equipment

	38.1	Contractor's Equipment

	38.2	Contractor's Equipment to be Exclusively for Execution of Works

	38.3	Loss or Damage of Contractor's Equipment

	38.4	Maintenance to Contractor's Equipment

39	Certificates and Payment

	39.1	Payment to Contractor

	39.2	Note Used

	39.3	Not Used

	39.4	Deduction from Certificate

	39.5	Payments not Conclusive

	39.6	Application for Final Certificate

	39.7	Value of Final Certificate

	39.8	Issue of Final Certificate

40	Payment

	40.1	Payments

	40.2	Not Used

	40.3	Currency of Payment

41	Claims

	41.1	Notification of Claims

	41.2	Allowance for Profit

	41.3	Purchaser's Liability to Pay Claims

42	Patent Rights etc.

	42.1	Indemnity Against Patent Infringement

	42.2	Conduct of Proceedings

	42.3	Not used

	42.4	Effect of Infringement

43	Accidents and Damage

	43.1	Care of Works

	43.2	Making Good Loss or Damage to the Works

	43.3	Injury to Persons and Property Whilst the Contractor has Responsibility for Care of the Works

	43.4	Injury and Damage After Responsibility for Care of the Works Passes to Purchaser

	43.5	Accidents or Injury to Workmen

	43.6	Procedure for Claims

	43.7	Survival of Termination

44	Limitation of Liability and Indirect or Consequential Damages

	44.1	Mitigation of Loss

	44.2	Indirect or Consequential Damage

	44.3	Aggregate Liability

	44.4	Limit of Total Liability

	44.5	Limit of Liability

45	Purchaser's Risks

46	Termination

	46.1	Termination upon Contractor and Purchaser Events

	46.2	Termination Other Than Upon Contractor Non-Remediable Events or Purchaser Non-Remediable Event

	46.3	Consequences of Termination

47	Insurance

	47.1	Contractor's Insurance

	47.2	Purchaser's Insurance

	47.3	General Provisions Regarding Insurance

48	Remedy on Failure to Insure

49	Force Majeure

	49.1	Instances of Force Majeure

	49.2	Effect of Force Majeure

	49.3	Certain Events not Excused

	49.4	Notice of Force Majeure, Procedure

	49.5	Consequences of Change in Law

50	Disputes and Arbitration

	50.1	Mutual Discussions

	50.2	Not Used

	50.3	Arbitration

51	Applicable Law

52	Miscellaneous

	52.1	Language

	52.2	Severability of Provisions

	52.3	Waiver

	52.4	Amendment

	52.5	Entire Agreement

	52.6	Further Acts and Assurances

	52.7	Expenses

	52.8	Assignment

	52.9	No Partnership

	52.10	Compliance with Laws

53	Additional Clauses for Hardware and Software

	53.1	Application of this Clause

	53.2	Warranty and Performance

	53.3	Steering Meetings

	53.4	Title to Standard Software

	53.5	Not Used

	53.6	Not Used

	53.7	Services

	53.8	Training

	53.9	Manuals and User Documentation

	53.10	Provisions Surviving Final Certificates

Appendices to the Conditions

Appendix	Title

1	Scope of Works

2	Certain Important Terms

3	Not Used

4	Programme (Project Time Schedule)

5	Not Used

6	Not Used

7	Performance Guarantees and Liquidated Damages

8	Payment Schedule

9	Site

10	Not Used

11	Not Used

12	Not Used

13	Purchaser's Input

14	Form of Performance Bond

15	Form of Advance Payment Guarantee

16	Form of Parent Company Guarantee

17	Form of Variation Order

18	Form of Mechanical Completion Certificate

19	Form of Final Certificate of Payment

20	Form of Taking Over Certificate

21	Form of Defects Liability Certificate

22	Form of Retention Bond

CONDITIONS

1	Definitions and Interpretation

1.1	Definitions

In construing the Contract the following words and expressions when capitalised and used shall have the following meanings hereby assigned to them unless the context otherwise requires:

"Advance Payment" means the sum as specified in Appendix 2 payable by the Purchaser to the Contractor as advance payment and part payment towards the Contract Price in accordance with Article 2 of the Articles of Agreement;

"Advance Payment Guarantee" means the unconditional, irrevocable and on-demand bank guarantee in favour of the Purchaser for the amount and validity period as specified in Appendix 2 and in the form and substance set forth in Appendix 15 hereof, issued by an internationally recognised first class bank acceptable to the Purchaser;

"Appendix": means Appendix to the Conditions;

"Articles of Agreement": means the Articles of Agreement executed by the Purchaser and the Contractor in respect of the execution of the Works;

"Axens" means the French company organized as a "Societe Anonyme" and having its main office at 89 boulevard Franklin Roosevelt, F-92508, Rueil-Malmaison, France which is an affiliate of Instituit Francais due Petrole ("IFP") and an international provider of technologies, catalysts, absorbents, specialises equipment and services to the hydrocarbon industry;

"Base Lending Rate": means the daily six month LIBOR base lending rate quoted by the Purchaser's bank for Malaysian Ringgit deposits;

"Biodiesel" shall mean Fatty Acid Methyl Ester meeting the specifications set by the EN14214 or ASTM 6751 standards.

"Biodiesel Output Guarantee" shall have the meaning set forth in Appendix 7 to the Conditions;

"Biodiesel Project": means the Continuous Acid Conditioning and Silica Pretreatment, FFA Pretreatment and Methyl Ester Transesterification with Biodiesel output of 750 tpd (250000 tpa) and 97.5% Pure Glycerine output of 82 tpd (27308 tpa) along with associated balance of plant at Kuantan Port, Malaysia, all to be constructed in accordance with the Contractor's Proposal and SON and to meet the Performance Guarantees;

"Bonus": means the amount payable to the Contractor by the Purchaser pursuant to Clause 28.8 in the event the Contractor completes the Works and Tests on Completion and achieves the Final Performance Acceptance before the Time for Completion;

"Business Day": means any Day, which, is not a public holiday in Malaysia;

"Change in Law": means:

(i)	any enactment or issue of any new Law by any Malaysian Governmental Instrumentality

(ii)	any Consent required to be obtained by the Party from any Malaysian Governmental Instrumentality due to any enactment or issue of any new Law;

(iii)	any amendment, alteration, modification or repeal of any existing Law, by an Malaysian Governmental Instrumentality or through any interpretation thereof;

(iv)	any change in any Consent requirement or amendment, alteration, modification or repeal of any Consent; and

(v)	any change in applicable environmental and safety guidelines and regulations applicable to the Works,

in each case coming into effect after the date of this Contract,

"Change in Law Cost": shall mean, with respect to any Change in Law, any cost or expense relating to the Project resulting from, or otherwise attributable to, such Change in Law, that is incurred by the Contractor and not otherwise covered by insurance;

"Commencement Date" shall mean the date determined pursuant to Article 2 (f) of the Articles of Agreement.

"Commercial Operation Date": means the day following the date on which the Final Performance Acceptance is achieved;

"Contractor Consents" shall have the meaning as defined in Clause 13.3;

"Corporate Guarantees": means a corporate guarantee to be procured by Contractor in favour of the Purchaser from KNM Group Berhad which shall be valid from the Commencement Date until the issuance of the final Defects Liability Certificate, in the form and substance as provided in Appendix 16;

"Conditions": means these conditions attached as Annex (a) to the Articles of Agreement;

"Consent": means any approval, consent, authorization or other requirement that is required from any Governmental Instrumentality under the laws of the Malaysia with respect to the Biodiesel Project;

"Contract": means the agreement between the Purchaser and the Contractor for the execution of the Works comprising the Articles of Agreement and the documents referred to in Article 3 thereof including all appendices and annexures thereto, as the same may be amended, supplemented or modified from time to time;

"Contract Price": means the fixed sum referred to in Article 5 of the Articles of Agreement or such other sum as may be adjusted in accordance with the terms of the Contract;

"Contract Value": means such part of the Contract Price, adjusted to give effect to any additions or deductions as are provided for in the Contract, as is properly apportionable as determined by the Engineer to the Plant or work in question.  In determining the Contract Value the state, condition and topographical location of the Plant, the amount of work done and all other relevant circumstances shall be taken into account;

"Contractor": means the Party named as such in the Articles of Agreement;

"Contractor Non-Remediable Event": has the meaning assigned to it in Clause 46.1.2;

"Contractor Remediable Event": has the meaning assigned to it in Clause 46.1.1;

"Contractor's Equipment": means all appliances or things of whatsoever nature required for the purposes of carrying out the Works but this expression does not include Plant, materials or other things intended to form or forming a permanent part of the Works;

"Contractor's Insurance": means the insurance coverage as defined in Clause 47.1;

"Contractor's Proposal": has the meaning assigned to it at Recital (2) to the Articles of Agreement;

"Cost": means actual direct expenses and costs which are incurred by the Contractor subsequent to the Commencement Date for labour, materials, plant and other services which are reasonable, necessary and directly associated with accomplishing the execution of the Works or any portion thereof.  Costs shall exclude all indirect and consequential losses including profit, interest on capital employed and financing charges;

"CTER Section" shall mean that part of the Biodiesel Project that represents the Methyl Ester Transesterification Plant with biodiesel output of 750 tpd (250,000 tpa) and 97.5% pure glycerine output of 82 tpd (27,308 tpa) along with the balance of plant;

"Day": means a calendar day;

"Defects Liability Certificate": means the certificate issued by the Engineer in accordance with Clause 36.2 when the Contractor has completed to the satisfaction of the Engineer all such rectification and making good as may be required in respect of any part of the Works and the relevant Defects Liability Period has expired;

"Defects Liability Period": has the meaning assigned to it in Clause 36.1;

"Design Documentation": drawings, diagrams, details, documents, specifications, samples, models or information (including calculations, logic or sequence overview diagrams and functional design specifications for computer software);

"Engineer": means such company or person as the Purchaser shall nominate in writing to act for and on behalf of the Purchaser for the purposes referred to in Clause 2 of the Conditions and if no such company or person has been appointed, it shall mean the Purchaser;

"EPCC": means engineering, procurement, construction and commissioning;

"Execution Date": means the date of execution of this Contract by the Parties;

"Final Certificate": the certificate to be issued by the Engineer pursuant to Clause 39.8 in the form set out in Appendix 12;

"Final Performance Acceptance" or "FAC": shall have the meaning setforth in Clause 29 of the Conditions.

"Force Majeure": has the meaning assigned to it in Clause 49.1;

"Glycerine" means 97.5% pure technical grade glycerine;

"GOM": means the central Government of Malaysia;

"Good Manufacturing Practice": means, at a particular time, those practices, methods and acts as are in accordance with standards of prudence applicable to the Biodiesel plants as adopted generally for use in the Biodiesel industry which would have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition and generally in conformance to the manufacturer's operation and maintenance guidelines;

"Governmental Instrumentality": means any country, and any ministry, department, political subdivision, instrumentality, agency, court, corporation or commission under the direct or indirect control of such country;

"Hardware": means all systems containing microprocessors or computers comprised within the Biodiesel Project whether linked to a composite distributed control system or stand alone (except where they comprise a component part of a manufacturer's standard equipment) and all the equipment and operating systems as listed in the Contractor's Proposal;

"Law": all laws, statutes, orders, decrees, injunctions, licences, permits, approvals, agreements and regulations including those related to taxes and duties of any Governmental Instrumentality having jurisdiction over the matter in question and any applicable environmental and safety guidelines and regulations applicable to the Works, including permitted exceptions to any or all of the foregoing;

"Latent Defects" shall have the meaning as defined in Clause 39.10;

"Latent Defects Liability Period" shall have the meaning as defined in Clause 39.10;

"Malaysian Ringgit" or "MYR" or "RM" means the lawful currency of Malaysia.;

"Mechanical Completion": means, in respect to a Project Section, when the installation and erection of all equipment, instrument, piping, valves and interconnections with respect to that Project Section are mechanically complete, are clean, have completed hydro testing and a certificate for Mechanical Completion has been issued by the Engineer to the Contractor in respect of the Project and the Project is ready for commissioning.

"Milestone": means an event which may be the start or, as the case may be, the completion in whole or in part of a specified activity as set out in the Programme;

"Minimum Acceptable Performance Criteria" shall mean such criteria as specified in the Appendix 2;

"Month": means a month according to the Gregorian calendar;

"Other Construction Consents" shall have the meaning as defined in Clause 13.3;

"Part A Price" means the part of the Contract Price as per Article 5 (a) of the Articles of Agreement;

"Part B Price" means the part of the Contract Price as per Article 5 (b) of the Articles of Agreement;

"Part C Price" means the part of the Contract Price as per Article 5 (c) of the Articles of Agreement;

"Parties": means the Purchaser and the Contractor and "Party" shall mean either of them;

"Payment Schedule": means the Payment Schedule initialled by the Parties and forming part of the Contract, attached as Appendix 8 to the Conditions;

"Performance Bond": means the unconditional, irrevocable and on-demand bond to be furnished by the Contractor in favour of the Purchaser for an amount equal to 10% of the Contract Price valid from the Commencement Date until the date of Final Performance Acceptance and in the form set forth in Appendix 14 hereof, issued by an internationally recognised first class bank acceptable to Purchaser;

"Performance Guarantees" shall have the meaning set forth in Appendix 7 to the Conditions;

"Plant": means the Biodiesel Project;

"Preliminary Variation": means a preliminary variation prepared by the Contractor in accordance with Clause 27.1 in response to a request submitted by the Purchaser in accordance with either the first or second paragraph of Clause 27;

"Pretreament Section" shall mean that part of the Biodiesel Project that represents the Continuous Acid Conditioning and Silica Pretreatment and FFA Pre-treatment plants;

"Programme": the Contractor's Project time schedule attached hereto as Appendix 4 or such other programme as may be amended in accordance with the provisions of the Contract;

"Project": means the design, engineering, procurement, financing, manufacture, supply, erection, construction, installation, completion, testing and commissioning of the Plant and the owning, operation, management and maintenance of the Plant;

"Purchaser": means the Party named as such in the Articles of Agreement;

"Purchaser Input": means the facilities and services to be provided by the Purchaser under this Contract in a timely manner.

"Purchaser Letter of Credit": means the letter of credit to be issued to the Contractor by an international first class bank on behalf of the Purchaser for an amount equal to the Contract Price less the Advance Payment and less the Deposit, have validity as provided in Appendix 2 hereunder and, to be issued within 10 (ten) days of the payment of Advance Payment which is to be in the form provided in Appendix 15.

"Purchaser Remediable Event": has the meaning assigned to it in Clause 46.1.3;

"Purchaser's Risks" shall have the meaning specified in Clause 45;

"Purchaser Non-Remediable Event" : has the meaning assigned to in Clause 46.1.4;

"Remedial Notice": has the meaning assigned to in Clause 46.1.5(a);

"Remedial Programme": has the meaning assigned to it in Clause 46.1.5 (b);

"Request for Variation": shall have the meaning specified in Clause 27.1;

"Retention Bond": means the unconditional, irrevocable and on-demand bond to be furnished by the Contractor in favour of the Purchaser for an amount equal to 5% (five percent) of the Contract Price, valid from the date of Final Performance Acceptance until the issuance of the Defects Liability Certificate) and in the form set forth in Appendix 22 hereof, issued by an internationally recognised first class bank acceptable to the Purchaser immediately on Final Performance Acceptance and simultaneous to the release of the Performance Bond.;

"Savings": shall mean, with respect to any Change in Law, any savings or reduction of cost or expense relating to the Project resulting from, or otherwise, attributable to, such Change in Law, that is realised by the Contractor;

"Site": means the land areas and places designated by the Purchaser and described in Appendix 9 to the Conditions, on, under in or through which the Works are to be constructed including the areas for the Biodiesel Project;

"SON": means the "Biodiesel Project Statement of Needs" attached as Annexure (c) to the Articles of Agreement;

"Standard Software": means the Contractor's standard computer programs to be proposed by the Contractor and reviewed by the Engineer including all documentation relating thereto to be provided by the Contractor under the Contract.

"Subcontractors": means the firms, persons, companies or entities employed by the Contractor as subcontractors for the execution or supply of any part of the Works;

"System": means that part of the Works which consists of the Hardware and Standard Software;

"Taking Over" shall have the meaning as specified in Clause 29;

"Taking Over Certificate": certificate mentioned in Clause 29.2;

"Tests on Completion": means all tests specified in the Contractor's Proposal, or otherwise proposed by the Contractor and approved by the Engineer, to be carried out by the Contractor at its own costs upon the completion of erection and/or installation of the Works but before the date of Taking Over in order to demonstrate the performance of the Works is in accordance with the Contract and the achievement of the Performance Guarantees;

"Time for Completion": means the period agreed between the Parties for the achievement of the Final Performance Acceptance of the Biodiesel Project as stated in Appendix 2, or such extended time as may be fixed under Clause 33;

"TPD" or "tpd" means Tonnes Per day.

"Variation": shall mean a variation entered in accordance with Clause 27;

"Week": means any continuous period of 7 days;

"Works": means all of the Plant to be provided, all works required in connection with the design, engineering, procurement, manufacture, transport, installation, construction, commissioning, start-up, demonstration and testing of the Biodiesel Project and all other work to be done by the Contractor under the Contract and shall include those as detailed in Appendix 1 and any changes made to such works in accordance with this Contract;

"Writing": means any hand-written, type-written, computer or electronically generated printed statement;

1.2	Interpretation

1.2.1	Words importing persons or parties shall include firms, corporations and any organisation having legal capacity.

1.2.2	Words importing the singular only also include the plural and vice versa where the context requires.

1.2.3
Wherever in these Conditions provision is made for the giving of notice or consent by any person, unless otherwise specified such notice or consent shall be in writing and the word "notify" shall be construed accordingly.

1.2.4	The headings in these Conditions shall not be deemed part thereof or be taken into consideration in the interpretation or construction thereof or of the Contract.

1.2.5
Except where a reference is made expressly to any other document, any references in these Conditions to Clauses, sub-clauses, paragraphs and Schedules are references to those contained in these Conditions.  Except where otherwise stated references in a Clause to a sub-clause are to that sub-clause of that Clause in which the reference appears.

1.2.6	Reference to any gender includes the other genders;

1.2.7
Unless otherwise expressly mentioned, a reference to any document is a reference to that document and all exhibits, schedules, appendices and the like incorporated therein, as the same is amended, modified, supplemented, waived, varied, added to, substituted, replaced, renewed or extended from time to time;

1.2.8	Any date or period set forth in this Contract shall be such date or period or such other date or period as maybe extended pursuant to the terms and provisions of this Contract.

2	The Engineer

2.1	Engineer's General Duties

The powers of the Engineer are set out in this Clause 2.  Unless otherwise expressly provided in the Contract neither the exercise of these powers, its failure to exercise such powers nor the appointment or engagement of the Engineer by the Purchaser shall in any way relieve the Contractor of any of its obligations or liability under the Contract.  No approval, consent or failure to disapprove any matter by the Engineer shall relieve the Contractor of any of his obligations or liability under the Contract.  The Engineer shall not issue the design of the Works.  The general powers of the Engineer include but are not limited to quality assurance concerning the Contractor's design, specifications, workmanship and materials and monitoring and checking the preparation of the design and specification of the Works and the supply, installation, construction, testing, commissioning, completion of the Works and performance of the Contractor's obligations under Clause 36 (Defects Liability), and verifying that the Works are being carried out by the Contractor in accordance with the SON, the Contractor's Proposal, and the standards of safety, quality and performance required by the Contract and Law.

The Engineer shall coordinate among the Contractor, the Purchaser and himself in approving or certifying documents, which have been submitted to the Engineer by the Contractor.

2.2	Engineer's Specific Duties

The specific duties and powers of the Engineer shall include those set out below:

(i)	Monitor either at regular intervals or on a continuous basis the design, manufacture and site progress against the Programme and the Contractor's systems for controlling the progress of the Works;

(ii)
Receive and review for compliance with the Contract and suitability for operation and maintainability and approve or reject the Design Documentation specified in the Contract as requiring the Engineer's approval.  Inspect, check and comment at all stages upon the design undertaken.  Receive the Design Documentation required to be submitted to the Engineer for information only;

(iii)	Review mass balances and utility consumption data for performance and layout drawings for operation and maintenance;

(iv)	Establish programme validation points for quality audit of the design, manufacture and construction;

(v)
Examine either on a continuous basis or at regular intervals the steps taken by the Contractor in respect of quality assurance and checking that the same are adhered to (for which purpose, the Engineer may arrange and carry out such inspections and controls as it deems necessary in order to ensure the quality of the Works and compliance with the Contract);

(vi)	Comment on the training programme for future operators;

(vii)	Issue payment certificates and the final certificates pursuant to Clause 39. Value plant, goods and materials and work executed, as required by the Contract;

(viii)
Witness and inspect the assembly of the Plant at the manufacturer's premises, and its erection on the Site in accordance with an agreed schedule of works and Site tests and the commissioning procedures;

(ix)	Comment on and seek modifications for completeness and accuracy, where required, of the Contractor's operating procedures, and operating and maintenance manuals;

(x)	Liaise with the Contractor or its third party inspectors, as the case may be, in terms of statutory duties for pressure parts and lifting equipment;

(xi)
Carry out a quality audit on the civil design procedures and review the material quality for suitability to provide long life durability and low maintenance as per the requirements of the Contract and the Good Manufacturing Practice;

(xii)	Monitor the Contractor's applications for licences and approvals under Clause 13;

(xiii)	Issue the Taking Over Certificate provided that such certificates shall only be valid and effective if the same has been countersigned by the Purchaser;

(xiv)	Monitor proposed Tests on Completion and other tests and procedures and the commissioning of the Works with reference to the SON and the Contractor's Proposal and the Contract;

(xv)	Advise the Purchaser of any difference between actual and specified performance;

(xvi)	Notify the Purchaser of defects, which, in the Engineer's view, should be rectified prior to the issue of the Taking Over Certificate;

(xvii)	Consider and make decisions upon any applications for extensions of the Time for Completion under Clause 33; and

(xviii)	Any other powers and duties expressly provided for in these Conditions.

2.3	Contractor's Duty to Co-operate

The Contractor shall cooperate with the Engineer and the Purchaser and provide such access, information and assistance as may be reasonably necessary to enable the Engineer to perform its duties as set out in the Contract.  The Contractor shall further comply with all decisions, instructions and orders made or issued by the Engineer within the period specified therein, failing which, without prejudice to any other rights or remedies available to the Purchaser under this Contract, the Purchaser may employ other persons to execute any work whatsoever which may be necessary to give effect to such decision, instruction or order and all costs incurred in connection with such employment shall be recoverable from the Contractor by the Purchaser as a debt or set-off against any monies due or to become due to the Contractor under this Contract.

2.4	Engineer's Authority

The Engineer shall have no authority to relieve the Contractor of any of its duties or obligations under the Contract nor, except as expressly provided hereunder or elsewhere in the Contract, to order any work which would result in any delay to the completion of the Works or any extra payment to the Contractor by the Purchaser, or to make any variation of or in the Works.

2.5	Purchaser May Delegate

The Purchaser may from time to time in writing delegate to the Engineer any of the powers and authorities vested in the Purchaser (or revoke the same) and shall furnish to the Contractor a copy of all such written delegations or revocations of powers and authorities.  Any written instruction or approval given by the Engineer to the Contractor within the terms of such delegation, but not otherwise, shall bind the Contractor and Purchaser as though it had been given by the Purchaser.

2.6	Written Confirmation by Engineer

The Contractor may require the Engineer to confirm in writing any decision, instruction or order of the Engineer, which is not in writing.  The Contractor shall make such request without undue delay and the Engineer shall so confirm in writing its decision, instruction or order without undue delay and in any event within 2 (two) working days of receipt of such request and if the Engineer fails to do so, the decision, instruction or order shall be of no effect

2.7	Exercise of Engineer's Discretion

Wherever by the Conditions the Engineer is required to exercise its discretion either:

a.	by giving its decision, opinion or consent; or;

b.	by expressing its satisfaction or approval; or;

c.	by determining the Contract Value; or;

d.	otherwise by taking action which may affect the rights and obligations of either of the Parties,

he shall exercise such discretion in good faith and in an impartial manner.

2.8	Termination of Engineer's Appointment

The Purchaser shall at any time be free to terminate the appointment of the Engineer and appoint a replacement.

3	Assignment and Sub-Contracting

3.1	Assignment

The Contractor shall not assign the benefit of the Contract in whole or in part or any of its obligations under the Contract.  A charge in favour of the Contractor's bankers of any moneys due under the Contract, or the subrogation of insurers to the Contractor's rights shall not be considered an assignment.

3.2	Sub-Contracting

The Contractor shall not sub-contract all or substantially whole of the Works.  The Contractor shall require prior written consent of the Purchaser (or Engineer if so delegated by the Purchaser) for the procurement of and specifications of any proprietary equipment and materials, save that no such consent shall be required for suppliers and sub-contractors who are named in the Contract or previously approved in the Contractor's Proposal.  Provided that the consent for the following two subcontractors is deemed to have been granted to the Contractor by the Purchaser;

a)	Oiltek, Malaysia for the technology, engineering and design of the Pretreatment Section; and;

b)	Axens for the Esterfip-H technology and basic engineering for the CTER Section.

Any such consent shall not relieve the Contractor from any liability or obligation under the Contract and the Contractor shall be responsible for all the acts, defaults and neglects of any sub-contractor (whether domestic or nominated), supplier, their sub-subcontractors, suppliers, agents, servants or workmen as fully as if they were the acts, defaults or neglects of the Contractor, its agents, servants or workmen.  All application for consent under this Clause shall be in writing and accompanied with the relevant details of the work to be subcontracted or the materials to be supplied, scope of work, labour force, schedule and company profile and track record of the proposed subcontractor and supplier.

3.3	Assignment by Purchaser

The Purchaser may at any time assign the Contract or any rights of the Purchaser thereunder to its affiliates or financiers provided that such assignment does not materially adversely affect the security or the timely payment of the Contract Price to the Contractor.  Such assignment shall not relieve the Contractor from any duty, obligation or responsibility under the Contract.

4	Contract Documents

4.1	Priority of Documents

The priority of the documents which form part of the Contract are as listed below and in the event of any discrepancy or inconsistency between the documents, a document higher on the list will prevail over a document lower on the list:

a.	the Articles of Agreement;

b.	the Conditions and all the appendices attached thereto;

c.	the Contractor's Proposal and Drawings;

d.	the SON;

4.2	Resolution of Ambiguity

Subject to Clause 4.1, the documents forming the Contract are to be taken as mutually explanatory of one another.  Any ambiguity, inconsistency, discrepancy or conflict may be reasonably explained and resolved by the Purchaser and the Purchaser may issue instructions resolving the ambiguity, inconsistency, discrepancy or conflict to the Contractor and the Contractor shall, at its own cost, comply with such instructions and shall not be entitled to any extension of Time for Completion under Clause 33.  The Contractor shall be entitled to dispute the Purchaser's instructions under this Clause.

5	Basis of Tender And Contract Price

5.1	Contractor to Have Satisfied Himself Fully

The Contractor shall be deemed to have thoroughly inspected and surveyed the Site and its surroundings (except as expressly provided in Clause 7.1) and to have satisfied himself fully as to the condition (including geological, climatic, underground and hydrological condition) of all circumstances affecting the Site (including any safety regulations applicable thereto), the extent and nature of the design, work, labour, materials and goods necessary for the completion of the Works, the means of communication with and access to and through the Site, the available methods of transporting the Plant and Contractor's Equipment to the Site and other matters necessary for performance of the Contract, and to have examined the Conditions, Contractor's Proposal and the SON together with such drawings, plans and information as may be annexed thereto or referred to therein.  The Contractor shall at its own expense be responsible for obtaining any other right of access, accommodation, land or facilities outside the Site as may be required by him or its workmen for the purpose of the Works under the Contract.

The Contractor shall be further deemed to have satisfied himself before agreeing with the Purchaser as to the correctness and sufficiency of the Contractor's Proposal and the Contract Price which shall (except insofar as it is otherwise expressly provided in the Contract) cover all its obligations under this Contract and all things necessary for the proper execution and completion of the Works and the remedying of any defects.  For the avoidance of doubt, the Contract Price shall include all ancillary and other works and expenditure, whether separately or specifically mentioned or described in this Contract or not, which are either indispensably necessary to carry out and bring to completion the works described in the Contract or which may contingently become necessary to overcome difficulties before completion.

5.2	Site Data

Without prejudice to its obligations under Clause 13, the Contractor shall be responsible for any misunderstanding or incorrect information howsoever obtained, including any information provided by the Purchaser or the Engineer, except for the SON, the correctness & accuracy of which shall be the Purchaser's responsibility.  Except for and subject to Clause 7.2, 27, 45 and 49, and the existence of hazardous materials or historical artefacts at the Site, no additional payment or adjustment to the Contract Price or extension of the Time for Completion shall be made on account of any conditions related to the Site, including without limitation underground conditions, hydrological, climatic, environmental or other physical conditions.

6	Confidentiality obligation of Purchaser and/or Engineer

Any and all designs, plans, specifications, processes and other engineering or technical information or data, including but not limited to the engineering design work relating to the Works, which is delivered to the Purchaser and/or the Engineer in connection with the Contract is confidential to the Contractor.  The Purchaser and/or the Engineer shall not and shall not permit any other party to use, transfer, assign, disclose, divulge or publish any such designs, plans, specifications, processes or other engineering or technical information or data to any third party for any reason or purpose without the Contractor's prior written consent (save insofar as may be necessary for the purposes of the Contract or for the performance of the Purchaser's or the Engineer's obligations under this Contract).  Provided, however, that the Purchaser and/or the Engineer shall have no obligation to maintain in confidence any information that it can demonstrate (a) is in public domain at the time of disclosure; or; (b) though originally confidential information, subsequently became part of the public domain through no fault of the Purchaser and/or the Engineer; or; (c) though originally confidential information, is rightfully received by the Purchaser and/or Engineer from a third party without obligations of confidence and that such third party was free to disclose this information as on the date of disclosure; or; (d) is in response to a court order or decree or is otherwise required by Law, provided that the Purchaser and/or the Engineer shall notify the Contractor, if practicable, prior to such disclosure and in no case more than 10 (ten) days after such disclosure.

7	Underground Works

7.1	Execution of Underground Works

The Contractor shall execute all the underground works required for the performance of the Works including any relocation, diversion, reinstatement and making good of any damage to pre-existing services or structures.  All such works as may be necessary or desirable shall be included in the Contract Price and the Programme.

7.2	Property of the Purchaser

All articles, materials or substances of value and structures and other remains or things of geological or archaeological interest discovered on the Site shall, as between the Purchaser and the Contractor, be deemed to be the absolute property of the Purchaser.  The Contractor shall take suitable precautions to prevent its workmen or any other persons from removing or damaging any such article or material, substance or thing and shall, immediately upon discovery thereof and before removal, acquaint the Engineer of such discovery and carry out the Engineer's instructions for dealing with the same.  The Contractor shall be permitted extension of the Programme and additional Cost as is reasonably required to carry out Engineer's instructions, and Clause 27 shall apply.

8	Progress Reports

8.1	Progress Reports

The Contractor shall supply to the Purchaser an activity report at the times and covering the periods and matters required therefore in the Programme.  The Contractor also shall provide to the Purchaser and the Engineer, promptly upon becoming aware thereof, a report describing the occurrence of any act or condition materially affecting the Works or its ability to perform its obligations under this Contract.

The Contractor shall within 5 (five) days of the end of each month, issue to the Purchaser and the Engineer monthly progress reports containing full details of the progress of all Works achieved including Milestones up to the end of such month and identifying any areas of delay or difficulty in a form to be required by the Engineer.

If there is an objection by the Engineer to any item contained in a monthly progress report, the Contractor shall amend the report to take into account such objection and resubmit the amended report after consultation with the Engineer.

9	Details - Confidential

9.1	Details - Confidential

The Contractor shall treat the details of the Contract and any information made available in relation thereto and all information concerning the design, construction and performance of the Works as confidential and shall not publish or disclose the same or any particulars thereof to any third party (save insofar as may be necessary for the purposes of the Contract), without the previous consent in writing of the Purchaser provided that nothing in this Clause shall prevent the publication or disclosure of any such information that has come within the public domain otherwise than by breach of this Clause.  The Contractor shall only divulge confidential information to those of the Contractor's employees as are directly involved or engaged for the purposes of the Contract and who need to know the same and will ensure that such employees are aware of and comply with these obligations as to confidentiality.  The Contractor shall ensure that its sub-contractors and/or suppliers are bound by the requirements of this Clause.  The provisions of this Clause 9 shall survive the termination of this Contract.

9.2	Exceptions

Nothing in this Clause shall prevent the communication of any information by the Contractor to its bankers and professional advisers or others to whom it is under a legally enforceable obligation to disclose the same.

10	Notices

10.1	Notices

Any notice to be given under the Contract shall be served by sending the same to the respective addresses of the Parties as set out in Appendix 2.

10.2	Instructions and Orders

All certificates, instructions and orders to be given by the Engineer or the Purchaser under the Contract shall be served by sending the same by registered post, cable, courier, telex or facsimile transmission to, or by leaving the same at, the Contractor's address as set out in the Articles of Agreement or such other address as the Contractor may give prior written notice of to the Engineer and Purchaser for that purpose.

10.3	Service of Notices

Any notice sent by telex, cable or facsimile transmission shall be deemed to have been served at the time of transmission.  A notice sent by post shall be deemed to have been served 5 (five) business days after posting.  A notice delivered personally or by courier shall be deemed to have been given at the time of delivery.

11	Purchaser's Obligations

11.1	Payment Obligations

The Purchaser shall make timely payments to the Contractor of all amounts due to the Contractor under this Contract in accordance with the terms and provisions of this Contract.

11.2	Purchaser's Engineer

The Purchaser shall designate a representative (the "Engineer") who shall be acquainted with the Project and shall have authority and responsibility to act on behalf of the Purchaser pursuant to Clause 2 hereof.

11.3	Purchaser's Input

The Purchaser represents that it has obtained the requisite rights to control over or use of the land areas comprising the Site which are required by the Contractor to carry out the Contractor's obligations under the Contract at the Site and the Purchaser shall make the Site available to the Contractor (but not for Contractor's exclusive use) on or before 15th August 2007.  If the Purchaser fails to give to the Contractor access to and possession of the Site on such date stated, the Engineer, as may be reasonable in all the circumstances, shall ascertain and certify the amount of any Cost incurred by the Contractor and any impact on the Programme as a result and such amount and impact shall be treated as a Variation according to Clause 27 and/or an extension of Time for Completion according to Clause 33 as applicable.

11.4	Not Used.

11.5	Not Used

11.6	Consent Support to Contractor

With respect to Contractor Consents and Other Construction Consents, the Purchaser shall provide support to the Contractor, which support shall include: (a) attendance at meetings with the Contractor and third parties designated by the Contractor, (b) assistance in preparation of responses to inquiries by Governmental Instrumentality, (c) assistance in presentations at hearings of Governmental Instrumentality, (d) provision of all necessary information and documents required by Contractor in connection with obtaining any Contractor Consents or other Construction Consents and, (c) such other services as Contractor may reasonably request from time to time.  If the Purchaser at any time becomes aware of any applicable Consent that the Purchaser or the Contractor is required or recommended to obtain and that is of the type other than Other Construction Consents and Contractor Consents, respectively, the Purchaser shall promptly give notice thereof to Contractor.

11.7	Purchaser's Operating Personnel

The Purchaser or its designee shall provide appropriate operators and maintenance personnel with sufficient knowledge and experience for the normal, day-to-day, in-service operation and maintenance of the Biodiesel Project, to assist Contractor by performing normal operating and maintenance duties during the commissioning and Start-up of the Project Sections and the performance of the Tests on Completion.  Said Purchaser's personnel will be available to Contractor for such purposes, as needed, until Final Performance Acceptance.  Purchaser's personnel shall not be substitutes for, replacements of, or alternates to Contractor having a work force in sufficient numbers and with all skills necessary or desirable to achieve the Commercial Operation Date.  Contractor shall be responsible for the direct supervision with respect to operational matters of the Purchaser's operating and maintenance personnel during the commissioning, start-up, testing and operation of the Project until the Final Performance Acceptance or the earlier takeover and use of the Project by the Purchaser.  The provision of personnel by the Purchaser or its designee pursuant to this Clause 11.7 shall not relieve Contractor of any of its obligations or liabilities hereunder.

11.8	The Purchaser to Arrange Feedstock

The Purchaser shall at its own cost arrange for the feedstock and consumables specified in the performance feedstock specifications set forth in Appendix 13 hereto to be delivered to the Biodiesel Project in reasonable and sufficient quantity in order to enable Contractor to perform start-up, commissioning and testing of the Biodiesel Project in accordance with the terms of this Contract and achieve the Final Performance Acceptance, provided that Contractor shall have given written notice to the Purchaser of the need for such feedstock at least 45 (forty five) days prior to the scheduled start-up if such scheduled date has been delayed from the date set forth in the original Programme.  If such scheduled start-up date will occur earlier than originally scheduled, Contractor shall provide written notice of the need for such feedstock to the Purchaser at least 45 (forty five) days prior to the start-up date and the Purchaser will use its reasonable efforts to provide such feedstock and consumables earlier than scheduled.  Notwithstanding the foregoing, any feedstock and consumables provided by the Purchaser under this Clause 11.8 in connection with the repetition of any Test on Completion (in excess of three retests) after the achievement of Final Performance Acceptance to demonstrate the Final Performance Acceptance, to the extent such repetition of any Test on Completion is required for any reason attributable to Contractor, shall be provided by the Purchaser at the expense of Contractor to the extent the Purchaser cannot recover the cost of such feedstock by sale of Biodiesel and/or Glycerin produced.  Contractor shall reimburse the Purchaser for any such unrecoverable costs of any such excess feedstock and consumables for such tests within 14 (fourteen) days after receipt of Purchaser's invoice therefor, along with all supporting documentation, failing which the Purchaser shall be entitled to set off or deduct such costs from monies due or to become due to the Contractor under the Contract.

11.9	Not Used

11.10	Not Used

11.11	Purchaser's Tax Obligations

Subject to Clause 11.11.1 and clause 13.14, the Purchaser shall be responsible for and pay all Malaysian customs duties, excise taxes and sales taxes.  The Purchaser shall make timely, direct payment to the relevant Governmental Instrumentality of such taxes and duties or provide such assessed amounts in advance to the Contractor to enable timely payment of such taxes and duties.  The Purchaser and the Contractor shall cooperate to ensure the proper assessment of all such taxes and assessments.  The Contractor shall submit to the Purchaser in good time such details of all plant and equipment incorporated in the Works / Biodiesel Project as will enable the Purchaser to obtain all necessary import permit or licences as well as any tax exemptions on items that shall be used for the Works.  The Purchaser and the Contractor shall cooperate to facilitate importation and customs clearance formalities.

11.11.1	Specific Tax Exceptions

The Purchaser shall not be obliged to pay the relevant Governmental Instrumentality in the following instances:

(a)
Malaysian custom duties, excise tax, works contract tax or service tax entry tax, and service tax assessed in relation to temporary works, the replacement of any rejected material or equipment, or the Contractor's equipment which is not to be incorporated in the Biodiesel Project or Works (which shall be paid directly by the Contractor);

(b)
any fine, penalty, confiscation charges or other charges in consequence of mis-declaration or for wrong description by the Contractor or for any other non-compliance by the Contractor with any applicable Law.

11.12	Security by The Purchaser

After Final Performance Acceptance of the Biodiesel Project or the earlier take over and use of the Plant by the Purchaser, the Purchaser shall supply such security and take such steps to secure and protect such Biodiesel Project from loss, damage or destruction as the Purchaser shall reasonably deem necessary and prudent.  Purchaser shall coordinate any such security measures with the Contractor's security plan required to be provided by the Contractor up to Final Performance Acceptance, and the Purchaser shall cooperate with the Contractor in the implementation of any such security measures for the Biodiesel Project.

11.13	Purchaser's Labour Relations

The Purchaser shall be responsible for all labour relation matters relating to the services being performed by the Purchaser and the Purchaser's other contractors on the Site and shall at all times comply with all applicable employment laws and labour welfare legislation.

11.14	Disposal of Hazardous Material

The Purchaser shall remove, transport and dispose of or cause the removal, transportation and disposal of any hazardous material transported into the Site by the Purchaser or the Purchaser's other suppliers and other contractors, pre-existing or created, used or handled by the Purchaser or the Purchaser's other suppliers and contractors on the Site.  The Purchaser shall notify the Contractor immediately upon the discovery of the presence of any hazardous material on, or the release of hazardous material on or from, the Site.  The removal, transportation and disposal of such hazardous materials shall be conducted in accordance with all applicable Laws and applicable Consents.

11.15	Purchaser Input

The Purchaser shall provide the facilities, components and services to be provided by the Purchaser in a timely manner.

11.16	Purchaser's Representations and Warranties

The Purchaser represents and warrants to Contractor that;

11.16.1
The Purchaser is a company organized, validly existing and in good standing under the laws of Malaysia and that the execution, delivery and performance of this Contract have been duly authorized by all requisite corporate action and will not violate any provision of any Governmental Instrumentality, rule, regulation, statute or ordinance, or violate any provision of its charter or bylaws or any indenture, contract or instrument to which it is a party or by which it or its property may be bound or affected.

11.16.2
The Purchaser is not in violation of any applicable Law, or any other law, statute, order, rule or regulation promulgated, or judgment entered, by any national, state or local Governmental Instrumentality, that, for either an individual violation or for a number of violations, in the aggregate, would adversely affect its ability to perform its obligations under this Contract.

11.16.3
The Purchaser is, or will be, the holder of all national, state, local or other applicable Consents required to conduct its business.  The Site is leased by the Purchaser.  Purchaser has obtained, or has no reason to expect that it will not in due course and without undue delay (subject to Force Majeure Events) obtain, all the Purchaser consents (other than the Contractor's Consents and the Other Construction Consents).

11.16.4
The Purchaser has obtained, or has no reason to expect that it will not in due course and without undue delay (subject to Force Majeure Events) obtain, all of the approvals, certificates, Consents and licences with respect to any Governmental Instrumentality, or any department or agency thereof, necessary, required or appropriate in connection with procurement of the Biodiesel Project on the Site.

11.16.5
The Purchaser further warrants that it will notify the Contractor if at any time prior to Final Performance Acceptance any of the foregoing representations and warranties ceases to be accurate and complete in any material respect.

11.16.6	The Purchaser has had the opportunity to consult legal counsel and will observe the laws of any applicable jurisdiction that may be pertinent to the Purchaser's performance hereunder.

12	Specific Indemnification

12.1
The Contractor shall fully indemnify, save harmless and defend the Purchaser from and against any and all damages in favor of any third parties (including, without limitation, Purchaser's shareholders, each of their subsidiaries, and the directors, officers, agents and employees of each of them) with respect to (a) failure of the Contractor or its agents to comply with the Law and Consents, (b) failure of the Contractor or its agents to make payments of taxes relating to the Contractor's income or other taxes required to be paid by the Contractor pursuant to this Contract without reimbursement or compensation hereunder or (c) any hazardous or toxic materials the Contractor or its agents have at any time brought on and caused the release thereof from the Site.  Purchaser shall fully indemnify, save harmless and defend the Contractor from and against any and all damages in favor of any third parties (including, without limitation, its shareholders and subsidiaries, and the directors, officers, agents and employees of each of them) with respect to (a) failure of the Purchaser or any of its agents to comply with Law and Consents, (b) failure of Purchaser or its agents to make timely payments of taxes relating to the Purchaser's income or other taxes required to be paid by the Purchaser hereunder, and (c) any hazardous or toxic materials the Purchaser, or any of its other agents have brought on and caused the release thereof from the Site or any other hazardous or toxic materials found on or under the Site.

13	Contractor's Obligations

13.1	Works to be Performed

Except as otherwise expressly set forth in this Contract, the Contractor shall perform or cause to be performed all the Works, on a fixed price lumpsum basis in accordance with the provisions of this Contract including:

(i)	all engineering, design, procurement and manufacturing required for a completely engineered Biodiesel Project;

(ii)	Transportation of plant & equipment up to Site, port of entry clearance and handling works in Malaysia required in connection with the completion of the Biodiesel Project;

(iii)
construction infrastructure works, civil and structural construction, mechanical and electrical erection and installation works and commissioning, start-up and testing of the Biodiesel Project, including obtaining the relevant licensing and Consents,

(iv)
provision of all necessary labour, construction fuels, chemicals, utilities, tools, Contractor's Equipment, supplies and other consumables and works (other than materials, equipment and supplies provided by Purchaser's suppliers or Purchaser all as outlined in Clause 11.8); and;

(v)	making good any defects or deficiencies in the Works in accordance with the obligations of the Contractor pursuant to Clause 36 hereof.

The Contractor shall be responsible for completing the Works and achieving the Final Performance Acceptance by the agreed Time for Completion and demonstrating the capability of the Biodiesel Project to achieve the Performance Guarantees failing which the Contractor shall be liable for and pay to the Purchaser applicable liquidated damages for delay and performance shortfall pursuant to Clause 34 and 35, as the case may be.

13.2	Contractor to Provide all Labour and Personnel

The Contractor shall provide all labour and personnel required in connection with the Works including without limitation:

(a)	professional engineers licensed in accordance with any applicable licensing requirements in Malaysia;

(b)
a project construction manager and structural, mechanical, electrical, instrumentation and control, civil, construction, start-up and training supervisors, provided that at least two of the seniormost personnel have had have had oil refining or processing plant experience and all others have had relevant plan experience and all of whom shall be reasonably proficient in the English language;

(c)
a project manager or other engineer who shall be fully acquainted with the Project, shall be proficient in the English language and shall have the authority to administer this Contract on behalf of the Contractor;

(d)	quality assurance personnel; and;

(e)	all field construction labour, craftsmen and technicians.

Upon Purchaser's request, the Contractor shall provide Purchaser with the resumes of any key personnel employed in connection with the Project.  The Contractor represents that these selected key personnel shall be permanently assigned to the performance of the Works so long as they remain in the employment of the Contractor.  Any replacement of these selected key personnel shall be made with people of equivalent or better qualifications and experience and the resumes of such personnel shall be provided to the Purchaser for prior written approval.

13.3	Contractor's Consents and Other Construction Consents

The Contractor shall at its own costs obtain and maintain in effect all applicable Consents required in connection with the Contractor's performance of its obligations hereunder (collectively, "Contractor Consents"), including without limitation (a) licences, permits and registrations to do business and undertake construction works in the jurisdictions where the Works are to be performed (including making the necessary payment for the requisite levy pursuant to the Construction Industry Development Board Act 1994), (b) Consents required to be obtained with respect to the Works and (c) Consents necessary to move, transport and deliver construction and other types of equipment and materials to and from the Biodiesel Project Site.  The Contractor shall also at its own costs obtain in the name of the Purchaser at the appropriate stage of construction those applicable Consents required to be obtained in the Purchaser's name in connection with the completion of the Biodiesel Project (collectively, "Other Construction Consents").

13.3.1
If the Contractor at any time becomes aware, whether as a result of notice from the Purchaser or otherwise, of any applicable the Contractor's Consent that the Contractor is required or recommended to obtain, the Contractor shall promptly give notice thereof to the Purchaser and the Contractor shall be responsible for obtaining such applicable Consent at the Contractor's cost, provided that if the need for such applicable Consent arises from a Change in Law, then provisions of Clause 27 shall apply.

13.3.2
If the Contractor at any time becomes aware, whether as a result of notice from the Purchaser or otherwise, of any applicable Other Construction Consents that the Purchaser is required or recommended to obtain, the Contractor shall promptly give notice thereof to the Purchaser and the Contractor shall be responsible for obtaining such applicable Consent at the Contractor's cost.  If the need for such applicable Consent arises from a Change in Law, then provisions of Clause 27 shall apply.

13.3.3
With respect to the Purchaser Consents, the Contractor shall provide support to the Purchaser, which support shall include: (a) attendance at meetings with the Purchaser and third Parties designated by the Purchaser, (b) assistance in preparation of response to inquiries by Governmental Instrumentality, (c) assistance in presentations at hearings of Governmental Instrumentality, (d) provision of all reasonably available information and documents required by the Purchaser in connection with obtaining any the Purchaser Consents and (e) such other assistance as the Purchaser may reasonably request from time to time.  With respect to Other Construction Consents, the Contractor shall assume primary responsibility for obtaining all such Other Construction Consents notwithstanding that such Other Construction Consents shall be obtained in the Purchaser's name.  Such primary responsibility shall include: (a) overall coordination of such Consenting requirements, (b) preparation of responses to inquiries by Governmental Instrumentality.  The Contractor shall keep the Purchaser advised of the status of pending applications for Other Construction Consents and shall promptly notify the Purchaser if the Contractor is experiencing any delay or difficulty in obtaining any Other Construction Consent.  If the Contractor at any time becomes aware of any applicable Other Construction Consent that the Purchaser is required or recommended to obtain, the Contractor shall promptly give notice thereof to the Purchaser.

13.4	Contractor's Quality Assurance

The Contractor shall perform all inspection, expediting and quality surveillance as are required for performance of the Works in accordance with the Contract.  The Contractor's responsibilities under this Clause 13.4 shall include inspecting and testing all materials and equipment that comprise or will comprise the Biodiesel Project or that are to be used in performance of the Works, including the start-up and testing of the Biodiesel Project.  The Contractor shall perform such detailed inspection and testing of all work in progress at intervals appropriate to the stage of construction or fabrication as is necessary to ensure that such work is proceeding in accordance with this Contract and to protect the Purchaser against defects and deficiencies in such work.  On the basis of such inspections and testing, the Contractor shall keep the Purchaser regularly informed of the progress and quality of all work and shall provide to the Purchaser reports of any material deficiencies revealed through such inspections and tests and of measures proposed by the Contractor to remedy such material deficiencies.  The Purchaser or the Engineer shall have the option, at the Purchaser's expense, of being present at all such inspections and tests.  The Contractor shall give adequate notice in writing to the Engineer and the Purchaser whenever any work is ready for inspection and testing.  In the event that the progress and quality of the work is not proceeding in accordance with this Contract, the Purchaser or the Engineer shall be entitled to issue instructions to the Contractor or any Subcontractor for the purpose of remedying such deficiencies, and in case of quality, if the Contractor fails to do so, the Purchaser may reject any equipment and in that situation, the Contractor shall make good such rejection either by replacement or re-execution of such of these works.  The Purchaser shall have the right to re-inspect any equipment though previously inspected / approved at the Contractor's premises before and after the same are erected at Site.  No test or inspection performed or verified or failed to be performed or verified by the Purchaser or the Engineer hereunder shall be a waiver of any of the Contractor's obligations hereunder or be construed as an approval or acceptance of any of the Works hereunder.

The Contractor shall when instructed by the Engineer or the Purchaser expose any part of the Works, open up for inspection any work covered up, or arrange for or carry out any test of any equipment, materials or goods (whether or not already incorporated into the Works) or of any executed work which the Engineer or the Purchaser may in writing require and the cost of such opening up or testing (together with the cost of reinstating and making good in consequence thereof) shall be added to the Contract Price unless provided for in this Contract or unless the inspection or test shows that the equipment, materials, goods or work are not in accordance with this Contract in which case the Contractor shall bear the cost described herein.

13.5	Contractor to Arrange Storage

The Contractor shall warehouse or otherwise provide appropriate storage (in accordance with manufacturers' recommendations and the Site conditions) for all materials, supplies and equipment required for performance of the Works, and shall provide for the procurement or disposal of, as appropriate, all soil, gravel and similar materials required for performance of the Works.  All equipment shall be labelled with permanently affixed durable nameplates, which shall include the manufacturers name, equipment model number, equipment serial number and appropriate design parameters.  In the event any such equipment is damaged, lost, stolen, destroyed or otherwise impaired while in storage, the Contractor shall restore or replace such materials and equipment affected, subject to Clause 43.

13.6	Contractor to furnish Performance Bond

The Contractor shall deposit with the Purchaser, the Performance Bond within 20 (twenty) days after the Execution Date.  The Performance Bond shall be furnished by the Contractor, at its own cost, to guarantee the due, faithful and complete performance of this Contract and the observance by the Contractor of all stipulations, conditions and obligations on the part of the Contractor herein contained.

The Performance Bond shall remain valid and effective until Final Performance Acceptance.  Where the validity period of the Performance Bond delivered to the Purchaser pursuant to this Clause shall expire prior to the date of Final Performance Acceptance, the Contractor shall renew and/or extend the validity period of the Performance Bond as and when necessary to ensure that the Performance Bond remains valid and enforceable until the date of Final Performance Acceptance.

If the Performance Bond is not duly furnished by the Contractor to the Purchaser within 20 (twenty) days after the Execution Date, the Purchaser may at its option, without prejudice to any rights or claims it may have against the Contractor, within seven (7) days after the expiry of the said 20 (twenty) day period, terminate this Contract forthwith by notice in writing to the Contractor.  The Purchaser shall thereupon not be liable for any claim or demand from the Contractor in respect of anything then already done or furnished or in respect of any other matter whatsoever in connection with this Contract and the Purchaser shall be entitled to be repaid by the Contractor the Deposit and all expenses incurred by the Purchaser incidental to the obtaining of new tenders in respect of the Works.

Should the Contractor fail to provide the Performance Bond in accordance with any provisions of this Clause 13.6 or the Performance Bond cease to be in force or effect at any time prior to Final Performance Acceptance, then, without prejudice to any other rights the Purchaser may possess, the Purchaser may deduct sums from any monies due or to become due to the Contractor under this Contract up to a total sum equivalent to the amount required to be guaranteed by the Performance Bond.  The Purchaser may retain or withhold such sums until such time that a Performance Bond for the remaining period or requisite amount is provided or the Performance Bond is no longer required under the provisions of the Contract.

13.7	Contractor to Perform Tests on Completion

The Contractor shall perform, and re-perform if necessary, the Tests on Completion in accordance with the provisions of the Contract in order to demonstrate achievement of Final Performance Acceptance and the Performance Guarantees.

13.8	Start-up and Commissioning

The Works shall include the commissioning of components, calibration of controls and equipment, tuning, start-up and initial operation of the Biodiesel Project and each portion thereof, all function and verification tests, and all other commissioning, start-up and initial operation functions pertaining to the Biodiesel Project, prior to Final Performance Acceptance of the Biodiesel Project.

13.9	Contractor's Obligation to Provide first Fill of Consumables

During construction, testing and commissioning of the Biodiesel Project, the Contractor shall arrange and pay for the first fill of all lubricants, chemicals and other consumables relating to machineries and equipment necessary to enable the Contractor to perform the Works.  The Contractor shall be responsible for the cost of all spare parts used by the Contractor or any subcontractor prior to Final Performance Acceptance of the Biodiesel Project provided that the Purchaser shall purchase at its own cost, not later than Mechanical Completion, the spare parts as recommended by the Contractor.

13.10	Training

At an appropriate time prior to commissioning and start-up operations, the Contractor shall at its own costs train the Purchaser's and its designee's personnel in the operation and maintenance of the Biodiesel Project, including classroom, on-the-job and safety training.  Such training shall be designed to offer instruction and training to personnel with a reasonable level of experience in oleochemical plant operations and shall be of such quality so as to provide the Purchaser's or its designee's operation and maintenance personnel with a working understanding of operational and maintenance aspects of the Biodiesel Project.  The Contractor shall provide copies of appropriate manuals and other written or electronic materials as part of the training program, all of which materials shall be in the English language.  All training personnel of the Contractor shall be fluent in English language.

Purchaser and Contractor recognise that certain subcontractors (including Oiltek and Axens) and suppliers of equipment to the Contractor have offered or may offer certain training programs as part of their supply to the Contractor.  The Contractor shall arrange to provide access to and full benefit of such training to the personnel of the Purchaser and provide to the Purchaser all such training manuals and materials provided by such subcontractors and/or suppliers.  Provided that in relation to the training for the CTER Section designed by Axens, the training shall be provided as and to the extent of the training provided in accordance with the TTA.

13.11	Access to the Purchaser and its Designees

The Contractor shall provide the Purchaser and its designees with reasonable access at the Site and at Contractor's Site office at all times upon reasonable prior notice and use its best efforts to arrange for Purchaser's (and its designees') reasonable access to the engineering and fabrication premises of all Subcontractors, including access to design and construction drawings, sufficient to allow the Purchaser (or its designees) to inspect work being performed and to monitor compliance by the Contractor and the Subcontractors with the terms hereof.

13.12	Cleanliness

The Contractor shall keep the Site reasonably clean and otherwise free from accumulation of waste materials, rubbish and other debris resulting from performance of the Works.  The Contractor's labour camp and housing colony shall be maintained to acceptable local standards of hygiene and shall be kept reasonably free of debris, litter and malodor.  On or before the last of the Final Performance Acceptance, the Contractor shall remove from the Site area all petroleum, waste materials, rubbish and other debris, as well as all tools, construction equipment, machinery and surplus material to which Purchaser does not hold title, and shall leave the Site area in a neat, clean and usable condition.  The Contractor shall remove, transport and dispose of any hazardous material transported into the Site by the Contractor or any Subcontractor, or created, used or handled as part of the Contractor's or any Subcontractor's construction activities at the Site.  The Contractor shall notify Purchaser immediately upon the discovery of the presence of any hazardous material on, or the release of hazardous material on or from, the Site.  All cleanup and disposal activities of the Contractor (including, without limitation, the transportation and disposal of any hazardous materials taken from the Biodiesel Project Site) shall be conducted in accordance with all applicable Laws and applicable Consents.

13.13	Scheduling

Within 30 (thirty) days after the Commencement Date, the Contractor shall deliver to Purchaser a computer based bar chart (the "Detailed Schedule"), supplementing the Programme as in Appendix 4.  The Detailed Schedule shall be updated monthly or as otherwise directed by the Purchaser, and the Contractor shall provide such updates to Purchaser with the monthly progress report or as otherwise required by the Purchaser.  The monthly progress reports together with the Detailed Schedule shall be provided to the Purchaser within 5 (five) days after the end of each calendar month.

13.14	Contractor's Obligation to Pay Taxes

Save for the taxes to be paid by the Purchaser as defined in Clause 11.11 hereunder, the Contractor shall pay all applicable taxes on the supplies and services performed hereunder including all excise duties, concessional sales tax, service tax, value added tax or state sales tax on construction materials and other taxes and contributions imposed by any taxing authority upon the works or labour provided hereunder, as well as taxes measured by the Contractor's receipts including corporate taxes, personnel taxes, and any withholding taxes on payments to the Contractor's personnel, subcontractors or agents hereunder.  The Contractor shall furnish to the appropriate taxing authorities all required information and reports in connection with such taxes, levies and assessments and, if reasonably requested by Purchaser, promptly furnish copies of all such information and reports to the Purchaser.  The Contractor shall provide such information in a timely manner as the Purchaser shall require to compute and pay all duties, taxes, levies and assessments for which the Purchaser is responsible hereunder.

13.15	Security Arrangements by the Contractor

The Contractor shall provide a method, which shall be subject to the reasonable approval of Purchaser, of checking the employees of the Contractor, its Subcontractors and the Purchaser's suppliers and contractors in and out of the areas in which the Works are to be performed hereunder.  The Contractor shall be responsible for the security of the Biodiesel Project and the Site at all times while the Works are being performed up to the date of final Taking Over.  The Contractor shall coordinate such security with the Purchaser's obligations pursuant to Clause 11.

13.16	Protection of Property

The Contractor shall be responsible to protect any and all parallel, converging and intersecting electric lines and poles, telephone lines and poles, highways, bridges, waterways, railroads, sewer lines, drainage ditches, culverts, fences, walls, and any and all physical property of others from damage as a result of its performance of the Works.  Without limiting the generality of the foregoing, the Contractor shall maintain the access road to the Site and all roads within the Site required by the Contractor in good repair.

13.17	Protection of Property by Sub-Contractors

The Contractor shall provide, and shall ensure that its Subcontractors provide, proper and ample protection from damage or loss to the Biodiesel Project, the Site, materials, construction equipment and tools during its performance of the Works.

13.18	Royalties and Licence Fees

The Contractor shall pay all required royalties and licence fees with respect to proprietary rights, intellectual property licences, trademarks, and copyrights and shall procure, as required, the appropriate proprietary rights, intellectual property licences, trademarks, and copyrights for materials, methods, processes and systems of the Works.  The Contractor shall not incorporate into the Biodiesel Project any materials, methods, processes or systems that involve the use of any confidential information, intellectual property or proprietary rights that the Purchaser does not have the right to use or that may result in claims or suits against the Purchaser or Contractor arising out of claims of infringement of any domestic or foreign patent rights, copyrights, trademarks or other proprietary rights, or applications for any such rights, or use of confidential information.

13.19	Contractor's Labour Relations

The Contractor shall be responsible for all labour relations matters relating to the Works and shall at all times use its best efforts to maintain harmony among the personnel employed in connection with the Works and shall enter into all necessary labour contracts with such personnel.  The Contractor shall at all times comply with all applicable employment laws and labour welfare legislation, and use its best efforts and judgment as an experienced contractor to respect local customs and practices, and adopt and implement policies and practices to avoid work stoppages, slowdowns, disputes, strikes and lockouts.

13.20	Contractor's Obligation to Co-operate

The Contractor shall cooperate with the Purchaser and other contractors of the Purchaser to coordinate Contractor's Works with the work and works of such other contractors and shall in particular consult, liaise, co-operate and work in harmony with those responsible for carrying out such other works in connection with the Works, including the preparation of joint programmes, method statements, co-ordination drawings and specifications.

13.21	Contractor's Standards of Performance

Without limiting any other provision of this Contract,

(a)
The Contractor shall perform the Works hereunder in accordance with the standards of professional care, skill, diligence and competence generally accepted in the refining and Biodiesel industry applicable to engineering and construction and project management practices, all applicable Laws, all applicable Consents, Good Manufacturing Practice;

(b)	the Biodiesel Project shall be constructed and erected in (i) a good workmanlike manner and (ii) in accordance with the Annexure (b) and (c) to the Articles of Agreement; and;

(c)
The Contractor shall perform the Works such that the Works are sufficient and fit for purpose intended, shall meet the Performance Guarantees (or otherwise, the Minimum Acceptable Performance Criteria) and the use thereof by the Purchaser shall not cause it to be in violation of rules and regulations thereunder and that the Works shall be fully operational and be fit for purpose.

13.22	Contractor to Comply with Law and Consents

The Contractor shall comply with and shall cause the Biodiesel Project and all components thereof (including, without limitation, the design, engineering, construction and operation of the Biodiesel Project) to comply, be capable of complying, with all applicable Laws and applicable Consents as they may be in effect from time to time during the Contractor's performance hereunder up to the date of Final Performance Acceptance of the Biodiesel Project (and thereafter upon mutual agreement on terms and conditions).  The foregoing obligation being without prejudice to the Contractor's right to a Variation for any Change in Law or change in Consent.

13.23	Contractor's Health and Safety Programme

The Contractor shall implement and administer a safety and health program for the Biodiesel Project which shall include: (a) development of a project safety manual establishing the Contractor and its Subcontractor safety guidelines; (b) conducting periodic safety meetings with its Subcontractors, (c) development, implementation and enforcement of procedures for advising Subcontractors of, and correction of, safety violations and deficiencies; and (d) taking of all other actions necessary to provide a safe work environment in accordance with applicable Laws and applicable Consents.

13.24	Contractor's Insurance Obligations

The Contractor shall at its expense take out and maintain in effect, or cause to be taken out and maintain in effect during the performance of the Contract, the Contractor's insurances set forth in Clause 47.  Provided, however, that at the option of the Purchaser, to be exercised within 30 (thirty) days of the Execution Date, the Purchaser may opt for taking out and maintaining in effect or cause to be taken out or maintain in effect, the Contractor's insurance along with the Purchaser's insurance and in such an event, the premium payable for the Contractor's insurance shall be deducted from the Contract Price by effecting a reduction in Part C Price.

The Contractor shall extend to the Purchaser the benefit of the insurance cover under the Professional Indemnity Cover obtained by itself and/or its subcontractors for engineering and/or design of the Works and that such Professional Indemnity Cover shall be for a minimum assured amount of the equivalent of US$ 1 million (United States Dollars One Million Only).

13.25	Contractor's Representations and Warranties

The Contractor represents and warrants that:

13.25.1
The Contractor is a company duly organized, validly existing and in good standing under the laws of Malaysia and the execution, delivery and performance of this Contract have been duly authorized by all requisite corporate action and will not violate any material provision of any Governmental Instrumentality, rule, regulation, statute or ordinance, or violate any provision of its charter or bylaws or any indenture, contract or instrument to which it is a party or by which it or its property may be bound or affected.

13.25.2
The Contractor is not in violation of any applicable Law, or any other law, statute, order, rule or regulation promulgated, or judgment entered by any national, state or local Governmental Instrumentality that for either an individual violation or for a number of violations in the aggregate, would adversely affect its ability to perform its obligations under this Contract.

13.25.3	The Contractor is, or will be, the holder of all national, state, local or other applicable Consents required to conduct its business.

13.25.4
The Contractor (a) has examined this Contract thoroughly and has had an opportunity to review it with legal counsel and become familiar with its terms; (b) by itself and through its Subcontractors, possesses the full and proper resources, experience, capabilities and qualifications to perform the Works including the requisite knowledge of and experience of the relevant legal, regulatory and labour laws in Malaysia; and (c) has had the opportunity to inspect the Site and to ascertain the location of the Works, the availability of facilities, the location and character of existing or adjacent structures.  The Contractor asserts that it is experienced in the engineering, design, fabrication and construction of electricity generating facilities similar to the Biodiesel Project.

13.25.5
The Contractor has obtained, or has no reason to expect that it will not in due course and without undue delay (subject to Force Majeure) obtain, all of the Contractor's Consents and Other Construction Consents.

13.25.6
The Contractor further warrants that it will notify the Purchaser if at any time prior to Final Performance Acceptance any of the foregoing representations and warranties ceases to be accurate and complete in any material respect.

13.25.7
The Contractor has had the opportunity to consult legal counsel and will observe the laws of any applicable jurisdiction that may be pertinent to engineering, design, construction and commissioning and assembly of the Biodiesel Project.

14	Programme

14.1	Programme

Within 1 (one) month of the Execution Date, the Contractor shall submit to the Engineer a more detailed programme for execution of the Works provided that such detailed programme shall not have a delay in any Milestone as per the original Programme.  Within 14 (fourteen) days thereafter, such detailed programme shall be discussed and agreed (after any suitable modifications deemed necessary) between the Contractor and the Engineer and shall replace the original programme provided in Appendix 4 and shall be deemed to be the Programme thereafter.

The Contractor shall execute the Works in accordance with the order and procedure set out in and (subject to Clause 33) the dates shown upon the Programme and the Payment Schedule.  The Programmes and the Payment Schedule shall not be altered or amended without the Purchaser's prior consent, which, shall not be unreasonably withheld.

The Contractor shall adhere to the order of procedure and method stated therein unless the Contractor obtains the written consent of the Engineer to vary such order or method.

14.2	Revision of Programme

The Purchaser will notify the Contractor if the rate of progress of the Works or any part thereof is too slow to meet the Time for Completion and that the slowdown in the rate of progress is not due to a circumstance for which the Contractor is entitled to an extension of time under Clause 33.1.

Following receipt of such a notice the Contractor shall take such steps as may be necessary and as the Purchaser may approve to remedy or mitigate the likely delay, including revision of the Programme and the Payment Schedule and/or carrying the Works at night or on public holidays.  The Contractor shall not be entitled to any additional payment for taking such steps.

The provisions of this Clause 14 shall be without prejudice to Clause 34.

14.3	Co-operation with other contractors

The Contractor acknowledges that the Purchaser will have other works, including works at the Site or adjacent thereto, carried out by other contractors employed by the Purchaser concurrently with the Works and that it is of paramount importance that all works thereon are fully and completely coordinated in view of their concurrent and sequential nature.  The Purchaser shall provide to the Contractor at least 14 (fourteen) days' prior notice of the commencement of works to be done by other contractors.  The Contractor shall liaise with and cooperate fully with these other contractors for the construction, commissioning and testing of the Biodiesel Project so as to facilitate the coordination by the Engineer with such contractors.  The Contractor shall, to the extent the Contractor's schedule is not adversely impacted, provide to the Engineer for the purpose of coordinating with the other contractors at least 30 (thirty) days prior notice of the commencement of commissioning and validation work.  The Contractor shall cooperate fully with the other contractors and the Purchaser in all such aspects.

15	Design Documentation

15.1	Design Documentation Discrepancies

Where there is any ambiguity, discrepancy or conflict within the Contractor's Proposal, the Contractor shall inform the Engineer in writing of its proposed amendment to remove the discrepancy and the Engineer shall resolve such ambiguity, discrepancy or conflict or otherwise may accept the Contractor's proposed amendment and the Contractor shall be obliged to comply with the decision or acceptance by the Engineer without any Cost to the Purchaser nor any delay to the completion of the Works.

15.2	Design Documentation for Approval

(a)	The Contractor shall design the Works and prepare the Design Documentation in accordance with the SON and Contractor's Proposal. The Contractor shall submit to the Engineer for approval:

(i)	in good time, such Design Documentation as may be needed for approval;

(ii)
during the progress of the Works within such reasonable times as the Engineer may require such drawings of the general arrangement and details of the Works as may be specified in the Contract or as the Engineer may reasonably require.

(b)
The Engineer shall signify its approval or disapproval thereof.  If it fails to do so within 10 (ten) Business Days of its receipt thereof (or such extended period), the Design Documentation shall be deemed to have been approved unless the Engineer notifies the Purchaser that it will require additional time to make its decision or comment on the Design Documentation, in which case, the Engineer shall be entitled to a further period of 7 (seven) days from the date of such notification to decide and comment on the Design Documentation.

(c)	Approved drawings, samples and models shall be signed or otherwise identified by the Engineer.

(d)
Design Documentation, which the Engineer disapproves shall be modified to comply with its comments and requirements and re-submitted for its approval without delay which in any event shall be no later than 7 (seven) days from the Contractor's receipt of the Engineer's comments and requirements.  The provisions of Clause 15.2(b) shall apply in relation to the re-submission of such modified Design Documentation.

15.3	Design Documentation for Information

The Contractor shall submit to the Engineer for information;

(a)	in good time such Design Documentation as may be called for information; and;

(b)	such further Design Documentation as the Purchaser or the Engineer consider reasonably necessary from time to time to explain or amplify the Contractor's Proposal;

15.4	Works to be in Accordance with Approved Design Documentation

The Works shall be manufactured, constructed, carried out and completed strictly in accordance with the Design Documentation approved by the Engineer and submitted for the Engineer's information.  The Contractor shall not depart from such Design Documentation except as provided in Clause 27.

The Contractor shall assume all liabilities and responsibilities for the design in respect of the Works, in particular the functional adequacy, compliance with all relevant statutory and authorities' requirements, structural integrity and safety and any defect or inadequacy in the design. No:

(i)	failure to notify the Contractor that any of the Design Documentation is not acceptable;

(ii)	examination or lack of examination of the Design Documentation; and/or

(iii)	comment, opinion or approval expressed in respect of the Design Documentation or otherwise in respect of the Works or lack of comment, opinion or approval in regard thereto,

by the Engineer, the Purchaser or its consultants, shall in any respect relieve or absolve the Contractor from any obligations or liability under or in connection with this Contract nor shall the Engineer, the Purchaser or its consultants be liable to the Contractor in any way for any such failure, examination, comment, opinion or approval.

15.5	Inspection of Drawings

The Engineer shall have the right at all reasonable times to inspect all drawings and other information relating to any part of the Works.

15.6	Operating and Maintenance Manuals and Instructions

In any event, at least 45 (forty five) days prior to the commencement of commissioning of any Project Section, the Contractor shall supply for the Engineer's approval 2 (two) paper copies of draft comprehensive operating and maintenance manuals and/or instructions for the relevant Project Section.  These shall be in such detail as will enable the Purchaser to operate, maintain, dismantle, reassemble, replace and adjust all parts of the relevant Project Section.  The Contractor shall revise and amend such manuals and instructions in accordance with any comments thereon by the Engineer (including comments arising during commissioning) and supply 2 (two) paper copies and 5 (five) CD ROM copies, wherever possible, of such manuals and instructions as so revised and amended together with two paper prints, and electronic copies of each final as-built drawing, all prior to the date of Taking Over of the relevant Project Section by the Purchaser.  The Works shall not be considered to have been completed until such manuals, instructions and drawings have been supplied to the Purchaser.

15.7	Copyright

All artistic and literary copyright and design right which may subsist in the Design Documentation prepared specifically for the Works and title to and copyright in the Standard Software shall vest in the Contractor.  The Contractor hereby grants to the Purchaser a royalty free non-exclusive, irrevocable licence to use the said Design Documentation and the Standard Software in the System for all purposes in relation to the Works including for completing, maintaining, adjusting, operating and repairing the Works.  The Purchaser shall be entitled to assign the benefit of the licence to use the Design Documentation, subject to the Contractor's prior consent if such licence is used for any purpose not relating to the Works and the Contractor shall not unreasonably withhold such consent.  The Purchaser shall be entitled to make such copies of the Standard Software as it may reasonably require for its its own internal use solely in connection with the Project without the payment of any royalty to the Contractor and will ensure that all such copies acknowledge the Contractor's copyright therein and in the product thereof.  The Purchaser shall take all reasonable measures to safeguard the Contractor's rights in the Standard Software.

15.8	Contractor's Use of Drawings and Information Supplied by Purchaser or Engineer

Drawings and information supplied by the Purchaser and the Engineer to the Contractor for the purposes of the Contract shall remain the property of the Purchaser.  They shall not without the consent of the Purchaser be used, copied or communicated to a third party by the Contractor unless (i) such distribution is strictly necessary for the purposes of this Contract and (ii) the Contractor has caused the recipients of such drawings and information to agree to the confidentiality provisions of this Contract.

15.9	Contractor's Documentation

The Contractor shall not be required to provide to the Purchaser or the Engineer shop drawings nor any of the Contractor's confidential manufacturing drawings, designs or know-how nor the confidential details of manufacturing practices, processes or operations other than as may be required for purposes of this Contract, in any arbitration, dispute resolution, court proceedings or by the Law.

16	Errors in Drawings, etc. Supplied by Contractor

16.1	Errors in Drawings, etc. Supplied by Contractor

Notwithstanding any approval by the Engineer of Design Documentation under Clause 15.2 or any submission to the Engineer of any Design Documentation under Clause 15.3, the Contractor shall be responsible for any failure thereof to comply with or achieve the requirements of the SON for any errors, omissions or discrepancies therein, and no comments or advice from the Engineer or the Purchaser, or the lack thereof, (whether under Clause 15.2 or otherwise) in connection with any such Design Documentation shall in any way relieve the Contractor from any of its obligations under the Contract.

The Contractor shall bear any Costs or expense it may incur as a result of delay in providing such Design Documentation or as a result of such failure thereof and errors, omissions or discrepancies therein for which the Contractor is responsible.

The Contractor shall at its own expense promptly carry out and bear the Cost of any alterations or remedial work made necessary by such failure thereof and errors, omissions or discrepancies for which the Contractor is responsible and modify the Design Documentation accordingly.

16.2	Exceptions

Notwithstanding the provisions of Clause 16.1, the Contractor shall not be responsible for any such errors, omissions or discrepancies as referred to therein to the extent these are due to incorrect drawings, patterns, models or written information supplied by the Purchaser or the Engineer and according to which the Contractor is instructed specifically in writing by the Purchaser or the Engineer to design the Works including the Purchaser's design criteria.  The Purchaser shall at its own expense promptly carry out any alterations or remedial work to the extent necessitated by such errors, omissions or discrepancies for which it or the Engineer are responsible or at the Purchaser's option pay the Contractor the Cost incurred by the Contractor in carrying out in accordance with the Engineer's instructions any such alterations or remedial work to the extent so necessitated.  Nothing herein shall be construed to affect or relieve the obligation on the part of the Contractor to advise the Engineer and the Purchaser of any errors or design or construction impracticabilities arising from any drawings, patterns, models, information or instructions issued by the Engineer or the Purchaser.

17	Contractor's Representatives

17.1	Contractor's Representatives

Without prejudice to Clause 13 the Contractor shall employ one or more competent representatives whose name or names shall have been notified previously to the Purchaser by the Contractor, to superintend the carrying out of the Works on the Site.  The said representatives shall be present on the Site during working hours, and any written orders or instructions, which, the Purchaser may give to any one of the said representatives shall be deemed to have been given to the Contractor.  The said representatives (together with such other representatives of the Contractor as the Purchaser may require) shall attend all meetings with the Purchaser and/or the Engineer at times and frequency reasonably specified by the Purchaser.  The Contractor shall not replace such representative without the prior written consent of the Purchaser.

17.2	Objection to Representatives

The Purchaser shall be entitled by notice to the Contractor to object to any representative or person employed by the Contractor in the execution of or otherwise about the Works who shall, in the reasonable opinion of the Purchaser, misconduct himself or be incompetent or negligent, and the Contractor shall forthwith remove such person from the Works and replace him within a reasonable time, at its own cost, with a suitably qualified person.

17.3	Returns of Labour

The Contractor shall, if required by the Purchaser, send to the Purchaser a detailed return of the supervisory staff and the numbers of labour in the categories from time to time employed by the Contractor and its subcontractors upon the Site.  The returns shall be provided in such form and with such frequency as the Purchaser may reasonably require.

18	Site Services and Clearance

18.1	Fencing, Guarding, Lighting and Watching

The Contractor shall, subject to Clause 11, be responsible for proper fencing, guarding, security, lighting and watching of all the Works on the Site until the date referred to in the relevant Taking Over Certificate and for the proper provision of temporary roadways, footways, guards and fences as far as may be necessary for the Works on the Site and for the accommodation and protection of the Purchasers and occupiers of adjacent property, the public and others.

18.2	Not Used

18.3	Clearance of Site

From time to time during the progress of the Works except for any pre-existing materials or materials brought on to the Site by the Purchaser or its other contractors, the Contractor shall clear away and remove from the Site all surplus materials and rubbish and, on completion, all Contractor's Equipment.  The Contractor shall at all times leave the Site and the Works clean and in a safe and workmanlike condition to the Engineer's reasonable satisfaction.

18.4	Opportunities for Other Contractors

18.4.1
The Contractor shall at no cost to the Purchaser (in accordance with the Purchaser's requirements) afford all reasonable opportunities, facilities, access, attendance upon and/or services to any public or private utilities, statutory authorities, any other contractors employed by the Purchaser and to the workmen of the Purchaser who may be employed in the execution on or near the Site of any work not included in the Contract or of any contract which the Purchaser may enter into in connection with or ancillary to the Works.

18.4.2
The Contractor shall be deemed to have made adequate allowance in the Contract Price for its obligations to co-ordinate and co-operate as described in Clause 13.20 and 14.3 and for any interference with the progress of the Works caused by the concurrent and sequential work by the Purchaser and/or others and for all costs and expenses arising in relation to provision of such facilities, access, attendance and/or services.

18.4.3
The Contractor may at its sole discretion, on the written request of the Purchaser make available to any such other contractor or to the Purchaser any Contractor's Equipment or provide any other service of whatsoever nature to the extent that the Programme is not adversely affected, and subject to the provisions of Clause 18.4.4, the Purchaser shall pay to the Contractor in respect of such use or service such sum or sums as shall be agreed.

18.4.4
If the Contractor considers that it has been requested or instructed to act in a manner which goes beyond its obligations as referred to in this Clause and if the Contractor considers that compliance with such request or instruction may entitle him to an extension of time and/or any Costs, it shall be a condition precedent to such entitlement that the Contractor shall have notified the Engineer in writing prior to taking any such action that it considers such an entitlement may arise from the provision of such facilities, access, attendance and/or services, giving full particulars of the nature, extent and estimated duration of the delays and/or Costs which would be incurred, and that following receipt of such notice, the Engineer shall have instructed the Contractor in writing to take such action.

19	Not Used

20	Safety

The Contractor shall be responsible for the adequacy, security, stability and safety of its operations on the Site and shall comply with any Law and the Purchaser's safety regulations applicable at the Site unless specifically authorised by the Engineer to depart therefrom in any particular circumstances.

21	Extraordinary Traffic

21.1	Prevention of Damage Caused by Traffic

The Contractor shall use every reasonable means to prevent damage to any of the public roads, including but not limited to private roads, or bridges, culverts, drains and overpasses, on the routes to the Site by any traffic of the Contractor or any of its sub-contractors.

21.2	Protection of Highways and Bridges

The Contractor shall at its own cost take all necessary steps to protect or strengthen any public roads, including but not limited to private roads, bridges, culverts, drains and overpasses, on, along or over which the Contractor intends to move any load of the Works or of Contractor's Equipment so as to prevent damage thereto.

21.3	Claims

The Contractor shall indemnify the Purchaser against any claim in respect of damage or injury to public roads and private roads including but not limited to bridges, culverts, drains and overpasses, arising out of the execution of the Works and in respect of all proceedings, damages, Costs, charges and expenses in relation thereto.

21.4	Waterborne Transport

If the Contractor uses waterborne transport the foregoing provisions of the Clause 21 shall be construed as though the word "public road" included a lock, dock, sea wall or other structure relating to a waterway.

22	Setting Out

22.1	Setting Out
The Contractor shall be responsible for the true and accurate setting out of the Works.  If at any time during the execution of the Works any error appears in the positions, levels, dimensions or alignment of the Works, the Contractor shall rectify the error at its own cost.  The checking of any setting out or of any line or level by the Engineer or any assistance rendered by the Engineer in this regard shall not relieve the Contractor of its responsibility under this Clause.

22.2	Benchmarks etc.

The Contractor shall protect and preserve bench marks, sight rails, pegs and other things used in setting out the Works.

23	Inspection and Testing of Plant

23.1	Inspection and Testing of Plant before delivery

The Engineer shall be entitled, with or without the presence of the Purchaser, at all reasonable times during manufacture to inspect, witness the test and examine on the Site or on the Contractor's premises the materials and workmanship and performances of all Plant to be supplied under the Contract.  If part of the Plant is being manufactured on other premises the Contractor shall obtain for the Purchaser and the Engineer permission to inspect, witness the test and examine as if the Plant were being manufactured on the Contractor's premises.  Such inspection, witnessing the test and examination shall not relieve the Contractor from any of its obligations under the Contract.  The Purchaser, Engineer and their representatives' attendance at any inspection shall be at their own cost.

23.2	Dates of Tests and Inspections

Within 1 (one) month after the Commencement Date, the Contractor shall submit to the Engineer inspection plan and procedures, and the Parties shall agree to the plan including witness points.  The Contractor shall notify the Engineer (with a copy to the Purchaser) 3 (three) days prior to and agree with the Engineer the date on and the place at which any part of the Plant will be ready for testing or inspection in accordance with the agreed inspection plan.  The Engineer shall give the Contractor at least 24 (twenty-four) hours' notice of its intention to attend the test or inspection.  If the Engineer shall not attend at the place and on the date agreed, the Contractor may proceed with the test or inspection which shall be deemed to have been made in the Engineer's presence.  The Contractor shall forthwith forward to the Engineer duly certified copies of the results of such tests or inspections.  The Engineer shall be the responsible for co-ordinating the attendance of the Purchaser at the agreed witness points.

23.3	Services for Tests and Inspections

Where the Contract provides for tests or inspection on the premises of the Contractor or of any sub-contractor or on any other premises, the Contractor shall provide free of charge such assistance, labour, materials, electricity, fuel, stores, apparatus and instruments as may be requisite and as may reasonably be demanded to carry out such test or inspection.

23.4	Failure on Tests or Inspections

If after inspecting, examining or testing any Plant part, the Engineer, as may be reasonable in all the circumstances, shall decide that such Plant part is defective or not in accordance with the Contract, it may reject the said Plant part by giving to the Contractor within reasonable period after such inspection notice of such rejection, stating therein the grounds upon which the said rejection is based.  Following any such rejection the Contractor shall make good or otherwise repair or replace the rejected Plant part and resubmit the same for test or inspection in accordance with this Clause 23.  The Costs incurred by the Contractor in repairing or replacing the defective Plant part (and re-submitting the same for test or inspection) shall be borne by the Contractor and the Cost to the Purchaser or the Engineer in attending such re-testing or inspection in excess of three re-tests / inspections shall be recovered from the Contractor as a debt payable to the Purchaser on demand or shall be deducted from the Contract Price.

23.5	Effect on Contractor's Obligations

No inspection, examination or testing by the Purchaser or the Engineer of any Plant part, or the rejection and re-testing of the same as referred to in this Clause 23 shall in any way relieve the Contractor of any of its obligations under the Contract.

24	Delivery

The Contractor shall notify the Engineer of its intention to deliver any Plant part or Contractor's Equipment to the Site.  All equipment and materials furnished under the Contract and arriving at the Site shall be promptly received, unloaded, transported and stored in the storage space by the Contractor.  The Contractor shall be responsible for examining all shipments and deliveries, and notifying the Engineer immediately of any damage, discrepancy, shortages, etc. for the Engineer's information only.  However, the Contractor shall be responsible for any shortages or damages in transit, handling and/or in storage and erection of equipment and materials at the Site.  Any demurrage, wharfage and other such charges claimed by the transporters for reasons not attributable to the Purchaser pursuant to its obligations under Clause 11 shall be to the account of the Contractor.

25	Suspension of Works, Delivery or Erection

25.1	Instructions to Suspend

The Purchaser may at any time instruct the Contractor to suspend the progress of the Works.  The Contractor shall during any such suspension store, preserve, protect and otherwise secure the Works and/or Plant affected and insure the same to the extent required by the Purchaser.  Unless otherwise instructed by the Purchaser, the Contractor shall during any such suspension affecting the progress of the Works on the Site maintain its staff, labour and the Contractor's Equipment on or near the Site ready to proceed with the Works upon receipt of the Purchaser's further instructions.  The Contractor shall not be entitled to recover any such additional Cost unless within 28 (twenty-eight) days after receipt of the order to suspend progress of the Works, the Contractor gives to the Purchaser notice in writing of its intention to make such claim.

25.2	Contractor's Expenses

Subject to Clause 25.4, the additional Cost incurred by the Contractor in complying with the provisions of and the Purchaser's instructions under Clause 25.1 (Instructions to Suspend) shall be assessed by the Engineer, as may be reasonable in all the circumstances, and added to the Contract Price.  The Contractor shall minimize such additional Cost.

25.3	Expense Incurred due to Suspension

The Contractor shall be entitled to payment for any part of the Works, which or the delivery of which at the Normal Delivery Date (as defined below) has been suspended for more than 14 (fourteen) days as a result of the Purchaser giving instructions under Clause 25.1, and the Contract Value of such Works as at the date of suspension shall be included in an interim certificate of payment.  Normal Delivery Date means the time for delivery of the relevant Plant specified in the Programme, or if no time is specified, at the time appropriate for it to be delivered having regard to the Time of Completion.  The Contractor shall not be entitled to a certificate of payment until it has sufficiently marked such Works as the Purchaser's property under Clause 37.3 and has insured it in accordance with Clause 47.1 as if the Plant were on Site.

25.4	Default by Contractor

The Contractor shall have no entitlement under Clauses 25.2 and 25.3 if suspension is necessary:

(i)	by reason of default on the part of the Contractor; or

(ii)
otherwise for the proper execution or the safety of the Works, except to the extent such necessity results from any act or default of the Engineer or the Purchaser or the occurrence of any of the Purchaser's Risks, as such term is defined in Clause 45 hereof.

25.5	Resumption of Work, Delivery or Erection

At any time following a suspension under Clause 25.1 the Purchaser may give notice to the Contractor to proceed with the Works, which are the subject of a suspension.  Not later than 30 (thirty) days after the receipt of such notice to resume the suspended part of the Works, the Contractor shall submit a Request for Variation to the Purchaser its request for additional Cost due to such suspension in accordance with Clause 27 and its request for extension of Time for Completion in accordance with Clause 33.  The extension of Time for Completion shall also take into account a reasonable period for resumption.

If any such suspension continues for more than 14 (fourteen) days and the suspension is not necessitated by the reasons stated in Clause 25.4 the Contractor may by notice to the Purchaser elect to treat the suspension as a Variation instructed by the Purchaser under Clause 27 of the part affected thereby.  Upon such notice to the Purchaser by the Contractor, the risk of loss or damage to the suspended portion of the Works shall pass to the Purchaser.  If any suspension affects the whole of the Works and continues for 180 (one hundred eighty)days, the Contractor may terminate the Contract in which event it shall be entitled to be paid in accordance with Clause 46.3.1(b).  The Purchaser shall reserve the right to elect at its discretion to treat the suspension as a Variation of part of the Works or to terminate the Contract.

Upon receipt of notice to proceed, the Contractor shall examine the Works affected by the suspension.  The Contractor shall make good any deterioration or defect in or loss of the Works that may have occurred during suspension.  The Cost incurred by the Contractor in making such examination and of making good and resuming work shall be assessed by the Engineer and added to the Contract Price unless the suspension was necessitated by any of the reasons stated in Clause 25.4, in which event such Cost shall be borne by the Contractor.  The Contractor shall not be entitled to be paid any Cost incurred in making good any deterioration, defect or loss caused by defective materials or workmanship of or by the Contractor's failure to comply with any instructions of the Purchaser under Clause 25.1 (Instructions to Suspend).

26	Defects Before Taking Over

Without prejudice to any of the Contractor's obligations under the Contract or to Clause 23, if, in respect of any part of the Works not the subject of a Taking Over Certificate, the Engineer shall at any time:

(a)
decide that any work done or Plant, and or part thereof supplied or materials used by the Contractor or its sub-contractors is or are defective or not in accordance with the Contract, or that such part is defective or does not fulfil the requirements of the Contract (all such matters being hereinafter in this Clause called "defects"); and

(b)	as soon as reasonably practicable notify the Contractor of the said decision, specifying particulars of the defects alleged and of where the same are alleged to exist or to have occurred;

the Purchaser shall so far as may be necessary place the Plant, and or part thereof at the Contractor's disposal and the Contractor shall with all speed and at its own expense, make good the defects so specified within 14 (fourteen) days from date of receipt by the Contractor of the notification thereof.  If the Contractor fails so to do within of the requisite period, the Purchaser may, take such steps as may in all the circumstances be reasonable to make good such defects and the Cost to the Purchaser of such steps shall be borne by the Contractor and paid on demand or deducted from the Contract Price.  All Plant and or part thereof provided by the Purchaser to replace the defective Plant, and or part thereof shall so far as is practicable comply with the Contract.  The Contractor shall, where practicable, be entitled at its own expense to remove and retain all Plant and or part thereof that the Purchaser may have replaced.  Nothing contained in this Clause shall affect the right of the Purchaser to liquidated damages under Clause 28 and 34 or any other right or remedy which may be available under the Contract.

27	Variations

27.1	Variations: Meaning of Variations

The Purchaser may, from time to time and at any time, request changes.  Changes requested by the Purchaser may include (but need not be limited to) adding, deleting or modifying relevant portions of the Contract, the Works, the Plant, the Programme, the Payment Schedule, or the method of performing the Works, including suspending, accelerating or terminating the Works or portions thereof.  Any request by the Purchaser for a change shall be in writing and shall be sufficiently definite and detailed to give the Contractor an adequate basis on which to prepare a Preliminary Variation pursuant to Clause 27.2.

The Contractor may from time to time and at any time suggest a change to the Purchaser.  Any such suggestion shall be made in writing and shall include the reason for the request and such associated information and data (including drawings, plans, charts, specifications, patterns, samples or calculations) as may reasonably be required to support the suggested change.  Upon review of such suggestion the Purchaser may, at its sole discretion and without any obligation or liability to the Contractor, either reject such change or request the Contractor to prepare a Preliminary Variation in accordance with Clause 27.2 with respect to all or a portion of such change.  In addition, if the Contractor reasonably believes that an instruction received from the Purchaser or the Engineer constitutes a change in the scope of the Works, then within 14 (fourteen) days from date of receipt of such instruction, the Contractor shall deliver to the Purchaser a request for change ("Request for Variation").  The Purchaser shall within 14 (fourteen) days of receipt of such Request for Variation (i) request the Contractor to prepare a Preliminary Variation in accordance with Clause 27.2 or (ii) deny the Contractor's Request for Variation or (iii) withdraw such instruction.  If the Purchaser denies the Contractor's Request for Variation or if the Purchaser fails to respond within 14 (fourteen) days, either the Contractor or the Purchaser may commence procedures under Clause 50, subject always to Clause 27.4.  However the Parties also agree that the Contractor shall be entitled to a Variation if the need for such a Variation is due to any the Purchaser caused delay.

27.2	Purchaser's Instructions to Vary

Upon receipt of the Purchaser's request for a change or for a Preliminary Variation, the Contractor shall prepare a Preliminary Variation and furnish it to the Purchaser within 14 days or any other period agreed by both Parties following receipt of the Purchaser's request.  If the Contractor has objections or reservations, or is of the opinion that any such change is likely to prevent or prejudice the Contractor from fulfilling any of its obligations under the Contract, it shall notify the Purchaser thereof at the time of its furnishing of the Preliminary Variation.  The Contractor also shall notify the Purchaser if, in the Contractor's opinion, the change will involve an addition to or deduction from the Contract Price, or any extension of the Time for Completion and if so, give its quotation of the amount thereof and/or estimate of the length of extension of time.

The Contractor may also suggest minor changes, which do not affect the Contract Price, the Programme, performance of the Plant, or operational efficiency or maintenance and repair costs of the Plant.  Such changes are effective only upon written approval by the Purchaser that is clearly designated "Approval of Minor Change".  The Purchaser shall not unreasonably withhold its approval of such minor changes.

27.3	Valuation of Variations

Before either Party acts on a Preliminary Variation, the Parties shall have executed a written Variation (which may be the Preliminary Variation signed by both Parties) incorporating the changes in question and providing for any change in any Milestones, any change in the Programme or other dates for completion or delivery, any increase or reduction in the Contract Price and any change in the scope of work, the Contractor's standards of performance or warranties, the technical soundness of the Works or other provisions of the Contract.  Any adjustment of the Contract Price shall take into account, among other things, any elimination or avoidance of work to be performed resulting from the changes in the scope of work and from assistance given by the Purchaser.  Each Variation shall, if appropriate, also include any necessary consequential changes to the Payment Schedule in order to allocate such change equitably over the remaining instalments for payment of the Contract Price.  Execution of a Variation shall indicate each Party's full, final and unconditional agreement with the matters prescribed in such Variation.

27.4	Disputed Variations

If the Purchaser and the Contractor fail to agree on a proposed change, or on whether an action requested by the Purchaser is within the scope of work or should be the subject of a Variation, or on the effects of a change upon the Contract Price, the Programme or any of the other matters referred to in Clause 27.3 and the requesting Party does not withdraw its request, the Purchaser may nevertheless require the Contractor to perform any change requested by the Purchaser pending resolution of the dispute by delivering to the Contractor a Variation signed by the Purchaser and agreeing to pay any undisputed amounts of the Contract Price in connection therewith, unless the aggregate adjustment of the Contract Price in dispute with respect to such change and all other prior changes to the extent then in dispute would exceed Malaysian Ringgit 500,000 (Five Hundred Thousand Only) in the aggregate in which event the Contractor shall be obliged to proceed with the performance of the disputed obligations only after the resolution of the dispute or may direct the Contractor to perform such other action pending resolution of the dispute.  The Contractor's performance of the change or other action as so directed shall not prejudice either Party's position regarding the effects of such change or other action.  Where the Contractor is instructed to proceed with a Variation pending resolution of the dispute, the Contractor shall keep contemporary records of the Cost of making the changes and of time expended thereon.  Such records shall be open to inspection by the Purchaser at all reasonable times.

27.5	Exceptions

In addition to minor changes under Clause 27.2 (but without limiting Clause 27.6), the following shall not be considered under any circumstances as changes, or of themselves be considered the basis for any adjustment of the Contract Price:

(a)	any escalation in the cost of the Works or material or Contractor's Equipment or labour;

(b)	escalation in the cost of labour or other increase in manpower hourly rates;

(c)	currency fluctuations in respect of costs included within the Contract Price;

(d)
any costs incurred by the Contractor in providing design, engineering, procurement, construction, startup, testing and commissioning services and all Plant and materials (and components thereof) and Contractor's Equipment, and any other additional items not specifically described in the Contract if (i) it reasonably may be inferred in accordance with the Contract and the standards employed by leading international contractors in the Biodiesel plant construction industry (including without limitation considerations and factors specific to the location and size of the Plant) that the providing of such additional items was intended as part of the scope of work or (ii) the providing of such additional items is necessary in order for the Contractor to satisfy its obligations under the Contract; and

(e)
any additional costs incurred by the Contractor by reason of any instruction which has arisen due to or is necessitated by and/or any changes intended to cure any default of and/or breach of Contract by the Contractor.

27.6	Notice and Confirmation of Variations

Notwithstanding any other provision to the contrary set forth in this Contract, the Contractor shall not be entitled to any adjustments in the Contract Price unless each such adjustment shall have been approved pursuant to a Variation under this Clause 27.  Should any circumstance arise under this Contract providing the Contractor with an express right to adjust or request adjustment of the Contract Price, the Contractor shall request a Variation in accordance with this Clause.  The Contractor shall not be entitled to a Variation in respect of any event or circumstance to which the provisions of this Clause apply unless it shall have complied strictly with the terms hereof, and in default of strict compliance, the Contractor shall be deemed to have waived all rights, claims and damages to which it might otherwise have become entitled pursuant to the Conditions or as a result of any breach of duty by the Purchaser or the Engineer.  For the avoidance of doubt, the provision of the Request for Variation and Preliminary Variation by the Contractor within the respective periods required under this Clause shall be a condition precedent to the Contractor's entitlement to Variation.

27.7	Form of Variation Order

The Variation order shall be in the form set out at Appendix 17.

28	Tests on Completion

Subsequent to the achievement of Mechanical Completion, the Contractor shall carry out the Tests on Completion in accordance with the procedures and standards agreed between the Contractor and the Engineer within 1 (one) month of the Commencement Date and which are commonly used in the Biodiesel and oleochemicals industry.

Notwithstanding anything else stated herein to the contrary, Tests on Completion may be repeated up to a period of 30 (thirty) days from the date of the first Tests on Completion and that any tests conducted after the first three Tests on Completion shall be at the cost of the Contractor.

28.1	Notice of Tests on Completion

Beginning 21 (twenty one) days prior to the scheduled test date as per the Programme or 21 (twenty one) days prior to scheduled date of Mechanical Completion, the Parties shall consult regularly regarding the scheduled test date.  During this period the Contractor may reschedule the scheduled test date, to a date not later than two (2) weeks after the original scheduled test date, upon 7 (seven) days' prior notice to the Purchaser and the Engineer and the consultation between the Parties shall continue for these 2 (two) weeks.

Any rescheduling of the scheduled test date, to a date after the period set forth in the preceding paragraph shall require two (2) weeks prior notice from the Contractor and shall be subject to the prior agreement of the Purchaser and the Engineer.  All provisions set forth herein in the preceding paragraphs shall apply to any rescheduling of the scheduled test date.  Consistent with these provisions, the Purchaser shall confirm the rescheduling of the scheduled test date, for co-ordination.

A test report shall be prepared and submitted to the Purchaser and the Engineer by the Contractor promptly after completion of each Test on Completion but no later than 7 (seven) days after receipt of the feedstock analysis.  The report shall include data as recorded and adjusted to the design conditions stipulated for the Performance Guarantees as specified in Appendix 7.

28.2	Delayed Tests on Completion

If the Tests on Completion are not carried out by the Contractor on the scheduled test dates or such other test dates as rescheduled in accordance with Clause 28.1, the Engineer may, by notice, call upon the Contractor to carry them out within 21 (twenty one) days from the receipt of the said notice.  The Contractor shall thereupon carry out the Tests on Completion within such period upon 7 (seven) days prior notice to the Engineer and the Purchaser.  If the Contractor fails to carry out the Tests on Completion within the aforesaid period, the Engineer and the Contractor shall consult and agree, within 7(seven) days after the expiry of such period on an alternative date for the carrying out of the Tests on Completion.

28.3	Repetition of Tests on Completion

Subject to Clause 28.9, if any part of the Works fails to pass the Tests on Completion after the first three Tests on Completion, the Tests on Completion shall be repeated by the Contractor at its own costs within such reasonable time as shall be specified by the Engineer upon the same terms and conditions.

28.4	Not Used

28.5	Not Used

28.6	Operation Responsibilities

The Biodiesel Project shall be operated by the Contractor during the carrying out of the Tests on Completion in conjunction with the personnel of the Purchaser and the Contractor shall be entirely responsible for such operation.

28.7	Determination of Results of Tests

The results of Tests on Completion (including any repetition thereof) shall be determined and interpreted in accordance with applicable ASTM/ACOS or other relevant standards and so agreed pursuant to Clause 28 above.

28.8	Contractor's Bonus

If the Contractor completes the Tests on Completion earlier than the Time for Completion, the results of which are acceptable and to the satisfaction of the Purchaser, and the Final Performance Acceptance is achieved in full, the Purchaser shall make a payment to the Contractor, of which amount is calculated at the rate as stated in Appendix 2 as the Bonus.

28.9	Consequences of Failure to Achieve Minimum Acceptable Performance Criteria

If the performance of the Works, based on results of the Tests on Completion, fail to achieve the Minimum Acceptable Performance Criteria by the Time for Completion or such other date as may be agreed to by the Purchaser, then the Purchaser, at its discretion, shall be entitled to:

(i)	order further repetition of the Tests on Completion at the Contractor's costs; or

(ii)
accept and take over the Plant subject to such reduction in the Contract Price as may be fair and reasonable having regard to the diminution in value of the Plant to Purchaser by reason by its non-achievement of the Minimum Acceptable Performance Criteria; or

(iii)
require the Contractor to make such adjustments or modifications, , at the Contractor's costs, as the Contractor may deem necessary to meet the Minimum Acceptable Performance Criteria within a period of time as may be specified by the Purchaser at the Purchaser's sole discretion.

29	Taking Over

29.1	Taking Over or Final Performance Acceptance

"Final Performance Acceptance" or "Taking Over" shall be achieved hereunder when each of the following criteria is satisfied:

(a)
the Contractor has concluded all Tests on Completion and the results of which demonstrate the achievement of the Performance Guarantees; or where the results thereof indicate that the performance of the Works falls short of the Performance Guarantees but satisfies the Minimum Acceptable Performance Criteria;

(b)
the complete performance by the Contractor of the Works on the Biodiesel Project under this Contract, except for any remaining obligations, and all portions of the Biodiesel Project can be safely placed in operation immediately for their intended purposes of the production of Biodiesel, Glycerine and Pretreated Feedstock in accordance with all applicable Laws and applicable Consents;

(c)	all portions of the Project, have been completed and can be safely placed in operation immediately for their intended purposes in accordance with applicable Laws and applicable Consents;

(d)
the Project has been demonstrated to be capable of delivering Biodiesel, Pretreated Feedstock and Glycerine, as the case may be, continuously at the minimum levels specified in Minimum Acceptable Performance Criteria;

(e)	the Contractor has given to the Purchaser an undertaking to complete any outstanding work or make good any defective works listed on the punch list as agreed to between the Parties; and

(f)
all documents, manuals and handbooks (including those referred to in Clause 13.10, 15.6 and 53.9) required to be provided by the Contractor under the Contract have been completed and delivered to the Purchaser.

29.2	Notice of Taking Over and Issue of Taking Over Certificate

When the Contractor believes that it has achieved Final Performance Acceptance of the Project, it shall deliver to the Engineer a notice thereof (the "Notice of Final Performance Acceptance").  The Notice of Final Performance Acceptance shall contain a report, in the form previously agreed by the Contractor and the Engineer, of results of the completed Tests on Completion and the services completed with sufficient detail to enable the Engineer to determine whether Final Performance Acceptance of the Project has been achieved.  The Engineer shall, within 3 (three) days following receipt of the Notice of Final Performance Acceptance, inspect the Project, and all services completed by the Contractor, review the results of the completed Test on Completion and the report submitted by the Contractor and either (a) issue to the Contractor the Final Performance Certificate (also called as the "Taking Over Certificate") counter signed by the Purchaser or (b) if reasonable cause exists for doing so, notify the Contractor that Final Performance Acceptance has not been achieved, stating the reasons therefor.  In the event the Engineer determines that the Final Performance Acceptance has not been achieved, the Contractor shall promptly perform such services as is needed to achieve the Final Performance Acceptance and shall issue to the Engineer another Notice of Final Performance Acceptance pursuant to the provisions hereof.  Such procedure shall be repeated as necessary until Final Performance Acceptance has been achieved.  The Engineer shall in the Taking Over Certificate certify the date of achievement of Final Performance Acceptance.  It is expressly agreed by the Parties that under this Contract if the Engineer agrees that Final Performance Acceptance has been achieved, then the date of achievement or occurrence of Final Performance Acceptance shall be the date on which conditions under item (a), (b), (c), (d) and (f) of Clause 29.1 have been satisfied.  If the Engineer shall not have notified the Contractor within the time periods set forth above that the Final Performance Acceptance has not been achieved, then the Final Performance Acceptance shall be deemed to have occurred as of the date on which the conditions under item (a), (b), (c), (d) and (f) of Clause 29.1 have been satisfied.  The Purchaser shall, on countersigning the Taking Over Certificate be deemed to have taken over the Project on the date mentioned in the Taking Over Certificate.  Except as permitted by Clause 30, the Purchaser shall not use the Works before they are taken over.  Notwithstanding the foregoing, if the Purchaser shall at any time take over and operate the Plant or any part there of, prior to Final Performance Acceptance, then the Purchaser shall be deemed to have elected to declare Final Performance Acceptance of the Plant of such part thereof, and to have assumed care, custody and control, and risk of loss and damage, of the Plant or such part thereof shall pass to the Purchaser effective as of the date the Purchaser shall have taken over and operated the Plant or such part thereof.

29.3	Effect of Taking Over

Upon the date referred to in the Taking Over Certificate, the Purchaser shall be deemed to have taken over the relevant part of the Works and shall take possession of the relevant part of the Works and the risk of loss or damage to the relevant part of the Works shall pass to the Purchaser (other than any parts thereof excluded by the terms of the Taking Over Certificate and the parts for that period on which the Contractor works thereafter).

29.4	Outstanding Work

The Contractor shall rectify or complete to the reasonable satisfaction of the Engineer within the time stated in the Taking Over Certificate any outstanding items of work or Plant noted as requiring rectification or as incomplete.  If the Contractor fails to do so within the requisite time, the Purchaser may arrange for the outstanding work to be done by others and the Cost thereof (together with a reasonable profit payable to the replacement contractor) shall be deducted from the Contract Price or paid to· the Purchaser by the Contractor forthwith on demand.

29.5	Not Used

29.6	Products produced - Purchaser Possession

The Biodiesel and Glycerine produced by the Plant and all revenues derived therefrom at any time during the term of the Contract shall be solely for the benefit of the Purchaser.

29.7	Not Used

29.8	Retention Bond

The Contractor shall deposit with the Purchaser, not later than the date of achievement of the Final Performance Acceptance and in any case prior to the expiry of the Performance Bond, the Retention Bond which shall be furnished by the Contractor, at its own cost, to guarantee the due, faithful and complete performance of its obligations under this Contract during the Defects Liability Period.

Notwithstanding any extension of the Defects Liability Period as stated elsewhere in this Contract, the Retention Bond shall remain valid and effective for the full sum of 5% (five per cent) of the Contract Price from the date of the last Final Performance Acceptance until the issuance of the Defects Liability Certificate ("Expiry Date"), provided that in the event of any extension of the Defects Liability Period beyond 12 (twelve) months from the date of last Final Performance Acceptance, the value of the Retention Bond during such extended period shall be reduced to take into account the value of the defective Works which have been replaced or repaired by the Contractor in accordance with Clause 36.  Where the validity period of the Retention Bond delivered to the Purchaser pursuant to this Clause shall expire prior to the Expiry Date, the Contractor shall renew and/or extend the validity period of the Retention Bond as and when necessary to ensure that the Retention Bond remains valid and enforceable until the Expiry Date.

Should the Contractor fail to provide the Retention Bond in accordance with any provisions of this Clause 29 or the Retention Bond cease to be in force or effect at any time prior to the Expiry Date, then, without prejudice to any other rights the Purchaser may possess, the Purchaser may deduct sums from any monies due or to become due to the Contractor under this Contract up to a total sum equivalent to the amount required to be guaranteed by the Retention Bond.  The Purchaser may retain or withhold such sums until such time that a Retention Bond for the remaining period or requisite amount is provided or the Retention Bond is no longer required under the provisions of the Contract.

30	Use Before Taking-Over

If, by reason of any default on the part of the Contractor, a Taking Over Certificate has not been issued within one week after the end of the successful Tests on Completion of the Works, the Purchaser shall without prejudice to the Purchaser's other rights hereunder, be entitled but not be obliged, to use any part of the Works in respect of which a Taking Over Certificate has not been issued, provided the same is reasonably capable of being used.  The Contractor shall be afforded the earliest possible opportunity of taking such steps as may be necessary to permit the issue of the Taking Over Certificate.  The provisions of Clauses 43.1, 43.2 and 43.3 shall not apply to any part of the Works while being so used by the Purchaser and Clause 36 shall apply thereto as if a Taking Over Certificate had been issued from the date such part was taken into use.  The Purchaser's rights under this Clause 30 shall not relieve the Contractor of its obligations under the Contract.

31	Interference with Tests

31.1	Interference with Tests

If by reason of any failure of the Purchaser (except any failure caused by an event of Force Majeure) to comply with its obligations under Clause 11 to make available requisite the Purchaser Input including the feedstock as per the schedule in the Programme, or such date as mutually agreed between the Parties (except for events of Force Majeure), or if by reason of any act or omission of the Purchaser, the Engineer or some other contractor employed by the Purchaser, the Contractor shall be prevented from carrying out the Tests on Completion and achieve the requirements for the issuance of a Taking Over Certificate in accordance with Clause 29 then the date stipulated in the Contract for the Final Performance Acceptance, achievement of which has been prevented or delayed, shall be extended by the period of such delay which has affected each such Test, and the Contractor shall be entitled to request for an extension of Time for Completion under Clause 33 and additional Cost incurred by the Contractor under Clause 41.

31.2	Deemed Taking Over

If the Contractor shall be prevented from carrying out Tests on Completion as mentioned in Clause 31.1 and such prevention shall continue for a period of 10 (ten) days or more, the Contractor may by written notice to the Engineer (with a copy to the Purchaser), require him to give notice to proceed within 3 (three) days.  If notice to proceed is not given within that time the Contractor may by further written notice to the Engineer (with a copy to the Purchaser), require that this Clause shall have effect, in which case, unless in the meantime the Works are in the opinion of the Engineer not substantially in accordance with the Contract, the Purchaser shall be deemed to have elected to declare Final Performance Acceptance of the Plant, and taken over the Works or the relevant section and the Engineer shall, upon the application of the Contractor, issue a Taking Over Certificate accordingly.

31.3	Tests to be Carried out During Defects Liability Period

In any case where a Taking Over Certificate has been issued under Clause 31.2 the Contractor shall be under an obligation to carry out the Tests on Completion during the Defects Liability Period as and when required by adequate prior notice from the Engineer.  Such allowances shall be made from the results required to be attained in the Tests on Completion as may be reasonable having regard to any use of the Works by the Purchaser prior to the Tests on Completion and to any deterioration therein which may have occurred since the issue of the Taking Over Certificate in respect thereof.  The Contractor shall be entitled to request a Variation under Clause 27 in respect of any Costs demonstrated to be in excess of those budgeted by the Contractor for the Tests on Completion and incurred by the Contractor in making the Tests on Completion in accordance with this Sub-Clause.

32	Time for Completion

32.1	Time for Completion

The Contractor shall so execute the Works that it shall be complete, pass the Tests on Completion and achieve the Final Performance Acceptance within the Time for Completion set forth in Appendix 2.  Time for Completion is the essence of the Contract.

32.2	Achievement of Milestones

The Contractor shall achieve the Milestones set out in the Programme.

32.3	Payments to Sub-contractors

The Contractor shall manage timely payments to the sub-contractors in a manner not to prejudice the adherence to the Programme and achievement of Time for Completion.  If the Engineer at anytime has reasonable grounds to believe that any delay in meeting the Programme, Milestones and/or the Time for Completion is as a result of delayed or underpayments to the Sub-contractors, then the Engineer may require the Contractor, and the Contractor shall comply with, to provide evidence to the Engineer, to the Engineer's satisfaction, that the payments made by the Purchaser have been utilised for the expenditure on the Works and that the payments to the Sub-contractors have been done in a manner so as not to prejudice the adherence to the Programme and achievement of Time for Completion.  If the Engineer is not satisfied with such evidence, the Engineer, may in its sole discretion, direct the Contractor to undertake suitable remedial measures including payments to Sub-contractors, as the Engineer deems fit.  No such direction by the Engineer and the compliance thereof by the Contractor shall relieve the Contractor of any of its obligations under the Contract.

33	Extension of Time for Completion

33.1	Extension of Time for Completion

If by reason of:

(a)	Any cause of delay referred to in Clause 31; or

(b)	Force Majeure; or

(c)
The Contractor not having received from the Purchaser or the Engineer in due time, necessary instructions, decisions, information or comments which the Purchaser or the Engineer is bound to give under the Contract and for which the Contractor specifically applied in writing provided that such application was made by the Contractor not less than 14 (fourteen) days prior to the date on which it was necessary for him to receive such instructions, decisions, information or comments, or an earlier date if agreed otherwise by the Parties and the Contractor has complied with its obligations hereunder; or

(d)	Failure by the Purchaser to make available to the Contractor the Site and/or other Purchaser Input as per the Programme; or

(e)	Any change carried out pursuant to Clause 27 in respect of which a change in any Milestone and/or change in the Programme is incorporated in the Variation; or

(f)
Any other delay, impediment or prevention caused by the Purchaser including the Engineer or for which the Purchaser is responsible of whatsoever nature (including any suspension of work under Clause 25 or prevention from carrying out of Tests on Completion under Clause 31),

(hereinafter referred to as the "Event of Delay"),

the Contractor shall have been or will be delayed in the completion of the Works and achievement of the Final Performance Acceptance (and whether such matter or delay occurs before or after expiry of the Time for Completion) then, the Contractor shall immediately give a written notice to the Engineer of the material circumstances including the cause(s) of the delay and identify in such notice any event which in its opinion is an Event of Delay, and in any case shall do so within fourteen (14) days (or such longer period as may be specified or agreed to by the Engineer) from the date of the occurrence or commencement of the Event of Delay.

In respect of each and every Event of Delay identified in the notice given in accordance with Clause 33.1, the Contractor shall, if practicable in such notice, or otherwise in writing within 14 (fourteen) days of such notice, submit to the Engineer sufficient particulars of:

(a)	the expected effects thereof, including the estimated length of delay whether or not concurrently with delay resulting from any other Event of Delay; and

(b)	the effect of the event on the Programme,

to enable the Engineer to assess the extension of time to be granted.

If the Engineer is of the opinion that the particulars submitted by the Contractor are insufficient to enable him to decide on the application for extension of time, the Engineer shall within 14 (fourteen) days from receipt of the Contractor's first application inform the Contractor of any deficiency in its submission, and may require the Contractor to provide such further particulars within a further 7 (seven) days or such other period of time as may be stated by the Engineer.

Provided always that the Contractor has submitted to the Engineer its notice in writing for extension of time as well as the requisite particulars in accordance with the provisions of this Clause 33 and provided that the Contractor shall have used and shall continue to use all reasonable endeavours to avoid and minimise delay, the Engineer shall consider the Contractor's application and either:

(a)
issue a certificate to the Contractor granting an extension of time as he estimates to be fair and reasonable by fixing such later date as the Time for Completion for the whole of the Works or any Project Section; or

(b)	reject the Contractor's application,

not later than 14 (fourteen) days from the receipt of sufficient particulars from the Contractor, irrespective of whether the period between receipt of sufficient particulars from the Contractor and the Time for Completion is less than 14 (fourteen) days.  For the avoidance of doubt, the Contractor shall not be entitled to any extension of time where instructions or acts of the Purchaser and/or the Engineer are necessitated by or intended to cure any default of or breach of Contract by the Contractor and/or its sub-contractors.

In assessing the extension of time, the Engineer may take into account the effect or extent of any work omitted under the Contract and any other Events of Delay for extension of time not submitted or included in the Contractor's application, which in the Engineer's opinion will entitle the Contractor to an extension of time.

33.2	Strict Compliance Required

The Contractor shall not be entitled to any extension of the Time for Completion of the Works or allowance of time in respect of any event or circumstance to which the provisions of this Clause apply unless it shall have complied strictly with the terms hereof, and in default of strict compliance, the Contractor shall be deemed to have waived all rights, claims and damages to which it might otherwise have become entitled pursuant to the Conditions or as a result of any breach of duty by the Purchaser or the Engineer.  For the avoidance of doubt, the provision of the notice and particulars (at substantially all such times and instances when required) within the respective periods required under this Clause shall be a condition precedent to the Contractor's entitlement to extension of time.

33.3	Minimising Anticipated Delay

In all cases where the Contractor has given notice under Clause 33.1 the Contractor shall thereafter comply with all reasonable instructions which the Purchaser shall give in order to overcome or minimise any actual or anticipated delay caused by the Event of Delay.  If compliance with any such instruction shall cause the Contractor to incur extra Costs the Contractor shall be entitled to make a claim for Costs under Clause 41, provided that the extra Cost requested shall only be the excess over applicable insurance recovery.

33.4	Instructions to Avoid or Reduce Delay

If completion of the Works shall be delayed or expected to be delayed in circumstances where the Contractor is entitled to an extension of the Time for Completion therefore, the Purchaser shall be entitled to instruct the Contractor to take measures to avoid or reduce such delay (provided always such measures are physically practicable) and the Contractor shall comply with such instructions and shall be entitled to request a Variation in respect of the reasonable additional costs incurred in excess of applicable insurance recovery.

34	Delay

34.1	Delay in Completion

Subject to Clause 34.2, if the Contractor fails to achieve Final Performance Acceptance in accordance with the Contract within the Time for Completion, the Contractor shall pay to the Purchaser or as the Purchaser shall direct upon demand, without set-off or counterclaim the sum calculated at the rate named in the Appendix 2 as liquidated damages for such default, and not as a penalty, for every week or part of a week which shall elapse between the expiry of the Time for Completion stated in the Appendix 2 and the Commercial Operation Date.  If any such due amount remains unpaid 14 days after a written demand therefore the Purchaser shall be entitled to charge interest on the amount unpaid calculated daily at the rate of 2% per annum over the Base Lending Rate.  Payment of liquidated damages by the Contractor shall be made in Malaysian Ringgit and on a weekly basis not later than 7 (seven) days from the end of the week, failing which such liquidated damages shall be deducted from the Contract Price or be claimed against the Performance Bond.

34.2	Contractor's Liability Subject to Qualification

The Contractor's liability under Clauses 34.1 shall be subject to the following:

(a)	the aggregate amount of all liability for liquidated damages for delay hereunder shall not exceed the amount named in Appendix 2 as the Limit of Liquidated Damages for Delay; and

(b)
save as expressly provided in Clause 34.3 the liquidated damages provided for under Clause 34.1 shall be the full extent of the Contractor's sole and exclusive liability to the Purchaser in respect of delay in achieving Final Performance Acceptance within the Time for Completion.

34.3	Prolonged Delay

If after the Purchaser has become entitled pursuant to Clauses 34.1 to damages up to the limit provided under Clause 34.2 or the combined limit provided under Clause 44.3 any part of the Works remains uncompleted, the Purchaser may by notice to the Contractor require him to complete that part and the Contractor shall complete that part in accordance with such notice from the Purchaser.  Such notice shall fix a final time for completion, which, shall be reasonable having regard to such delay as has already occurred and to the extent of the work required for completion.  If for any reason other than an event of Force Majeure or one for which the Engineer or the Purchaser or some other contractor employed by the Purchaser is responsible the Contractor fails to complete within such time, then the Purchaser may (a) by further notice to the Contractor terminate the Contract and otherwise proceed in accordance with Clause 46.3, or, (b) accept the Plant subject to reaching an agreement on further reduction in Contract Price.

34.4	Contractor's Liability Not Prejudiced

Notwithstanding any provisions of these Conditions, the obligation of the Contractor to make payments and the right of the Purchaser to make deductions under Clause 34 in respect of any failure by the Contractor referred to in Clauses 34.1 shall not be prejudiced or in any way affected by virtue of such failure also constituting the non-achievement of a Milestone.

34.5	Liquidated Damages Reasonable

The Purchaser and the Contractor hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to this Clause 34 for delay liquidated damages are reasonable and shall be deemed to be the genuine pre-estimate and reasonable loss which the Purchaser will suffer, considering the reduction in the value of the Plant or losses that the Purchaser will sustain in the event of the Contractor's failure to achieve Final Performance Acceptance within the Time for Completion.  The amounts of these liquidated damages are agreed upon and fixed hereunder by the Parties because of the difficulty of ascertaining on the date hereof the exact amount of such reduction in value or losses that will actually be sustained by the Purchaser in the event of any such failure by the Contractor, and the Parties hereby agree that the liquidated damages amounts specified herein shall be applicable regardless of the amount of such reduction in value or losses actually sustained by the Purchaser and, subject to the provisions of Clause 44 hereof and the Purchaser's rights to terminate this Contract pursuant to Clause 46 hereof, shall be in lieu of all remedies and damages for failure to achieve the Final Performance Acceptance within the Time for Completion.

In the event that the Purchaser is held or declared by any Court of Law not to be entitled to recover the abovesaid liquidated damages under this Clause for any reason whatsoever, the Purchaser shall remain entitled to recover such losses, expenses, costs or damages as the Purchaser would be entitled to at law in the absence of the right to recover the abovesaid liquidated damages.

35	Performance Liquidated Damages

35.1	Performance Liquidated Damages

If at the time of achievement of Final Performance Acceptance or Taking Over or the earlier expiry of the final time for completion fixed pursuant to Clause 34.3, the Contractor is unable to demonstrate that the Performance Guarantees for Biodiesel and/or Glycerine Output at the level of feedstock and utility consumption as specified, as the case may be, are satisfied, the Contractor shall pay to the Purchaser, as liquidated damages for its failure to achieve the applicable Performance Guarantees and not as a penalty, the respective amounts calculated at the rates set forth in Appendix 7 to these Conditions.

This Clause 35.1 sets forth the sole and exclusive liability of the Contractor to the Purchaser for the failure of the Contractor to cause the Plant to meet the Performance Guarantees, provided however that the Contractor has caused the Plant to meet the Minimum Acceptable Performance Criteria.  Amounts accruing under this Clause 35.1 shall be due and payable not later than 14 (fourteen) days after receipt by the Contractor of an invoice from the Purchaser following the Tests on Completion for the Plant carried out to demonstrate the achievement of Final Performance Acceptance setting forth the Purchaser's claim under this Clause 35.1.

The Contractor shall promptly pay all amounts due under this Clause 35.1 to the Purchaser or as the Purchaser shall direct without set-off or counterclaim.  If any such due amount remains unpaid 14 (fourteen) days after a written demand therefore the Purchaser shall be entitled to charge interest on the amount unpaid calculated daily at the rate of 2% per annum over the Base Lending Rate.  Payment of liquidated damages by the Contractor shall be made in Malaysian Ringgit.  The Purchaser, at its sole discretion, shall be entitled to set off or deduct amounts due under this Clause 35.1 and under Clause 34.1 against approved payment certificates, against retention amounts or against any other amounts due to the Contractor hereunder.

35.2	Liquidated Damages Reasonable

The Purchaser and the Contractor hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to this Clause 35 for performance liquidated damages are reasonable, considering the reduction in the value of the Plant or losses that the Purchaser will sustain in the event of the Contractor's failure to achieve the Performance Guarantees.  The amounts of these liquidated damages are agreed upon and fixed hereunder by the Parties because of the difficulty of ascertaining on the date hereof the exact amount of such reduction in value or losses that will actually be sustained by the Purchaser in the event of any such failure by the Contractor, and the Parties hereby agree that the liquidated damages amounts specified herein shall be applicable regardless of the amount of such reduction in value or losses actually sustained by the Purchaser and, subject to the provisions of Clause 44 hereof and the Purchaser's rights to terminate this Contract pursuant to Clause 46 hereof, shall be in lieu of all remedies and damages for failure to achieve the Performance Guarantees by such date.

35.3	Contractor's Liability Subject to Qualification

The aggregate amount of liquidated damages under Clause 35 shall not exceed the amount named in the Appendix 2 as the Limit of Liquidated Damages for Performance Guarantees.

In the event that the Purchaser is held or declared by any Court of Law not to be entitled to recover the abovesaid liquidated damages under this Clause for any reason whatsoever, the Purchaser shall remain entitled to recover such losses, expenses, costs or damages as the Purchaser would be entitled to at law in the absence of the right to recover the abovesaid liquidated damages in the absence of the right to recover the abovesaid liquidated damages.

36	Defects Liability

36.1	Meaning of Defects Liability Period

In these Conditions the expression "Defects Liability Period" means the period commencing on the date of Taking Over and ending on the date 12 (twelve) months or such other period as may be pursuant to Clauses 36.3 and 36.4.

36.2	Making Good Defects

The Contractor shall be responsible for rectifying or making good by correction, repair or replacement with all possible speed at its expense any error in, defect or damage to any part of the Works or any other failure of the Works to comply with the Contract which may appear or occur during the relevant Defects Liability Period and which arises either:

(a)
from any defective materials, workmanship or design (other than a design made, furnished, or specified by the Engineer and with which the Contractor has disagreed in writing within a reasonable time after receipt of it); or

(b)	from any act or omission of the Contractor its agents, employees or Sub-contractors.

If any such defect shall appear or damage occur the Purchaser or the Engineer shall promptly on becoming aware thereof inform the Contractor thereof stating in writing the nature of the defect or damage.

The Purchaser shall permit the Contractor access to the Site and the Plant for the purposes of rectifying or making good such defect or damage in accordance with a remedial program prepared by the Purchaser in consultation with the operations and maintenance contractor and agreed with the Contractor.  The Contractor shall expedite the rectification and making good as required by such remedial program at its own cost and shall comply with applicable safety, environmental and security regulations during the performance of such work.

Making good shall include making good the equipment concerned on all units by modification, repair or replacement regardless of whether they have previously been taken over or not and provision of modified drawings and operation and maintenance manuals.

When the Contractor has completed to the satisfaction of the Engineer all such rectification and making good as may be required in respect of any part of the Works and the relevant Defects Liability Period has expired, the Engineer shall in respect of that part of the Works issue a Defects Liability Certificate in the form and substance as set out in Appendix 21.

The aforementioned warranty obligations of the Contractor during the Defects Liability Period under this Clause 36 do not extend to (i) any repairs, adjustments, alterations, replacements or maintenance of materials that are required solely as a result of (a) normal wear and tear in the operation of the Biodiesel Project or (b) the Purchaser's failure to operate and maintain the Biodiesel Project in accordance with the operating and maintenance specifications set forth in the Contractor's operation and maintenance manuals or (ii) any warranty obligation in respect of items of equipment, materials or services supplied by the Purchaser or other contractors engaged by the Purchaser.

36.3	Application to Works Made Good

The provisions of this Clause 36 shall apply to any portion of the Works which have been previously made good, replaced or repaired under Clause 36.2 and the Defects Liability Period for such portion of the Works shall be accordingly extended for a further period of twelve (12) months after the date of completion of such making good, repair or replacement.

36.4	Extension of Defects Liability

The Defects Liability Period in respect of all or any portion of the Works (including the Defects Liability Period applicable to all repairs and replacements under Clause 36.3) shall in addition to the extension described in Clause 36.3 be extended by a period equal to the period during which the Works (or that part thereof in which the defect or damage to which this Clause applies has appeared or occurred) cannot be used by reason of any defect or damage.

36.5	Outer Limit of Defects Liability

Notwithstanding the provisions of Clause 36.3 and Clause 36.4, in no event shall the Defects Liability Period with respect to the Biodiesel Project (or any component thereof) or any spare or replacement part extend beyond the date that is 24 (twenty four) calendar months after the date of Taking Over of the entire Biodiesel Project.

36.6	Delay in Remedying Defects

If any such error defect damage or failure be not remedied by the Contractor within 14 (fourteen) days from receipt of the notification thereof by the Purchaser or Engineer under Clause 36.2, the Purchaser may proceed to do the work at the Contractor's expense provided that it notifies the Contractor of its intention so to do.  The cost reasonably incurred by the Purchaser shall, without prejudice to any other method of recovery be deducted from the Contract Price or be paid by the Contractor to the Purchaser forthwith on demand.

Provided, however, that if the Contractor demonstrates to the satisfaction of the Purchaser that the Contractor has made best endeavours (such as placement of orders for replacement materials and equipments in good time) to remedy the defects within the stipulated time and any delay is for causes not entirely controllable by the Contractor (such as replacement material and equipments are not generally available due to general shortage in the market for such materials and equipment), then the Purchaser shall grant a reasonable extension of time to remedy defects to the Contractor

36.7	Removal of Defective Work

The Contractor may with the consent of the Purchaser remove from the Site any part of the Works which is defective or damaged, if the nature of the defect or damage is such that repairs cannot be expeditiously carried out on the Site.

36.8	Not Used

36.9	Contractor to Search for Cause of Defect / Damage

The Contractor shall, if required by the Purchaser in writing, search for the cause of any defect or damage at its own costs.

36.10	Latent Defects

Notwithstanding the completion of the Defects Liability Period, the Contractor shall be responsible for expeditiously making good by repair or replacement at its option and at its cost and expense any Latent Defect in the Biodiesel Project or any part thereof, which, appears before the expiry of the Latent Defects Liability Period.

Latent Defects shall mean any inherent defects in design, workmanship or material which surface after the Defects Liability Period and which could not be detected despite normal inspection during the Defects Liability Period by the Purchaser and which may hinder or endanger the normal operation of the Biodiesel Project.

For the purposes of this Contract the term Latent Defects Liability Period shall mean the period commencing from the date of Taking Over of the Biodiesel Project and ending on a date that is exactly 18 (eighteen) months thereafter.

36.11	Liability for Defects

Save as expressly provided in Clauses 29, 36 and 43 neither the Contractor nor its Subcontractors, their respective servants or agents shall be liable, whether in contract, in tort (including but not limited to negligence) or by reason of breach of legal duty or otherwise, in respect of defects in or damage to any part of the Works taken over under Clause 29.

Nothing in this Clause shall affect the liability of the Contractor under these Conditions in respect of any part of the Works not yet taken over, or its liability for death or personal injury caused by its wilful or negligent acts or omissions.

36.12	Sub-Contractor Warranties

The Contractor shall obtain warranties and guarantees from its Subcontractors, suppliers and the manufacturers with respect to the materials, workmanship and equipment which form a part of the Works.  Such warranties and guarantees shall be standard for the biodiesel and glycerine refining industry in all material respects.  The Contractor shall ensure that all such warranties and guarantees in existence at the conclusion of the Defects Liability Period, if any, shall be assigned for the benefit of the Purchaser.

36.13	Limitation of Warranties

Except as provided in this Agreement, there are no warranties express or implied relating to the Works to be performed by the Contractor hereunder, and the Contractor disclaims any implied warranties or warranties imposed by Law (other than warranties of title).

37	Vesting of Plant

37.1	Vesting of Plant

The equipment and materials forming a part of the Works to be supplied pursuant to the Contract shall become the property of the Purchaser when such equipment or material is delivered to the Site pursuant to the Contract

37.2	Contractor to Procure Title to Plant

The Contractor shall procure that title to all equipment and other materials vested in the Purchaser under Clause 37.1 shall be free from any lien, charge or any other security interest and that no person shall have any claim to title thereto.  If, notwithstanding this Clause 37.2, such Plant, equipment and other materials are subject to any lien, charge, other security or claim, the Purchaser may discharge the lien, charge, security or claim and recover all costs thereby incurred from the Contractor on demand.

37.3	Setting Aside and Marking Plant

Where, prior to delivery, the property in the Biodiesel Project (or any part thereof) passes to the Purchaser, the Contractor shall, so far as is practicable, set the property in the Biodiesel Project aside and mark it as the Purchaser's property in a manner reasonably required by the Engineer.

37.4	Not Used

37.5	Inspection of Plant

The Contractor shall permit the Engineer, the Purchaser and any persons authorised by the Purchaser at any time upon reasonable notice to inspect any property in the Biodiesel Project which has become the property of the Purchaser and shall grant the Engineer or procure the grant of access to the premises of the Contractor, its Subcontractors or any other premises for such purposes or any other premises where such property in the Biodiesel Project may be located.

37.6	Contractor's Risk

All such property in the Biodiesel Project shall be in the care and possession of the Contractor solely for the purposes of the Contract and shall not be within the purchasership or disposition of the Contractor.  All such property in the Biodiesel Project shall be at the risk of the Contractor in accordance with Clause 43.

37.7	Certificate Issued

No certificate issued by the Engineer under Clause 39 shall prejudice the right of the Purchaser to reject Plant or part thereof, which is not in accordance with the Contract.  The property in the rejected Plant shall immediately revert to the Contractor upon the replacement thereof by the Contractor.

38	Contractor's Equipment

38.1	Contractor's Equipment

The Contractor shall provide all Contractor's Equipment necessary to complete the Works in accordance with the Contract and shall bear all the costs thereof including, but not limited to, import duty and any other taxes.

38.2	Contractor's Equipment to be Exclusively for Execution of Works

All the Contractor's Equipment shall when brought on to the Site, be used exclusively for the execution of the Works except as provided for in Clause 18.4.  The Contractor shall not thereafter remove the same or any part thereof from the Site without the consent of the Engineer, which shall not be unreasonably withheld in the case of the Contractor's Equipment not currently required for the execution of the Works on the Site.

38.3	Loss or Damage to Contractor's Equipment

The Contractor shall be liable for loss of or damage to any Contractor's Equipment which may occur otherwise than through the acts or default of the Purchaser or those for whom the Purchaser is responsible including the Engineer.

38.4	Maintenance of Contractor's Equipment

The Contractor shall be responsible for maintaining the Contractor's Equipment on the Site in safe working order.

39	Certificates and Payment

39.1	Payment to Contractor

The Purchaser shall make payment to the Contractor in accordance with the Payment Schedule and any such payment shall be subject to the achievement of the Milestone and requests for payment certificates submitted by the Contractor and certificate of payment issued and approved by the Engineer.

39.2	Not Used

39.3	Not Used

39.4	Deduction from Certificate

The Engineer may deduct from any certificate for payment issued under Clause 39.1 such amount as the Engineer shall consider reasonable in respect of any amounts then in dispute between the Purchaser and the Contractor, any deduction as authorised under this Contract and any work or Plant or goods or materials:

(a)	which in the opinion of the Engineer does not comply with the Contract; or

(b)	in respect of which the Contractor has not submitted satisfactory evidence.

39.5	Payments not Conclusive

Subject to Clause 39.6 and 39.8, no certificate shall be relied upon as conclusive evidence of any matter stated therein, nor shall it affect or prejudice any right of the Purchaser or the Contractor against the other.

39.6	Application for Final Certificate

The Contractor shall make application for the Final Certificate at any time after the Contractor has ceased to be under any obligation under Clause 36 (except Clause 36.9) and after the Contractor has completed any remedial Works outstanding at such time pursuant to Clause 36.

The application for the Final Certificate shall be accompanied by a final account prepared by the Contractor.  The final account shall give full details of the value of the Works and other sums certified by the Engineer.

The Final Certificate shall, save in the case of fraud or dishonesty relating to or affecting any matter dealt with in the certificate, be conclusive evidence as to the sufficiency of the Works and of the value thereof.  Upon the issue of such Final Certificate, no further claims from the Contractor in respect of the Works shall be entertained by the Purchaser.

39.7	Value of Final Certificate

The Final Certificate shall be in the form set out at Appendix 12 subject to such amendments as may be appropriate and shall certify the total amount payable to the Contractor under the Contract in respect of the Works having regard to any addition to or deduction from the Contract Price provided for in these Conditions and claims in respect thereof made by the Contractor to the Purchaser, the total amounts paid on certificates of payment previously issued pursuant to this Clause 39, and the balance payable whether by the Purchaser to the Contractor or by the Contractor to the Purchaser.

39.8	Issue of Final Certificate

The Engineer shall issue to the Contractor (with a copy to the Purchaser) the Final Certificate within 30 days after receiving an application, which, the Contractor was entitled to make and which complies with all the requirements of Clause 39.6.  For the purpose of this Clause 39.8, time shall not start to run until the Contractor has provided to the Engineer all information in support or amplification of the final account that the Engineer may reasonably require.

The issue of the Final Certificate shall be conclusive evidence that the Contractor has performed all its obligations under the Contract in respect of the Works except for its obligation under Clause 36.9.

40	Payment

40.1	Payments

The Payments payable to the Contractor for the Works under the Contract shall be drawn by the Contractor from the Purchaser's Letter of Credit in accordance with the terms of such Purchaser Letter of Credit.

40.2	Not Used

40.3	Currency of Payment

Each payment will be made in Malaysian Ringgit.

41	Claims

41.1	Notification of Claims

In every case where under the Conditions the Contractor is or considers himself entitled to be paid or to have included in or added to the Contract Price any extra or additional payment the Contractor shall if it intends to make any claim for additional payment:

(a)
within 30 (thirty) days of any circumstance arising which the Contractor considers entitles him to claim additional payment, give to the Engineer and/or the Purchaser notice of its intention to make a claim and shall state the reasons by virtue of which it considers that it is entitled thereto; and

(b)
subject to Clause 27.6, within 30 (thirty) days after the date of the notice given by the Contractor of its intention to make a claim under or arising out of this Contract for additional payment or any other period agreed between the Parties, which in any event shall be no later than the expiry of 60 (sixty) days after the issue of the Taking Over Certificate, submit to the Engineer and/or the Purchaser full particulars of and the actual amount of its claim for Costs.  The Contractor shall thereafter promptly submit such further particulars as the Engineer and/or the Purchaser may reasonably require to assess the value of the claim.

41.2	Allowance for Profit

In any case where under the provisions of Clause 16.2 (Exceptions), Clause 25.2 (Contractor's Expenses), Clause 25.5 (Resumption of Work, Delivery or Erection), Clause 27.6 (Variations), Clause 31.1 (Interference with Tests), Clause 31.2 (Deemed Taking Over), Clause 31.3 (Tests to be Carried Out During Defects Liability Period), Clause 33.3 (Minimising Anticipated Delay), Clause 33.4 (Instructions to Avoid or Reduce Delay), Clause 43.2 (Making Good Loss or Damage to the Works) and Clause 49.5 (Consequences of Change in Law) the Contractor is entitled to recover Cost, the Contractor shall also be entitled to be paid profit at the percentage stated in the Appendix 2 on the additional Costs approved by the Engineer.

41.3	Purchaser's Liability to Pay Claims

Notwithstanding anything contained in these Conditions the Purchaser shall not be liable to make payment in respect of any claim under or arising out of this Contract for an additional payment unless the Contractor has complied with the requirements of this Clause 41.  Strict compliance with the requirements of this Clause, including the provision of the notice and particulars by the Contractor within the requisite period, shall be a condition precedent to the Contractor's entitlement to the payment of Costs under this Clause.

42	Patent Rights, etc.

42.1	Indemnity Against Patent Infringement

The Contractor shall indemnify the Purchaser against all actions, claims, demands, costs, charges and expenses arising from or incurred by reason of any infringement or alleged infringement of patent, registered design, copyright, trade mark name or other intellectual property right protected in Malaysia or elsewhere by the use or possession of any Plant supplied by the Contractor but such indemnity shall not cover any use of the Works otherwise than for the purpose indicated by or reasonably inferred from the Contract or any infringement which is due to the use of any Plant in association or combination with any other plant not supplied by the Contractor.

It is expressly agreed that the Purchaser shall have the full benefit of any indemnity provided by Axens and Oiltech to the Contractor against all actions, claims, demands, costs, charges and expenses arising from or incurred by reason of any infringement or alleged infringement of patent, registered design, copyright, trade mark name or other intellectual property right protected in Malaysia or elsewhere by the use or possession of any Plant supplied by such Sub-contractor.

42.2	Conduct of Proceedings

If any claim is made or action brought against the Purchaser arising out of the matters referred to in this Clause, the Contractor shall be notified thereof and may at its own expense conduct all negotiations for the settlement of the same, and any litigation that may arise therefrom subject to liaison with the Purchaser.  The Purchaser shall not, unless and until the Contractor shall have failed to take over the conduct of the negotiations or litigation make any admission which might be prejudicial thereto.  The conduct by the Contractor of such negotiations or litigation shall be conditional upon the Contractor having first given to the Purchaser such reasonable security as shall from time to time be required by the Purchaser to cover the amount ascertained or agreed or estimated, as the case may be, of any compensation, damages, expenses and costs for which the Purchaser may become liable.  The Purchaser shall, at the request of the Contractor, afford all available assistance for the purpose of contesting any such claim or action, and shall be repaid all reasonable expenses incurred in so doing.

42.3	Not used

42.4	Effect of Infringement

If the Purchaser is prevented from using the Works in consequence of any infringement of patent, registered design, copyright, trade mark, trade name or other intellectual property right and the Contractor in accordance with Clause 42.2 is unable within 90 days after notice thereof from the Purchaser to procure the removal at its own expense of the cause of prevention then, in case of an infringement which is the subject of the Contractor's indemnity to the Purchaser under Clause 42.1, the Purchaser may treat such prevention as a default by the Contractor and exercise the powers and remedies available to him under Clause 46.

43	Accidents and Damage

43.1	Care of Works

Subject to Clause 43.2, the Contractor shall bear and be responsible for all risk of loss or damage to the Works and any Plant goods or materials notwithstanding that the same may have become the property of the Purchaser and for all risks relating to and the care of the Works and the Site or any part thereof until the date of Taking Over as stated in the Taking Over Certificate applicable thereto or the earlier taking over or use thereof by the Purchaser pursuant to Clause 29, 30 and 31.  However the Contractor shall be responsible for the care of the Plant or any part thereof for the period during which it carries out any outstanding work pursuant to its obligations under the Contract after the Taking Over.  In the event of termination of the Contract in accordance with these Conditions, responsibility for the care of the Works shall pass to the Purchaser upon expiry of the termination procedures described in Clause 46.1.6.

43.2	Making Good Loss or Damage to the Works

If any part of the Works shall suffer loss or damage whilst the Contractor· has responsibility for the care thereof, except to the extent that such loss or damage shall be caused by the Purchaser's Risks (defined in Clause 45) or an event of Force Majeure according to Clause 49.1, the same shall be made good by the Contractor at its own expense.  The Contractor shall also at its own expense (subject as aforesaid) make good any loss or damage to the Works caused by him in the course of completing any outstanding work or of complying with its obligations under Clause 36.

In the event that any part of the Works shall suffer loss or damage whilst the Contractor has responsibility for the care thereof which is caused by any of the Purchaser's Risks or an event of Force Majeure according to Clause 49.1, the same shall, if required by the Purchaser within 6 (six) months after the happening of the event giving rise to loss or damage, be made good by the Contractor.  Such making good shall be at the expense of the Purchaser at a price, as may be agreed between the Contractor and the Purchaser, failing which the price (if any) shall be determined by the Engineer.  The price or sum so agreed or determined shall be added to the Contract Price.  Any extension of the Time for Completion and/or in a suitably expeditious manner of making good, may also be agreed between the Contractor and the Purchaser, failing which they shall be determined by the Engineer.

Purchaser shall be responsible for all risk of loss or damage to the Works and any Plant goods or materials, whilst the Purchaser has responsibility for the care thereof in accordance with the provisions hereof.

43.3	Injury to Persons and Property Whilst the Contractor has Responsibility for Care of the Works

Except as hereinafter mentioned the Contractor shall be liable for and shall indemnify the Purchaser against all claims in respect of personal injury or death and in respect of loss of or damage to any property (other than the Works) which arises out of or in consequence of the execution of the Works by the Contractor whilst the Contractor has responsibility for the care thereof and against all demands, costs, charges and expenses arising in connection therewith.  The Contractor shall not be liable under this Clause for, and the Purchaser shall indemnify him from and against, any claims in relation to death or personal injury or loss of or damage to property to the extent that the same results from any acts or negligence of the Purchaser, its agents, servants or other contractors (not being the Contractor's servants, agents or sub-contractors).

43.4	Injury and Damage After Responsibility for Care of the Works Passes to Purchaser

If there shall occur any death or injury to any person or loss of or damage to any property (other than the Works) while the Purchaser is responsible for the care of the Works, the Contractor shall be liable for and shall indemnify the Purchaser against all such claims and all actions, demands, costs, charges and expenses arising in connection therewith to the extent that such death or personal injury or loss of or damage to property was caused by the negligence or breach of statutory duty of the Contractor, its Sub-contractors, servants or agents or by defective design materials or workmanship but not otherwise.

43.5	Accidents or Injury to Workmen

The Contractor shall indemnify the Purchaser against all actions, suits, claims, demands, costs, charges and expenses arising in connection with the death of or injury to any person employed by the Contractor or its Sub-contractors for the purposes of the Works.  This indemnity shall not apply to the extent that any death or injury results from acts or negligence or breach of statutory duty of the Purchaser, its servants, agents or other contractors for whom the Purchaser is responsible.  The Purchaser shall indemnify the Contractor against all claims, damages, costs, charges and expenses to such extent the Purchaser is responsible.

43.6	Procedure for Claims

In the event of any claim being made against the Purchaser arising out of the matters referred to and in respect of which it appears that the Contractor may be liable under this Clause 43 the Contractor shall be promptly notified thereof and may at its own expense conduct all negotiations for the settlement of the same and any litigation that may arise in relation thereto.  The Purchaser shall not, unless and until the Contractor shall have failed to take over the conduct of the negotiations or litigation, make any admission which might be prejudicial thereto.  The conduct by the Contractor of such negotiations or litigation shall be conditional upon the Contractor having first given to the Purchaser such reasonable security as shall from time to time be required by him to cover the amount ascertained or agreed or estimated, as the case may be, of any compensation, damages, expenses and costs for which the Purchaser may become liable.  The Purchaser shall at the request of the Contractor afford all available assistance for any such purpose and shall be repaid all Costs reasonably incurred in so doing.

43.7	Survival of Termination

The provisions of this Clause 43 shall survive termination of this Contract; provided that neither Party shall have any indemnity obligation pursuant to Clause 42 and 43 for any claim arising out of or resulting from events or circumstances occurring after the expiration of the Defects Liability Period; and provided, further, that neither Party shall have any indemnity obligation pursuant to Clause 42 and 43 unless notice of any such claim for indemnity by either Party is received by the indemnifying Party prior to the date that is 5 (five) years after the expiration of the Defects Liability Period.

44	Limitation of Liability and Indirect or Consequential Damage

44.1	Mitigation of Loss

In all cases the Party establishing or alleging a breach of contract or a right to be indemnified in accordance with the Contract shall be under a duty to take reasonable measures to mitigate the loss which has occurred or might occur provided that it can do so without unreasonable inconvenience or cost.

44.2	Indirect or Consequential Damage

Except as expressly provided in the Contract pursuant to Clauses 34 and 35, either Party shall not be liable to the other Party by way of indemnity or by reason of any breach of the Contract or of legal duty or by reason of tort (including but not limited to negligence) or otherwise for any loss of profit, loss of use, loss of production, loss of contracts or for any indirect or consequential loss or damage whatsoever that may be suffered by the other of them.

This Clause 44.2 shall not affect any liability of either Party arising as a result of the fraud, deliberate default or reckless misconduct of such Party.

44.3	Aggregate Liability

In no circumstances shall the aggregate liability of the Contractor to the Purchaser for liquidated damages under Clauses 34 and 35 in respect of any and all acts or defaults or delays or failures giving rise to such liquidated damages, exceed the amount named in Appendix 2 as the Limit of Total Liquidated Damages.  No payment to the Purchaser by the Contractor nor any deduction from payments to the Contractor by the Purchaser for liquidated damages under Clauses 34 and 35 shall prejudice any other right of the Purchaser under the Contract to recover any loss or damage caused by the Contractor's default or breach of the Contract, nor relieve the Contractor of any other obligation under the Contract including without limitation the obligation to complete the Works in accordance with the Contract.

44.4	Limit of Total Liability

Except for any liability arising as a result of fraud, deliberate default or reckless misconduct, the total liability of the Contractor to the Purchaser shall never exceed the Contract Price.  Provided that, in the event of a liability arising pursuant to Article 10 of the TTA with Axens, the liability for the Contractor shall be limited to the amounts specified in Article 10.5 of the TTA.

44.5	Limit of Liability

The Purchaser and the Contractor intend that their respective rights, obligations and liabilities as provided for in the Contract should be exhaustive of the rights, obligations and liabilities of each of them to the other arising out of, under or in connection with the Contract or the Works, whether such rights, obligations and liabilities arise in respect or in consequence of a breach of contract or of statutory duty or any tortuous or negligent act or omission which gives rise to a remedy at common law or in equity.  Accordingly, except as expressly provided for in the Contract and except for any liability of either Party arising as a result of the gross negligence or wilful misconduct of such Party, neither Party shall be obligated or liable to the other in respect of any damages or losses suffered by the other which arises out of, under or in connection with this Contract or the Works, whether by reason of or in consequence of any breach of contract or of statutory duty or tortous or negligent act or omission and accordingly any releases or limitation of liability expressed herein shall apply notwithstanding the negligence, strict liability, fault or breach of contract of the Party whose liability is so released or limited.

45	Purchaser's Risks

The "Purchaser's Risks" are:

a.
to obtain the requisite rights to ownership or control over or use of the land areas comprising the Site which are required by the Contractor to carry out the Contractor's obligations under the Contract at the Site;

b.	the risk of loss of or damage to any part of the Works during the period that such part is deemed to have been taken over by the Purchaser in accordance with Clause 31.2;

c.	any act or omission by its employees except where the Purchaser and/or its employees have followed the instructions so provided by the Contractor and/or its Subcontractors.

46	Termination

46.1	Termination Upon Contractor and Purchaser Events

46.1.1	Contractor Remediable Events

Each of the events described below shall be a Contractor Remediable Event:

(a)
The failure of the Contractor within thirty (30) days after the Commencement Date to commence the Works as evidenced by the lack of undertaking of the activities usually and customarily undertaken under internationally accepted construction standards and practices in connection with the commencement of construction of projects similar to the Plant.

(b)
The failure of the Contractor to achieve the Final Performance Acceptance or Taking Over without reasonable cause on or before sixty (60) days, or such other mutually agreeable date, after the Time for Completion for the Plant.

(c)	After commencement of construction of the Plant, a wrongful general suspension or abandonment by the Contractor of the construction of the Plant for more than seven (7) consecutive days.

(d)
The breach by the Contractor of any of its other obligations under this Contract which is not remedied within thirty (30) days after notice from the Purchaser to the Contractor stating that such a breach has occurred, identifying the breach in question in reasonable detail and demanding remedy thereof.

(e)	The failure by the Contractor to make any payment under the Contract when due and payable.

46.1.2	Contractor Non-Remediable Events

Each of the events set forth below shall be a Contractor Non-Remediable Event:

(a)	The occurrence of any of the following events:

(i)	The passing of a resolution for the bankruptcy, insolvency, winding up, liquidation or other similar proceedings relating to the Contractor;

(ii)
The appointment of a trustee, liquidator, custodian, provisional manager or similar person in a proceeding referred to in Clause 46.1.2(a)(i) above, which appointment has not been set aside or stayed within sixty (60) days of such appointment;

(iii)
The making by a court having jurisdiction of an order winding up or otherwise confirming the bankruptcy or insolvency of the Contractor, which order has not been set aside or stayed within sixty (60) days;

(iv)
The un-enforceability, cancellation or other failure of the Advance Payment Guarantee, Corporate Guarantees or the Performance Bond, or the bankruptcy or other proceedings of the type described in the immediately preceding Clauses 46.1.2(i), (ii) and (iii) affecting the guarantor, provided that, in either case the Contractor has not provided a replacement guarantee or bond acceptable to the Purchaser within five (5) business days after the occurrence of any such event;

(v)	The assignment of this Contract, other than to the guarantor of the documents described in the immediately preceding Clause 46.1.2(iv), by the Contractor in violation of its terms;

(b)	After a Contractor Remediable Event shall have occurred and a Remedial Notice shall have been given by the Purchaser to the Contractor:

(i)
In the case of a Contractor Remediable Event described in Clause 46.1.1(a), the failure of the Contractor to commence construction of the Plant (evidenced as provided in Clause 46.1.1(a)) within fifteen (15) days after receipt of the Remedial Notice;

(ii)
In the case of a Contractor Remediable Event described in Clause 46.1.1(c), the failure of the Contractor to resume construction of the Plant within fifteen (15) days after receipt of the Remedial Notice;

(iii)
In the case of a Contractor Remediable Event described in Clause 46.1.1(e), the failure of such breach to have been remedied by the Contractor within thirty (30) days after receipt of the Remedial Notice; and

(iv)	In the case of a Contractor Remediable Event described in Clause 46.1.1(b) or Clause 46.1.1(d):

(1)	the failure of the Contractor to furnish the Purchaser with a Remedial Programme within the time provided in Clause 46.1.5(b); or

(2)	the failure of the Contractor to implement such Remedial Programme with due diligence; or

(3)	the manifest or demonstrated inability of the Remedial Programme so furnished to be capable of reasonable implementation; or

(4)
the manifest or demonstrated inability to remedy the Contractor Remediable Event notwithstanding the exercise of due diligence of the Contractor in implementing the Remedial Programme provided, however, that the foregoing shall not be considered to be a Contractor Non-Remediable Event in the case of Clause 46.1.l(b) if, subject to Clause 46.1.2(c), the Commercial Operation Date shall have occurred or in the case of Clause 46.1.l(d) if, subject to Clause 46.1.2(d), the breach in question shall have been remedied.

(c)	The failure of the Commercial Operation Date to occur by the date that is 120 (one hundred twenty) days, or such other mutually agreeable date, after the expiry of the Time for Completion or

(d)	The failure of any breach described in Section 46.1.1(d) to have been remedied within thirty (30) days after receipt of a Remedial Notice in respect thereof.

46.1.3	Purchaser Remediable Event

Each of the events described below shall be a Purchaser Remediable Event:

(a)	The failure by the Purchaser to make any payment under the Contract when due and payable to the Contractor.

(b)
The breach by the Purchaser of any of its other obligations under this Contract which is not remedied within thirty (30) days after notice from the Contractor to the Purchaser stating that such a breach has occurred, identifying the breach in question in reasonable detail and demanding remedy thereof.

46.1.4	Purchaser Non-Remediable Event

Each of the events set forth below shall be a Purchaser Non-Remediable Event:

(a)	The occurrence of any of the following events:

(i)	The passing of a resolution for the bankruptcy, insolvency, winding up, liquidation or other similar proceedings relating to the Purchaser;

(ii)
The appointment of a trustee, liquidator, custodian, provisional manager or similar person in a proceeding referred to in Clause (i) above, which appointment has not been set aside or stayed within sixty (60) days of such appointment;

(iii)
The making by a court having jurisdiction of an order winding up or otherwise confirming the bankruptcy or insolvency of the Purchaser, which order has not been set aside or stayed within sixty (60) days;

(b)	Not used.

(c)	The occurrence of any of the following events after a Purchaser Remediable Event shall have occurred and a Remedial Notice shall have been given by the Contractor to the Purchaser:

(i)	In the case of a Purchaser Remediable Event described in Clause 46.1.3(a), the failure of the Purchaser to make such payment within thirty (30) days after receipt of the Remedial Notice; and

(ii)	In the case of a Purchaser Remediable Event described in Clause 46.1.3(b):

(1)	The failure of the Purchaser to furnish the Contractor with a Remedial Programme within the time provided in Clause 46.1.5(b); or

(2)	The failure of the Purchaser to implement such Remedial Programme with due diligence; or

(3)	The manifest or demonstrated inability of the Remedial Programme so furnished to be capable of reasonable implementation; or

(4)
The manifest or demonstrated inability to remedy the Purchaser Remediable Event notwithstanding the exercise of due diligence in implementing the Remedial Programme, provided, however, that the foregoing shall not be considered to be a Purchaser Non-Remediable Event in the case of Clause 46.1.3(b) if, subject to Clause 46.1.4(d), the breach in question shall have been remedied.

(d)	The failure of any breach described in Clause 46.1.3(b) to have been remedied within thirty (30) days after receipt of a Remedial Notice in respect thereof.

46.1.5	Remedial Procedures

Upon the occurrence of a Contractor Remediable Event or a Purchaser Remediable Event, the following procedures shall be strictly followed by the Parties:

(a)	The Purchaser may give notice to the Contractor of a Contractor Remediable Event and the Contractor may give notice to the Purchaser of a Purchaser Remediable Event (a "Remedial Notice").

(b)
Upon the Contractor's receipt of a Remedial Notice notifying the Contractor of a Contractor Remediable Event described in Clauses 46.1.1(b) or 46.1.1(d) and upon the Purchaser's receipt of a Remedial Notice notifying the Purchaser of a Purchaser Remediable Event described in Clause 46.1.3(b), the Party receiving the Remedial Notice shall prepare and furnish to the other Party as promptly as practicable, and in any event within fifteen (15) days, a detailed programme (the "Remedial Programme") for the remedying of the Remediable Event giving rise to such Remedial Notice.

46.1.6	Termination Upon Contractor or Purchaser Non-Remediable Events

Upon the determination that a Contractor Non-Remediable Event or a Purchaser Non-Remediable Event has occurred, the following procedure shall apply:

(a)
The Party which is not the subject of such event may give a notice (the "Termination Notice") to the other Party, specifying in reasonable detail the Contractor Non-Remediable Event or the Purchaser Non-Remediable Event, as the case may be, giving rise to such Termination Notice, and the date on which the Party giving such Termination Notice proposes to terminate this Contract, which date shall not be less than thirty (30) days after the date of such notice;

(b)
During the period of thirty (30) days (or such longer period set forth in the Termination Notice or as the Parties may agree) following the giving of such Termination Notice, the Parties shall consult as to what steps shall be taken with a view to mitigating or remedying the consequences of the relevant event having regard to all the circumstances;

(c)
If the Party receiving the Termination Notice intends to raise a dispute regarding the right to give effect to the Termination Notice, such Party shall within fifteen (15) days of receipt of the Termination Notice so inform the Party giving the Termination Notice.

(d)	At the expiry of the period referred to in Clause 46.1.6(b) and unless:

(i)	The Parties shall have otherwise agreed; or

(ii)	The event giving rise to the Termination Notice shall have been remedied; or

the Party having given the Termination Notice may terminate the Contract by giving written notice thereof to the other Party, whereupon the Contract shall terminate on the date specified for termination in such notice or such later date as the Parties shall have agreed and Clause 46.3 shall apply.

46.2	Termination Other Than Upon Contractor Non-Remediable Events or Purchaser Non-Remediable Events

46.2.1	Termination in the Event of Certain Events of Force Majeure

If:

(i)
Any event of Force Majeure prevents, or the Contractor and the Purchaser agree that such an event of Force Majeure will prevent, the Contractor from constructing the Project for a continuous period of more than:

a)	1200 days in the case of a Direct Malaysian Political Event; or

b)	150 days in the case of an Indirect Political Event; or

c)	180 days in the event of a Non-Political Event; or

(ii)	An event of Force Majeure shall have occurred and the Parties shall have followed the procedures described in Clause 49.2(c) and the Parties do not agree on an adjustment of Contract Price,

in the case of (i), either Party, or in the case of (ii), the Purchaser, may terminate this Contract upon ninety (90) days prior written notice to the other Party.

46.2.2	Termination for Convenience

The Purchaser may terminate the Contract for its convenience at any time by providing not less than 90 (ninety) days' prior written notice thereof to the Contractor.  Upon receipt of such notice the Contractor shall, unless the notice directs otherwise, (i) discontinue the Works in an orderly and organized manner on the date and to the extent specified in such notice and (ii) place no further orders or subcontracts for the Works.

46.3	Consequences of Termination

46.3.1	(a)
In the event of termination of this Contract pursuant to Clause 46.1.6 due to a Contractor Non-Remediable Event, as soon as practicable after the Purchaser has given written notice referred to in the last paragraph of Clause 46.1.6 to terminate the Contract to the Contractor, the Engineer shall, by or after reference to the Parties and after making such enquiries as it thinks fit, value the Works and all the sums then due to the Contractor as at the date of termination in accordance with the principles of Clause 39 and certify the amount thereof.  The amount so certified is herein called "the Termination Value".

If completion of the Works is reasonably practicable, the Purchaser shall not be liable to make any further payments to the Contractor until the Cost of completing the Works and all other costs (including without limitation profits payable to any replacement contractor retained to complete the Works and any increase in interest accruing during construction) actually incurred and losses sustained (subject to Clause 44) by the Purchaser in completing the Biodiesel Project substantially in the manner as envisaged hereunder and all other sums to which the Purchaser is entitled under or by virtue of the Contract have been reasonably ascertained and the amount thereof certified by the Engineer.  If the amount so certified when added to the total amount already paid to the Contractor (such aggregate amount being hereinafter called "the Cost of Completion") as at the date of termination exceeds the total amount which the Engineer certifies would have been payable under the Contract to the Contractor for the execution of the Works (provided that completion would have been practicable) ("the Notional Contract Price"), the Engineer shall certify each excess and the Contractor shall upon demand pay to the Purchaser the amount of such excess.  Any such excess shall be deemed a debt due by the Contractor to the Purchaser and shall be recoverable accordingly by the Purchaser with no deduction or set off whatsoever.  If there is no such excess the Contractor shall be entitled to be paid the lower of:

(1)
The Termination Value less the total of all payments received by the Contractor as at the date of termination less the Contactor's liability in respect of liquidated damages at the date of the termination of the Contract, or

(2)	the Notional Contract Price less the Cost of Completion less the Contractor's liability in respect of liquidated damages at the date of the termination of the Contract.

In the event of termination of this Contract pursuant to Clause 46.1.6 due to a Contractor Non-Remediable Event and if such termination renders the Project no longer feasible then the Purchaser shall have the right to reject and return the Works to the Contractor, and recover from the Contractor (a) all sums paid to the Contractor and (b) subject to provisions of Clause 44 hereof all other costs occasioned or incurred by the Purchaser as a direct result of such termination.

(b)
In the event of termination of the Contract pursuant to Clause 46.1.6 due to a Purchaser Non-Remediable Event or pursuant to Clauses 46.2.1 and 46.2.2, the Engineer shall certify, and the Purchaser shall pay to the Contractor the sum of (a) the Contract Value of the Works performed by the Contractor through the date on which the notice of such termination is received by the Contractor, and (b) all other costs occasioned or incurred by the Contractor as a direct result of such termination, less the cumulative total of amounts previously certified under Clause 39.2 and paid pursuant to Clause 40.1.

Provided that if the Contract is terminated pursuant to clause 46.1.6 or 46.2.1 or 46.2.2, then, in no circumstances, shall the total amount received by the Contractor under the Contract exceed the Contract Price as adjusted in accordance with these Conditions.

46.3.2	Plant, Materials and Goods

Upon payment, except in the case of the Contractor's default where such transfer shall be made irrespective of the time of payment, the Contractor shall transfer to the Purchaser, upon request free from and clear of all liens and encumbrances, all of the Purchaser's right, title and interest in the Plant, insofar as they are part of or used in the Plant, including and without limitation;

(i)	all plant, materials and goods delivered to the site as well as all consumables and spare parts;

(ii)
all intangible personal property, including patents, patent licences, patent applications, tradenames, trademarks, trademark registrations and applications therefor, trade secrets, copyrights and any other intellectual property rights (subject to the confidentiality provisions of the Contract);

(iii)	computerised and non-computerised records, reports, data, files and information;

(iv)	all drawings, test results, and documents (including those referred to in Clause 13.10, 15.6 and 53.9) required to be provided by the Contractor under the Contract;

(v)	all warranties of equipment, materials and work;

(vi)	all contract rights and insurance policies;

(vii)	all work in progress under contracts with vendors, suppliers, contractors and subcontractors; and

(viii)
all rights with respect to any insurance proceeds payable to or for the account of the Contractor, but unpaid at the date of termination of the Contract, in respect of the Contractor's right, title and interest in the Project to the extent the loss/damage has not been repaired or replaced.

46.3.3	Survival

The provisions of this Clause 46.3 shall survive the termination of the Contract.

46.3.4	Other Rights and Remedies

Upon the breach by either Party hereto of any covenant or warranty hereunder, the Party damaged by any such default or breach may, in its sole discretion, in addition to exercising any other remedies provided for hereunder, proceed in accordance with Clause 50 to protect and enforce its rights, to recover any damages to which it may be entitled (including all costs and expenses reasonably incurred in the exercise of its remedy) or to seek specific performance by the other Party of such other Party's obligations under the Contract.

47	Insurance

47.1	Contractor's Insurance

Subject to the exercise of the option in Clause 13.24 by the Purchaser, without limiting its obligations, responsibilities and liabilities under the Contract, the Contractor, at its sole cost and expense, shall obtain and maintain the policies of insurance described in Clause 47.1 and any other insurances statutorily required in Malaysia during the term of the Contract.  Nothing herein shall prevent the Contractor, at its sole cost and expense, from procuring insurance coverages in addition to those specified hereunder.

The insurance referred to in Clause 47.1 shall include as the insured parties, the Purchaser, the Engineer, their employees, agents, directors and such other parties as the Purchaser may elect.

47.1.1	Workers Compensation Insurance

In an amount at least to cover all legal liabilities in respect of compensation and damages and upon terms and conditions to comply with the workers compensation and occupational disease laws and regulations of Malaysian respect of any local Malaysian employees or to a level including benefits equal to those required by applicable workers compensation law of the place of hire of any expatriate personnel or where expatriate personnel may reside or of the place where the employer of the expatriate personnel is domiciled whichever provide the employee with the most advantageous level of benefit.

The period of insurance shall commence from the Commencement Date until the Contractor has been discharged in full from its obligations, responsibilities and liabilities under the Contract.

47.1.2	Employer's Liability Insurance

Covering illness of, injury to or death of the Contractor's personnel while performing its obligations under this Contract and to cover all legal liabilities in respect of compensation or damage (without any excess) for each occurrence, unlimited in the aggregate during the period.

The period of insurance shall commence from the Commencement Date until the Contractor has been discharged in full from its obligations, responsibilities and liabilities under the Contract.

47.1.3	Automobile Liability Insurance

Covering legal liability for damage to property of, or illness or death or bodily injury to, third parties arising out of the purchasership, use or maintenance of motor vehicles owned, leased or non-owned by the Contractor or its Subcontractors of any tier whilst used in the performance of its obligations under this Contract and to cover all legal liabilities in respect of compensation or damage (without any excess) for each occurrence, unlimited in the aggregate during the period.

The period of insurance shall commence from the Commencement Date until the Contractor has been discharged in full from its obligations, responsibilities and liabilities under the Contract.

47.1.4	Not Used

47.1.5	Contractor's Equipment

Covering loss or damage to the Contractor's Equipment incurred whilst used in the performance of its obligations under this Contract on all risks basis and covering full replacement value of the Contractor's Equipment at the time of loss.

Certain specifically identified and scheduled equipment as agreed by the Parties may be covered by the insurance described in Clause 47.2.1.

The Contractor shall effect and maintain the insurance during the term of the Contract where and when necessary to ensure the above mentioned coverage.

47.1.6	Construction/Erection All Risks (CEAR) Insurance:

(a)	Coverage:

This insurance shall cover physical loss of or damage to any part of permanent and temporary Works under construction by the Contractor and/or its Subcontractors, including materials and equipment supplied for incorporation therein at all locations where fabrication, construction, and assembly are conducted including any warehousing and/or interim warehousing facilities.  Scope of cover is to be all risks subject to standard exclusions and sublimits.  Faulty design, faulty workmanship and faulty material coverage to be included to the extent available under the London Market DE5 design cover wording or its equivalent.

This insurance shall cover as a separate section physical loss or damage to the Contractor's Equipment having been delivered to the Site for the performance of the Works.  Only those items which have been advised by the Contractor and incorporated under a schedule of Contractor's Equipment attached to the policy of this insurance shall be covered under this insurance.

(b)	Amount Insured:

Amount Insured shall be the full reinstatement or replacement value of the Plant.

(c)	Period:

Commencing on the Commencement Date until the expiry of the Defects Liability Period (including any extension thereof).

47.1.7	Marine Cargo Insurance:

(a)	Coverage:

This insurance shall cover all risks of physical loss of or damage to the materials, equipment and supplies for incorporation or consumption in the Works, including the Plant and certain Contractor's Equipment specifically identified and scheduled as such, occurring during marine, air and/or inland transit at least to the extent provided for by the London Institute Cargo Clauses "A" or its equivalent.

(b)	Amount Insured:

Replacement value equivalent to a minimum 100% of CIF value of the materials and equipment.

(c)	Voyage:

This insurance shall commence from the time the materials, equipment and supplies leave the originating factory, warehouse or place of storage "ex works" and continue during the ordinary course of marine, air and/or inland transit including any and all interim warehousing, storage and/or transshipment and terminate at point of delivery at the Site.

47.1.8	Comprehensive General Liability Insurance:

(a)	Coverage:

Coverages to include but not be limited to all legal, contractual and statutory liabilities for damage to property of or illness, death or bodily injury to or personal injury to third parties arising out of the construction of the Works, including the Plant.

(b)	Amount Insured:

US$ 10,000 (United States Dollars Ten Thousand Only) per anyone occurrence, unlimited in the aggregate during the period.

(c)	Period:

Commencing on the Commencement Date until the expiry of the Defects Liability Period (including any extension thereof).

47.2	Purchaser' Insurance

The Purchaser may, at its sole discretion, effect and pay for any insurance policy to cover losses due to delay in start-up (or more commonly known as advance loss of profit policies).

47.3	General Provisions Regarding Insurance

47.3.1	The Purchaser and the Contractor shall be the joint policyholders as the representative of the insured parties of the insurance referred to in Clause 47.1.6, 47.1.7 and 47.1.8.

47.3.2
No later than twenty-one (21) days prior to the scheduled date upon which the insurances to be provided by the Contractor are to be in full force and effect, the Contractor shall provide the Purchaser with the draft policy wordings referred to in Clause 47.1 for review and agreement.

The Purchaser shall provide requested changes in the draft policy wordings, if any, within seven (7) working days after receiving such documents from the Contractor.

The Contractor's agreement to any changes proposed by the Purchaser shall not be unreasonably withheld.

The Contractor shall comply and ensure that its subcontractors comply strictly with the terms and conditions of the policies referred to in Clause 47 and all reasonable requirements of insurers in connection with the settlement of claims, the recovery of losses and the prevention of accidents and shall bear all costs incurred by the Purchaser as a consequence of any failure so to comply.  The Contractor shall bear all excesses and/or deductibles applicable to the insurance referred to in Clause 47.1.

The Contractor shall bear all excesses and/or deductibles applicable to the insurances referred to in Clause 47.1 unless the Purchaser is solely responsible for the cause of the occurrence of an event insured in Clause 47.1.6, 47.1.7 and 47.1.8.

47.3.3
The insurances referred to in Clause 47.1 shall be primary with respect to the interests of the Purchaser, the Engineer, the Contractor, including their approved sub-contractors, their employees, agents, directors and any other insurances maintained by them are excess and not contributory with such policies.

47.3.4	The Contractor shall ensure that the insurances referred to in Clause 47.1 shall include standard cross liability clauses.

47.3.5
The Contractor shall ensure that notwithstanding any provision of the policies of insurance referred to in Clause 47.1, the policies may not be cancelled, non-renewed or materially changed by the insured parties without written consent of the Purchaser (such written consent shall not be unreasonably withheld).  In addition the Contractor shall make best efforts to ensure that the policies of insurance referred to in Clause 47.1 contain provisions requiring insurers to provide a minimum of 60 (sixty) days prior written notice of any such intended cancellation, non-renewal or material change before any cancellation, non-renewal or material change shall be effective.

47.3.6	Any payments by the insurers under the policies referred to in Clause 47.1.6 and Clause 47.1.7 shall be made to the Purchaser or to the account designated by the Purchaser.

Where the amount involved is less than RM 100,000 (One Hundred Thousand Only) (or the equivalent in another currency) and the Contractor is obliged to effect any repair, replacement or reconstruction of the Works ("Remedial Works") the Contractor shall commence such Remedial Works and such amounts shall be paid by the Purchaser to the Contractor for application solely in effecting such Remedial Works unless progress of the Works has been suspended pursuant to Clause 25 at the time when such proceeds are payable then such proceeds shall be paid to the Contractor to the extent of Remedial Works in respect of which such claim may arise and which were undertaken prior to such suspension.

Where an event occurs which is likely to involve a claim under such policies in an amount which is equal to or above RM 100,000 (One Hundred Thousand Only) or the equivalent in another currency), the Contractor shall seek the written consent of the Purchaser before commencing any Remedial Works in respect of which such claim may arise and:

(a)
if the Purchaser agrees that the Contractor may proceed with the Remedial Works, then the relevant insurance proceeds shall be disbursed to the Contractor in progress instalments to be calculated and disbursed in accordance with the timetable for the Remedial Works agreed amongst the Purchaser, the Insurers and the Contractor against progress statements certified by the Purchaser (such statements not to be unreasonably withheld or delayed by the Purchaser); and

(b)
if the Purchaser refuses to give its consent or fails to respond within thirty (30) days of its receipt of such request from the Contractor, then the Purchaser shall be deemed to have issued an order to suspend the Works under Clause 25 and the Purchaser may apply such insurance proceeds in such a manner as it deems fit and if permission to resume work is given, an amount equal to the relevant insurance proceeds shall be disbursed to the Contractor as if no suspension had occurred and the Purchaser shall pay to the Contractor the extra costs, if any, incurred by the Contractor in giving effect to such suspension.

All proceeds payable under the policy referred to in Clause 47.1.8 in respect of any claim relating thereto shall only be paid in satisfaction of third party liabilities covered by such policy.

47.3.7
The Contractor shall ensure that all policies of insurances naming more than one party as an insured shall contain a waiver of subrogation clause applying to each insured party.  Such policies shall also contain a clause stating that the breach of a policy term, condition or warranty, expressed or implied, by one insured shall not prejudice the cover granted by the policy to any other insured who has not breached the term, condition or warranty.

47.3.8
In respect of all insurances required to be effected by the Contractor pursuant to Clause 47.1, the Contractor shall produce certificates of insurance, the receipts for premiums or other satisfactory evidence of the continued validity of insurance cover to the Purchaser, upon written request, within a reasonable time from receiving such request.

47.3.9	Not Used.

47.3.10
If the period of the Construction/Erection All Risks (CEAR) Insurance referred to in Clause 47.1.6 and/or of the Comprehensive General Liability Insurance in Clause 47.1.8 is extended to cover the extended period of the Defects Liability Period pursuant to Clauses 36.3 and 36.4, the Contractor shall be responsible for any extra premium incurred for such extension.

47.3.11	Not Used

47.3.12
The Contractor shall make best efforts to ensure that the policies of insurance described in Clause 47.1 contain provisions to the effect that the insurer shall not be entitled to terminate the policies in the event of termination of the Contract or part thereof, solely as a result of the termination of the Contract.  Such provision shall cause the insurance to continue in force until its expiry in respect of the interest of the Purchaser and the Engineer.

47.3.13
The Contractor shall comply and make best efforts to ensure its Subcontractors strictly comply with the terms and conditions of the insurances and all reasonable requirements of the insurers in connection with the settlement of claims, the recovery of losses and the prevention of accidents.  The Contractor shall indemnify the Purchaser from any loss or damage due to non-compliance with the terms and conditions of the insurance by the Contractor and/or its sub-contractors.

47.3.14
The Contractor and the Purchaser agree that, notwithstanding the provisions of Clause 47, in the event that the final agreed and accepted insurance policies are in any way in variance with the requirements and provisions contained in Clause 47 then, subject to the written agreement of the Purchaser and the Contractor, the conditions of the final agreed and accepted insurance policies shall take precedence.

48	Remedy on Failure to Insure

If the Contractor shall fail to effect and keep in force the insurance for which it is responsible in accordance with Clause 47, the Purchaser may obtain and keep in force any such insurance and pay the premiums thereon as may be necessary for that purpose, and the Contractor shall upon demand reimburse the actual cost of effecting such insurance cover to the Purchaser, failing which the Purchaser shall be entitled to deduct such costs from the Contract Price.

49	Force Majeure

49.1	Instances of Force Majeure

An "event of Force Majeure" shall mean any circumstance not within the reasonable control, directly or indirectly, of the Party affected, but only if and to the extent that (i) such circumstance, despite the exercise of reasonable diligence, cannot be or be caused to be prevented, avoided or removed by such Party, (ii) such event materially adversely affects (in cost and/or time) the ability of the Party to perform its obligations under the Contract, and such Party has taken all reasonable precautions, due care and reasonable alternative measures in order to avoid the effect of such event on its ability to perform its obligations under the Contract and to mitigate the consequences thereof, (iii) such event is not the direct or indirect result of the failure of such Party to perform any of its obligations under the Contract, and (iv) such Party has given the other Party prompt notice describing such event, the effect thereof and the actions being taken in order to comply with this Clause 49.

The events of Force Majeure comprise:

(a)	Non-Political Event;

(b)	Direct Malaysian Political Event; and

(c)	Indirect Political Event,

all as defined hereunder.

"Non-Political Event" shall include, but not limited to, the following events to the extent that an event or its consequence (it being agreed that if a causing event is within the reasonable control of a Party affected, the consequence thereof shall be deemed to be within the control of the Party affected) satisfy the first paragraph of this Cause 49.1;

(i)
the effect of any natural element or other act of God, including but not limited to any storm, flood, lightning, earthquake, cyclone, landslide, subsidence, volcanic eruption or other natural disaster;

(ii)
fire or explosion, accidents in each case not being due to (A) inherent defects of the equipment comprising the Project, (B) the failure to operate the Project in accordance with the Good Manufacturing Practices or (c) circumstances within the reasonable control of the affected Party's contractors; and

(iii)	epidemic, famine or plague;

(iv)	radioactive contamination or ionizing radiation; and;

(v)	any act, event or circumstance of a nature analogous to the foregoing.

"Direct Malaysian Political Event" comprises:

(i)
GOM's, or any Governmental Instrumentality of Malaysia's unreasonable delay, denial or refusal to grant or renew, or any unreasonable revocation of any required Consent, provided that such adverse governmental action or inaction did not result from the non-compliance with any applicable law (other than laws of Malaysia resulting from Change in Law) or any condition to the granting or maintenance of any such Consent that was in effect on the date of the initial drawdown from any debt facility to be provided in accordance with the financing agreements entered into by the Party for purposes of this Contract, of which performance is adversely affected by the occurrence of such an event;

(ii)	a Change in Law or change in interpretation of any law of Malaysia after the date of this Contract adversely affecting the performance of this Contract by either Party;

(iii)
with respect to the Purchaser only, the expropriation or compulsory acquisition by GOM, or any Governmental Instrumentality of Malaysia of (i) any shares in the Purchaser if the result would be to acquire control of the Purchaser or such a contractor, or (ii) any assets or rights of the Purchaser; or any other act of GOM or any Governmental Instrumentality of Malaysia materially and adversely affecting the performance by the Purchaser of any of its obligations pursuant to the Contract;

(iv)	any interruption in the supply of feedstock resulting from the action or inaction of GOM, or any Governmental Instrumentality of Malaysia; or

(v)	any event or circumstance or a combination of the same of a nature analogous to any of the foregoing.

"Indirect Political Events" comprising:

(i)
act of war (whether declared or undeclared), sabotage, terrorism or act of a public enemy (including the acts of any independent unit or individual engaged in activities in furtherance of a program of irregular warfare), acts of belligerents or foreign enemies (whether accorded diplomatic recognition or not), war, blockages, civil disturbance, revolution, rebellion or insurrection, riot, exercise of military or usurped power, or any attempt at usurpation of power;

(ii)
strikes, or similar labour difficulties (excluding such events which are site specific and attributable to the Contractor) that are not primarily motivated by a desire to improve compensation or working conditions of those involve.

49.2	Effect of Force Majeure

(a)
Except as provided below if the Parties do not reach an agreement as to the continuation and completion of any part or parts of the Works, either Party shall be excused from performance to the extent its performance hereunder is affected by such event of Force Majeure and the affected Party shall not be construed to be in default in respect of any obligation hereunder for so long as the failure to perform such obligation shall be due to an event of Force Majeure.

(b)	If an event of Force Majeure shall have occurred that results in a material delay in the completion of the Project or causes material damage to the Plant and such event of Force Majeure:

(i)
is of a type not normally insured against by entities engaged in activities substantially similar to those engaged in by the Purchaser, is not required to be insured against in accordance with the Good Manufacturing Practices, and in fact has not been insured against by the Purchaser or the Contractor in accordance with Clause 47; or

(ii)	could not be insured against by the Purchaser or the Contractor prior to the time of its occurrence;

then in either case for a period ending six (6) months after the end of such event of Force Majeure, the Parties shall enter into good faith negotiations regarding an adjustment of the Contract Price, notwithstanding that the Contractor may have been granted under Clause 33.1 an extension of the Time for Completion of the Works.  During such period, the Contractor shall not be required to complete the Project or to repair the Plant, as the case may be, and such failure to complete the Project or repair the shall not constitute a Contractor Remediable Event or Contractor Non-Remediable Event until the Parties have agreed upon an adjustment of the Contract Price.  If the Parties do not reach such agreement within six (6) months after the end of such event of Force Majeure, the Purchaser may terminate the Contract in accordance with Clause 46.2.1 provided that the Purchaser shall have paid to the Contractor the Costs reasonably incurred and demonstrated by the Contractor from the occurrence of the event of the Force Majeure until the termination of the Contract.

During any such period, if requested by the Purchaser and agreed by the Contractor, the Contractor shall perform such portions of the Works as the Purchaser may request, subject to the Purchaser and the Contractor agreeing on appropriate compensation therefor.  Any Works so performed shall be factored into the price adjustment referred to above.

(c)
If an event of Force Majeure described in item (ii) under the Direct Malaysian Political Event in Clause 49.1 shall have occurred, Clause 49.5 shall be applied for purpose of determining adjustments, if any, in the Contract Price or otherwise.

49.3	Certain Events not Excused

Notwithstanding that an event of Force Majeure otherwise exists, the provisions of this Clause 49 shall not excuse:

(a)	Late payment of money;

(b)	Late delivery of equipment or materials or any delay in the Works caused by negligent acts or omissions on the part of the Contractor, or any of its Subcontractors;

(c)	Late performance by the Contractor caused by the Contractor's failure to engage qualified sub-contractors and suppliers or to hire an adequate number of personnel or labour;

(d)	Submission of documents for approval by GOM or Government of Malaysia Instrumentality at such a time which does not leave sufficient time to permit review thereof;

(e)	a labour dispute involving the Contractor and its personnel or its Subcontractors.

49.4	Notice of Force Majeure; Procedure

As soon as possible following the date of occurrence of any event of Force Majeure, if either Party desires to invoke such event of Force Majeure as a cause for delay in the performance or non-performance of any obligation (other than the payment of money) hereunder, it shall advise the other Party in writing of such date and the nature and expected duration of such event of Force Majeure.  As soon as possible but no later than seven (7) days (or longer as may be necessary in case of communication breakdown) following the termination of such event of Force Majeure, the Party having invoked such event of Force Majeure as a cause of such delay shall submit to the other Party reasonable proof of the nature of such delay and its initial estimated effect upon the time of performance.  If the Contractor is the Party serving such notice as a result of the occurrence of a Direct Malaysian Political Event or an Indirect Political Event, the initial notice shall be submitted as soon as it is practically possible following the occurrence and the notice shall include reasonable particulars of:

(i)	the nature of such a Direct Malaysian Political Event or an Indirect Political Event, which is the subject of any claim for relief under this Contract;

(ii)	the effect which such a Direct Malaysian Political Event or an Indirect Political Event is likely to have on the Contractor's performance of its obligations under this Contract;

(iii)	the measures which the Contractor is taking, or proposes to take, to alleviate the impact of such a Direct Malaysian Political Event or an Indirect Political Event; and

(iv)	any other information relevant to the Contractor's claim,

and the Contractor shall supplement the aforementioned initial notice with more accurate information as soon as reasonably possible thereafter.

For so long as the Contractor continues to claim to be affected by a Direct Malaysian Political Event or an Indirect Political Event, it shall keep the Purchaser advised in writing of any significant developments relating to such a Direct Malaysian Political Event or an Indirect Political Event, and such other information as the Purchaser may reasonably request about the Contractor's claim.

The Parties shall use their best efforts:

(i)
to prevent and reduce to a minimum and mitigate the effect of any delay occasioned by any event of Force Majeure including recourse to alternate acceptable sources of services, equipment and materials; and

(ii)
to ensure resumption of normal performance of this Contract after the termination of any event of Force Majeure and shall perform their obligations to the maximum extent practicable agreed between the Parties.

An event of Force Majeure affecting a portion of the Works only shall not excuse the Contractor's failure to timely complete the unaffected portions of the Works.

49.5	Consequences of Change in Law

(a)
Subject to item (e) of this Clause 49.5, in the event that either Party believes that a Change in Law shall have occurred that has or will result in a material Change in Law Cost or Savings, such Party shall promptly deliver to the other Party a notice (a "Notice") identifying such Change in Law and the net amount of Change in Law Cost or Savings that have resulted or are reasonably expected to result from such Change in Law, subject in any event to the obligation of the Contractor to minimise such Change in Law Costs and to maximise such Savings in accordance with Good Manufacturing Practices.  Such Party may from time to time deliver to the other Party additional Notices with respect to any Change in Law, provided that any such additional Notice shall be given not later than one (1) year after the Party giving such Notice knew of or should have known of such additional Change in Law Costs or realisation of such additional Savings resulting from the occurrence of the Change in Law.

(b)
Within seven (7) days following the receipt of any Notice, the Parties shall meet to discuss the subject matter of such Notice.  If within fourteen (14) days after the commencement of such discussions, either Party disputes any of the contents of the Notice, such Dispute may be referred to Arbitration in accordance with the provisions of Clause 50.3 of the Contract.

(c)
To the extent that a claim for material Change in Law Costs or Savings resulting from the occurrence of a Change in Law is not disputed or has been allowed by the expert, the Contract Price shall be reasonably adjusted.

The adjustment of the Contract Price is intended that the Contractor should be in the same position as the one it found himself prior to such a change.

If within thirty (30) days following the allowance of or agreement upon any claim for material Change in Law Costs or Savings, the Parties are unable to agree on the adjustment of the Contract Price, the Dispute may be referred to Arbitration in accordance with the provisions of Clause 50.2 of the Contract.

(d)
The Contractor agrees that no notice shall be given by him in respect of a Change in Law unless the effect of such Change in Law and any preceding Changes in Law applied over the term of this Contract results either in an aggregate increase in liability of the Contractor of more than RM 250,000 (Two Hundred and Fifty Thousand only)or results in Savings of more than RM 250,000 (Two Hundred and Fifty Thousand only) in the aggregate under the Contract.

50	Disputes and Arbitration

50.1	Mutual Discussions

If any dispute or difference of any kind whatsoever including for the avoidance of doubt a dispute or difference in relation to a decision or approval given by the Engineer (a "Dispute") shall arise between the Parties in connection with, or arising out of, this Contract, or the breach, suspension, termination or validity hereof, the Parties shall attempt, for a period of thirty (30) days (or such shorter period as the Parties may agree) after the receipt by one Party from the other Party of notification of a Dispute to settle such Dispute in the first instance by mutual discussions between the Parties.

50.2	Not Used

50.3	Arbitration

50.3.1
If the Dispute cannot be settled within thirty (30) days by mutual discussions as contemplated by Clause 50.1, the Dispute shall finally be settled by an arbitral tribunal (the "Tribunal") under the auspices and in accordance with the rules of the Singapore International Arbitration Centre ("SIAC") in effect on the date of this Contract (the "Arbitration Rules"), which rules are deemed to be incorporated by reference into this Clause.  The Tribunal shall consist of three arbitrators who shall be appointed in accordance with the Arbitration Rules.  Both Parties undertake to implement the arbitration award.  The venue of the arbitration shall be Singapore and the seat of the arbitration shall be Singapore.  The language of the arbitration shall be English.

50.3.2	The award rendered shall apportion the costs of the arbitration in the manner provided for in the Arbitration Rules referred to above.

50.3.3	Not Used

50.3.4	Any award rendered in any arbitration commenced hereunder shall be final and binding upon the Parties and judgement thereon may be entered in any court having jurisdiction for its enforcement.

The Parties hereto waive any rights to appeal or to review of such award by any court or tribunal.

50.3.5
Pending final resolution of any Dispute, the Parties shall continue to perform their respective obligations hereunder to the extent such obligations are not being disputed in good faith, provided however that the Contractor shall not be obliged to continue with the performance of its obligations in Dispute during arbitration proceedings if Disputes have arisen in respect of adjustments to the Contract Price or terms of payment relating to Variation and at the relevant time all amounts then in dispute exceed in the aggregate Malaysian Ringgit 1,000,000 (One Million Only).  If such Dispute is finally resolved in favour of the Purchaser, then unless agreed otherwise the Contractor shall not be excused for any delay due to its non performance of the disputed obligations.  Upon resolution of any Dispute requiring the payment of money by one Party to the other Party, any such payment shall include interest at the 300 basis points above Base Lending rate hereof from the date such amount was due up to the date of such payment.

51	Applicable Law

The Contract shall in all respects be governed by and interpreted in accordance with the laws of Malaysia.

52	Miscellaneous

52.1	Language

This Contract is being executed and delivered in the English language and all modification, amendments, waivers of any provision of this Contract, all documents, notices and communications between the Parties under this Contract shall be in the English language.

52.2	Severability of Provisions

A holding of any court of competent jurisdiction or by an arbitral tribunal under Clause 50 that any provision of this Contract is invalid or unenforceable shall not result in invalidation of the entire Contract.  Instead, this Contract shall be construed, if possible, in a manner to give effect by means of valid provisions to the intent of the Parties to the particular provision or provisions held to be invalid, and, in any event, all other terms shall remain in full force and effect.  Following any such holding, the Parties shall negotiate in good faith new provisions to restore, as best as possible, the original intent and effect of this Contract.

52.3	Waiver

Save where it appears to the contrary in this Contract, neither Party shall be deemed to have waived any right under this Contract, unless such Party shall have delivered to the other Party a written waiver signed by an authorized officer of such waiving Party.  No delay or omission in the exercise of any power or remedy shall be construed to be a waiver of any default or an acquiescence therein.

52.4	Amendment

This Contract may only be amended or modified by a written instrument signed by each of the Parties.

52.5	Entire Agreement

This Contract constitutes the entire agreement between the Purchaser and the Contractor concerning the subject matter hereof.  All previous documents, undertakings and agreements, whether verbal, written or otherwise, between the Parties concerning the subject matter hereof are hereby cancelled and shall not affect or modify any of the terms or obligations set forth in this Contract, except as the same may be made part of this Contract in accordance with its terms, including the terms of any of the Appendices, Schedules and Annexures.  The Appendices, Schedules and Annexures are hereby made an integral part of this Contract and shall be fully binding upon the Parties.

52.6	Further Acts and Assurances

Each of the Parties agree to execute and deliver all such further instruments, and to do and perform all such further acts and things, as shall be necessary or convenient to carry out the provisions of this Contract.

52.7	Expenses

Each Party shall pay its own costs and expenses (including, without limitation, the fees and expenses of its agents, representatives, advisors, counsel and accountants) necessary for the negotiation, preparation, execution, delivery, performance of and compliance with this Contract.

52.8	Assignment

Neither party shall assign the whole or any part of the Agreement or any benefit or interest in or under the Agreement.  However either Party:

i.	may assign the whole or any part with the prior agreement of the other Party, at the sole discretion of such other Party, and

ii.
the Purchaser and the Contractor may, as security in favor of a bank or financial institution, assign its right to any moneys due, or to become due, under the Agreement, but otherwise shall not, without the consent of the respective other party, assign the benefit of all or any of the obligations under the Agreement and/or any benefit arising under or out of the Agreement.  Furthermore, the Purchaser and the Contractor may assign the entire Agreement, but not any parts thereof, without consent of the other party to a company of which the majority of the capital is directly or indirectly held by the respective party or which owns directly or indirectly, the majority of the capital of the party, provided that the assigning party shall simultaneously with the assignment, as prerequisite for the validity of the assignment, provide a parent company guarantee for fulfilment of all obligations of the assignee company arising out of or in connection with the Agreement.

52.9	No Partnership

Nothing contained in this Contract shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party, or to create any duty, standard of care or liability to any person or entity not a Party hereto.  Each Party shall be liable individually and severally for its own obligations under this Contract.

52.10	Compliance with Laws

In the performance of their obligations under this Agreement, the Parties shall, and shall cause their respective affiliates, officers, directors, agents and employees to, comply strictly with all applicable laws, regulations and orders of Malaysia and other applicable jurisdictions.  The Parties hereby acknowledge and agree that certain laws of Malaysia and of any other applicable jurisdiction, prohibit, inter alia, any direct or indirect payment of money or anything of value to any government official, political Party, or candidate for political office for the purpose of obtaining or retaining business.  The Parties hereby represent and warrant that, in the performance of their obligations hereunder or otherwise in connection with the Project, they have not made, and will not make, any such proscribed payment.

53	Additional Clauses for Hardware and Software

53.1	Application of this Clause

This clause shall apply to the Integrated Control System (ICS) and other protection and telemetry equipment using computers, microprocessors and software specifically developed or designed for the Works or to integrate with manufacturers standard equipment forming part of the Works and not being a component part of manufacturers standard equipment.

The Contractor's obligations under this Clause 53 are cumulative to and shall not derogate from its obligations under the other provisions of these Conditions.

53.2	Warranty and Performance

The Contractor warrants that the System shall fulfil the requirements from such a system for the Biodiesel Project.

53.3	Steering Meetings

The Parties shall meet together with such frequency as may be desirable for the purposes, inter alia, of monitoring progress of that part of the Works which consists of the System, agreeing on a delivery schedule for the Hardware, agreeing on the Functional Specification, the Software Systems Specification and agreeing on the factory acceptance tests, site acceptance tests and the Tests on Completion, including the factory acceptance therefore.  Following agreement in writing of the Software Systems Specification or any part thereof by the Engineer no amendment thereto shall be made by the Contractor unless specifically requested in writing so to do by the Engineer who shall signify its approval thereof in writing.

53.4	Title to Standard Software

Title to and copyright in the Standard Software shall at all times remain vested in the Contractor.  The Contractor shall grant to the Purchaser the non-exclusive, irrevocable right royalty free to use the Standard Software in the System for the purposes of this Project.  The Purchaser shall be entitled to make such copies of the Standard Software as it may reasonably require for its own internal use without the payment of any royalty to the Contractor and will ensure that all such copies acknowledge the Contractor's copyright therein and in the product thereof.  The Purchaser shall take all reasonable measures to safeguard the Contractor's rights in the Standard Software.

53.5	Not Used

53.6	Not Used

53.7	Services

Following Taking Over and for a period of three years thereafter, so long as the System remains in use the Contractor shall offer to provide or to procure the provision of services of maintenance and advisory and consultancy services for the Hardware and Standard Software including the provision of an updating service for the Standard Software.  Such offer shall be on reasonable terms no less advantageous to the Purchaser than the terms offered by the Contractor to other customers.

53.8	Training

The Contractor shall provide instruction in the use and maintenance of the Hardware and Software and the System for the Purchaser's personnel and the personnel of the operation and maintenance contractor appointed by the Purchaser in accordance with the details given in the Contract.

53.9	Manuals and User Documentation

The Contractor shall provide as part of the Software all operation manuals, clerical control manuals, fault-finding procedures, diagnostic programs and routines and full operating and user manual documentation necessary for the use of the System.  Notwithstanding the passing of the Tests on Completion, the Works shall not be deemed to have been completed until all such documentation shall have been provided to the Purchaser prior to Taking Over.

53.10	Provisions Surviving Final Certificates

The provisions of Clauses 53.7 and 53.8 hereof shall where the context so requires continue in full force and effect notwithstanding the issue of the Final Certificate under Clause 39.
____________________________

APPENDICES

TO

THE CONDITIONS

TO

ENGINEERING, PROCUREMENT, CONSTRUCTION AND COMMISSIONING
CONTRACT

Mission Biofuels Sdn Bhd
Continuous Acid Conditioning and Silica Pretreatment, FFA pretreatment and Methyl Ester Transesterification with biodiesel output of 750 tpd (250,000 tpa) and 98% pure technical grade glycerin output of 82 tpd (27,308 tpa) along with associated balance of plant at Kuantan Port, Malaysia

25 July, 2007

1

APPENDIX 1

SCOPE OF WORKS

The scope of work of KNM is basically divided into the following categories:

1.	Project Management and Coordination

2.	Design and Engineering

3.	Procurement

4.	Construction

5.	Commissioning and Start-up

1.	Project Management and Coordination

•	Discussion with Client to confirm the scope of the project.
•	Together with Client and Technology Providers (Axens and Oiltek), develop the proposed layout such as process units, offsites facilities, utilities, buildings, piping connection and routing, etc.
•	Coordination with authorities for initial contacts for obtaining initial approvals. However, preparation and approval of EIA shall be by others.
•	Preparation of package of works for tender and award to selected contractors.
•	Provide procurement assistance in selection of vendors, award and expediting services.
•	Provide construction supervision in guiding the nominated contractors and fabricators in carrying out their works.
•	Coordination with Client's operation team for commissioning and start-up of the plant.

2.	Design and Engineering

The design and engineering of the plant shall encompass the following:

•	Front end engineering design (FEED)
•	Detailed engineering
•	Project Specifications
•	Shop drawings and Approved for Construction Drawings
•	As built documents

The engineering offices shall be located at the KNM head office in Seri Kembangan, the Axens head office in France and the Oiltek office in Shah Alam.

The following experienced personnel will be assigned for the engineering:

•	Lead mechanical engineer
•	Process engineer
•	Lead piping engineer
•	Lead civil & structural engineer
•	Lead electrical and instrumentation engineer

The detailed scope of work during this phase is as follows:

a.	Preliminary Design Stage

•	Discuss and confirm Client's requirements including data collection and review available data.

2

•	Land survey
•	Soil investigation for design of foundation and site preparation
•	Liaise with relevant authorities to establish their requirements in connection with infrastructure, mechanical and electrical work design
•	Prepare and plan general infrastructure layout
•	Effectively plan the design to optimize the cost
•
Develop preliminary civil & structural conceptual sketch proposals into sketch designs to a stage sufficient for submission to authorities for approval in principle to comply with relevant by-laws.  Submissions to authorities and all approvals shall be done by Client's Project Management Consultant

b.	Design Stage

•
For the transesterification unit, Axens will provide preliminary layout, process flow diagrams, heat & material balance, equipment data sheets, P&IDs, instrumentation & control specifications and operating instructions

•
For the pretreatment unit, Oiltek will provide detailed plot plan, process flow diagrams, equipment data sheets, P&IDs, instrumentation & control specifications, piping and isometric layouts, foundation drawings

•	Analyze and design the civil and structural works of the building
•	Select and design the most suitable foundation system
•	Design all mechanical and electrical works including cold water & sanitary plumbing, electrical, telephone and street lighting services
•	Submit M & E drawings to the relevant authorities for approval
•	Arrangement drawings with indications of static and dynamic loads for the design of building and foundations
•	Flow diagrams for process and utilities showing the main process flow, pipeline sizes, valves and fittings and instrumentation
•	Specifications for piping, showing material of construction for pipes, valves and fittings and miscellaneous items for the various services.
•	Vessel installation drawings showing the outline dimensions, connection orientations and weights.
•	Electrical schematic drawings and elementary wiring drawings showing the control of the plant with process and safety interlocks.

c.	Tender Stage

•	Preparation of tender documents for all civil, structural mechanical and electrical works. Such documents to include contract conditions, specifications and tender schedule as necessary.
•	Calling of tenders, taking into account the critical time of the project and the need to coordinate building completion with equipment delivery schedule.
•	Evaluation of tenders and selection of contractors.

3.	Procurement

•	Procurement of plant machinery and equipment
•	Fabrication of vessels and tanks

4.	Construction Stage

•	Construction, erection and installation of all civil, structural, mechanical, electrical, instrumentation and piping works in accordance with design drawings and specifications

3

•	Preparation of any further design and specification necessary for contractors to carry out the works
•	Site meetings
•	Witness testing and commissioning of M & E works
•	Obtaining approval from relevant authorities for C. F.
•	Preparation of final As-Built Drawings and O & M manuals
•	Training of Client's personnel.

5.	Commissioning and Start-up Stage

•	Pre-commissioning and flushing of all piping and equipment
•	First feed in
•	Commissioning and plant start-up
•	Completion of check list items
•	Issuance of Certificate of Acceptance

6.	Quality Assurance/Quality Control

In line with ISO 9001:2000 requirements, a Project Quality Plan will be developed to be implemented throughout the project.  The plan shall identify the quality objectives and provide a frame work to achieve those objectives.  Periodic audits will be planned and carried out to confirm compliance to the procedures.

4

APPENDIX 2

CERTAIN IMPORTANT TERMS

Matter	Clause No

Amount of Performance Bond	1.1	10% of the Contract Price and shall be reduced proportionately upon Taking Over of any Project Section.

Validity of Advance Payment Guarantee	1.1	Until the issue of Payment Certificate in relation to Milestone No. 3 in the Payment Schedule

Amount of Advance Payment	1.1	25% of Contract Price less Deposit

Time for Completion	1.1, 32.1	14 months after the Commencement Date

Person and address for service of notices etc.	10.1
the Purchaser:

Mr. Nathan Mahalingam, Managing Director Mission Biofuels Sdn Bhd (Company No. 735218A), Suite 50-4-1, 4th Floor Wisma UOA Damansara 50 Jalan Dungun 50490 Kuala Lumpur Malaysia
Fax:

the Contractor:

Mr. Lee Swee Eng, Group Managing Director KNM Process Systems Sdn Bhd (company number is 200140-X) No. 15, Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan

Engineer:

Datuk G Ramakrishnan
Konsultant Process Sdn Bhd, 44, Jalan SS 15/4D, 47500 Subang Jaya, Selangor Darul Ehsan, Malaysia
Fax: +61-3-56347930

Performance Guarantees	13.1	See Appendix 7

Minimum Acceptable Performance	1.1,28.9	The minimum acceptable performance criteria

Criteria		in case of Biodiesel, Pretreated Feedstock and/or Glycerine Output are 96% of the relevant Guaranteed Output at guaranteed levels of utilities consumptions as per Performance Guarantees in Appendix 7,

Rate of Liquidated Damages for Performance Guarantees	35	See Appendix 7

Rate of Liquidated Damages for Delay	34.1
Nil for up to first 30 days of delay in the CTER Section; 0.2% of the Contract Price for every week of delay (or part thereof) up to four weeks after the first 30 days of delay and 0.5% of the Contract Price for every week of delay (or part thereof) thereafter;

5

Bonus	28.8	2.5% of the Contract Price if the Final Performance Acceptance is achieved one month ahead of schedule date.

Limit of Liquidated Damages for Delay	34.2(a)	10% of the Contract Price

Limit of Liquidated Damages for Performance Guarantees	35.3	10% of the Contract Price

Limit of Total Liquidated Damages	44.3	10% of the Contract Price

Percentage Profit to be Added to Cost	41.2	10%

6

APPENDIX 3

NOT USED

7

APPENDIX 4

PROGRAMME

KNM™

OVERALL PROJECT SCHEDULE

PROJECT: PROPOSED PHASE 2 - EXPANSION OF 750 TPD BIODIESEL AND 94 TPD GLYCERINE PURIFICATION PLANT

KNM REF NO: KR0702119
CLIENT : MISSION BIOFUEL SDN. BHD.

ID	Task Name	Duration
1	Overall Plant Schedule (ISBL & OSBL)	425 days
2	ISBL-TRANSESTERIFICATION & ACID CONDITIONING FFA/VOLATILE PRE-TREATMENT AND GLYCERINE REFINING	425 days
3	ISBL-METHYL ESTER TRANSESTERIFICATION	368 days
4	Receipt of Order	1 day
5	Downpayment	1 day
6	Site Investigation	24 days
7	Mobilization	20 days
8	Temporary Facilities	20 days
9	Engineering (Preparation/Submission/Approval)	182 days
10	Basic Engineering Book Receipt	20 days
11	Detailed Engineering	176 days
12	Building, Plot Plan and Equipment Layout	145 days
13	Fabrication & Shop Drawings	145 days
14	Electrical Schematics, Layout & Wiring Diagram	173 days
15	Structural, Piping & Civil Detailing	171 days
16	Architectural Detailing	137 days
17	Material Take Off	163 days
18	QA-QC Documents	75 days
19	ITP	75 days
20	Preparation	30 days
21	Submit to Client for Approval	1 day
22	Review/Approval by Client	14 days
23	Return Comment/ Approval	1 day
24	Revisions (If Any)	14 days
25	Re-submit for final approval	1 day
26	Revised/Approval by Client	14 days
27	Return Approved Doc	1 day
28	WPS/PQR	75 days
29	Preparation	30 days
30	Submit to Client for Approval	1 day
31	Review/Approval by Client	14 days
32	Return Comment/ Approval	1 day
33	Revisions (If Any)	14 days
34	Re-submit for final approval	1 day
35	Revised/Approval by Client	14 days
36	Return Approved Doc	1 day
37	Other Procedures (Preparation, Submission & Approval)	25 days
38	Material Procurement	198 days
39	Steel Materials	190 days
40	Shell & Head Plates	190 days
41	PO Placement	1 day
42	Expediting / Manufacturing / Delivery	190 days
43	Structural Steel Materials	90 days

M-2
M-1
M1
M2
M3
M4
M5
M6
M7
M8
M9
M10
M11
M12
M13
M14
M15
M16
M17
M1

KNM PROCESS SYSTEMS SDN BHD.
PAGE 1 OF 7
ISSUE DATE: 12 June 2007_Rev 0

8

APPENDIX 5

NOT USED

9

APPENDIX 6

NOT USED

10

APPENDIX 7

PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES

PERFORMANCE GUARANTEES AT SPECIFIED UTILITY CONSUMPTION

PRETREATMENT PLANT

Capacity :	800 Tons per 24 Hours of Crude Palm Oil with FFA of 5.0% Maximum (Palm Oil)

Process Loss :	The total loss will not exceed

	a)	M & I% + 1.15 x F.F.A. % + 0.1%+0.33%(oil waste in spent earth)

= 0.5% +1.15x5% +0.1%+0.33%
= 6.68%

Product Quality :

FFA	:	Maximum 0.1%

Phosphorous content	:	Maximum 4 PPM

Water content	:	Maximum 1000 PPM

PFAD Quality	:	88%min

The above mentioned figures are based on freshly processed oil analysed according to AOCS methods. Crude oil entering the system must satisfy following specifications: -

Moisture & Impurities	:	Maximum 0.5%

FFA	:	Maximum 5%

B-Carotene	:	Maximum 700 PPM

Totox	:	Maximum 20

Iron	:	Maximum 4 PPM

Copper	:	Maximum 0.2 PPM

*Phosphorous content	:	Maximum 20 PPM

Note: Phosphorous for other feed oil type should be controlled below 8 PPM.

UTILITY CONSUMPTION

Utilities :	Approximate figures per metric ton of feed, PALM, at 45 Degree C during continuous operation at full capacity: -

	Motive Steam at 8 barg	: 45 kg

	Agitation steam for bleacher	: 2.5 kg

11

Stripping steam at 2 barg	:	5 kg

Heating steam excluding steam for cake blowing	:	27 kg

Diesel required for heater	:	4 kg (5% FFA)

Condensing water at 32 degree C	:	5.8 m3 (circulation)

Cooling water at 32 C and delta t of 10 degree C	:	3.5 m3 (circulation)

Electric Power	:	3.2 kwh

Instrument Air	:	5 Nm3/hr

Bleaching Earth	:	5 - 10 kg (Tonsil Optimum FF or equivalent)

Phosphoric acid, food grade, 85% concentration	:	0.4 - 0.6 kg

Note: Additional steam for cake blowing is not included

CONTINUOUS TRANSESTERIFICATION

As per Section I of the Schedule (Technical Guarantees) of the Technology Transfer Agreement between the Purchaser and Axens and assigned to the Contractor by the Purchaser.

LIQUIDATED DAMAGES AND BONUS FOR PERFORMANCE

Process Guarantee

The Contractor shall be responsible for the quality of the final products and the throughput capacity under the condition that the Purchaser provides sufficient quantity and quality of feed material, chemicals, and raw materials (as defined in this Appendix above).

Should the final product quality, as described in this Appendix not be attained and it is determined that the Contractor is responsible for non-attainment, then the Contractor is obligated to repair or replace at his choice and his costs those parts of the plant which cause the insufficient result.

The Contractor shall be responsible to demonstrate and to reach the Performance Guarantees specified in Appendix 7 hereinabove for the quality of the final products, throughput and consumption of utilities during the Tests on Completion.  These test results shall be duly recorded.  Should, the figures based on the results of the Tests on Completion for quality, throughput (capacity) and utility consumption not be achieved in accordance with Performance Guarantees, then the Contractor shall be liable to the Purchaser the following penalties as calculated below.

Except as stated herein, the capitalised terms in this section below in this Appendix will have the meaning assigned to them in the TTA between the Purchaser and Axens and assigned to the Contractor by the Purchaser.

If, during the last PERFORMANCES TEST PERIOD permitted under Section F-a of the TTA:

1.	The LICENSED UNIT has processed Cl% of the DESIGN CAPACITY instead of 100% as guaranteed in Section I-4 a) above,

12

2.	The yield of the UNIT has been Y1 instead of 100.0 % as guaranteed in Section I-4 b) above,

3.	For a certain number of properties of the FAME PRODUCT, the specification, which is indicated in the table of Section I-3 a) and which is guaranteed in Section I-4c) above, has not been met,

4.	The content of glycerol of the GLYCERIN PRODUCT has been CG instead of 97.5 as guaranteed in Section 1-4 d) above,

5.	The cooling water consumption and the steam consumption have been W and S instead of 110 % as guaranteed in Section 1-4 e) above,

the following computation shall be made where (M1), (M2), (M3), (M4) and (M5) are quoted in US Dollars and R is the Contract Price (as defined in the Conditions):

(M1) = R/10 x (100 – C1)

(M2) = R/10 x (100 – Y1)

(M3) = n x (R/50)

where n is the number of properties of the FAME PRODUCT for which the guaranteed specification has not been met

(M4) = R/10 x (97.5 – CG)

(M5) = R / 50 x [(W – 110) + (S – 110)]

J-2	CATALYST Replacement Computation

If the CATA LIFE PERIOD is LP instead of LPG months as guaranteed in Section I-5 above and the production of FAME PRODUCT has been PROD instead of PRODG, the following computation shall be made where (CR) is quoted in kg.

(CR) = Q x [(LPG - LP) / LPG, or

(CR) = Q x [(PRODG - PROD) / PROGD],

whichever is the smallest

where :
Q is the total load amount of CATALYST loaded in the LICENSED UNIT, in kg.

K - SETTLEMENT

K-1	Should any of the values (M1), (M2), (M3), (M4), (M5) be positive, the remedy calculated under Section J-1 of this Agreement for the corresponding guarantee will equal that amount.

K-2	Should any of the values (M1), (M2),(M3), (M4), (M5) be nil or negative, LICENSOR will be deemed to have satisfied the corresponding warranty.

K-3
Should (CR) be positive LICENSOR will deliver to LICENSEE as liquidated damages and not as a penalty, ex-works place of manufacture at which time title to and risk of loss shall pass to LICENSEE, the quantity of CATALYST determined above and manufactured at LICENSOR' production plant.  Any tax and other governmental charge upon such replacement CATALYST imposed by the authorities of LICENSEE's country shall be paid by LICENSEE.

13

APPENDIX 8

PAYMENT SCHEDULE

Milestone No.	Description of Milestone	Amount of Payment Due
1	Execution of the Contract	RM 2,000,000 as Deposit
2	Provision of the Performance Bond, the Advance Payment Guarantee and the Corporate Guarantees	25% of Contract Price less Deposit as Advance Payment
3	Completion of all piling works for the process plant, i.e. excluding balance of plant OR expiry of 5 months from the Execution Date, whichever is later	25% of Contract Price
4	Mechanical Completion	25% of the Contract Price
5	Final Performance Acceptance of the Plant and provision of Retention Bond equal to 5% of the Contract Price	25% of the Contract Price

14

APPENDIX 9

SITE

Site is located in Kuantan Port, Mukim Sungai Karang, District of Kuantan, Pahang Darul Makmur, Malaysia

15

APPENDIX 10

NOT USED

16

APPENDIX 11

NOT USED

17

APPENDIX 12

NOT USED

18

APPENDIX 13

PURCHASER'S INPUT

Crude Palm Oil

The crude Palm Oil must have the following minimum performance characteristics:

Acidity:	5.0% FFA maximum

An Value, maximum	2 ppm

Phosphorous, total:	20 ppm maximum

Phosphorous, non-hydratable:	5 ppm maximum

Methanol

Methanol shall be supplied with a minimum purity of 99.85%.

19

APPENDIX 14

FORM OF PERFORMANCE BOND

WHEREAS:

KNM Process Systems Sdn Bhd, ("the Contractor") has by an agreement made between Mission Biofuels Sdn Bhd ("the Purchaser") of the one part and the Contractor of the other part entered into a Contract ("the Contract") for the design, construction and completion of a Continuous Acid Conditioning and Slica Pretreatment, FFA pretreatment, Methyl Ester Transesterification plant with biodiesel output of 750 tpd (250,000 tpa) and 98% pure technical grade Glycerin output of 82 tpd (27308 tpa) with all associated balance of plant project at Kuantan Port, Malaysia, as more fully described in the said Contract ("the Biodiesel Project") and for the consideration of payment for the amount stated therein ("the Contract Price"), subject to the provisions of the Contract.  Any capitalised terms used and not defined herein shall have the meanings attributed thereto in the Contract.

BY THIS BOND we [bank name] of                                  (hereinafter called "the Surety") are held and firmly bound unto the Purchaser in the sum of [            ] being [ten per cent (10%)] of the Contract Price ("the Guaranteed Sum") for the payment of which sum the Surety binds itself; its successors and assigns by these presents and hereby irrevocably and unconditionally guarantees to pay to the Purchaser forthwith upon the Purchaser's written demand or demands, provided that such demand does not exceed Guaranteed Sum, without objection or contestation whatever on our part and without the Purchaser having to assign any reason whatsoever for such demand and without any proof or conditions, the amount specified in such demand within 3 (three) days from the date of receipt of the said demand notwithstanding any objection on the part of the Contractor and irrespective of whether or not there is any dispute between the Contractor and the Purchaser in respect of or relating to the Contract or in respect of any other matter and whether or not such said dispute, if any, has been settled, litigated or adjudicated otherwise howsoever.  The Purchaser may make more than one demand hereunder.

This Bond shall be valid as of the Commencement Date and shall be null and void 30 (thirty) days after our receipt of your Taking Over Certificate to the effect that the Final Performance Acceptance for the Plant has occurred (hereinafter referred to as "Validity Period'), and thereupon the original of this Bond shall be returned to the Contractor.

Our obligations hereunder shall not be affected by any act, omission, matter or thing, which, but for this provision might operate to release or otherwise exonerate us from our obligations hereunder in whole or in part, including without limitation and whether or not known to us or you:

(a)	any time or waiver granted to the Contractor or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Contractor or any other person;

(c)	any legal limitation, disability or incapacity relating to the Contractor or any other person;

(d)
any variation of or amendment to the Contract or the works to be performed thereunder or any other document or security so that references to the Contract in this Bond shall include each such variation and amendment; and

(e)	any un-enforceability, invalidity or frustration of any obligations of the Contractor or any other person under the Contract or any other document or security.

Your right to make demands on us under this Bond shall be an independent right and shall be without prejudice to any other rights that you may have under the Contract.

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All demands, if any, in respect of this Bond shall be made in writing and received by us within the Validity Period, failing which all our liabilities and obligations on this Bond shall be deemed to be completely absolved thereafter, notwithstanding that the original of this Bond is not returned to us for cancellation.  The retention of this Bond after the Validity period does not confer any rights upon you.  This Bond shall be governed by and construed in accordance with the laws of Malaysia and the Malaysian courts shall have jurisdiction to try any matter relating to this Bond.

The benefit of this Bond may be assigned by you to your financiers as collateral security subject to our prior consent, which consent shall not be unreasonably withheld and any other assignment shall be subject to our prior consent.

Signed on behalf of the Surety and dated the                                                            day of 2007.

Signed                                                              for
and on behalf of [                                                     ]
in the presence of:

21

APPENDIX 15

FORM OF ADVANCE PAYMENT GUARANTEE

To:       Mission Biofuels Sdn Bhd

From:	Bank

Dear Sirs,

Advance Payment Guarantee Number

We are informed that KNM Process Systems Sdn Bhd (hereinafter called "the Contractor") has entered into a contract ("the Contract") with you for the design, construction and completion of a Continuous Acid Conditioning and Rica Pretreatment, FFA pretreatment, Methyl Ester Transesterification plant with biodiesel output of 750 tpd (250,000 tpa) and 98% pure technical grade Glycerin output of 82 tpd (27308 tpa) with all associated balance of plant project at Kuantan Port, Malaysia, as more fully described in the said Contract, ("the Biodiesel Project") and that under the terms of the Contract the payments you are to make to the Contractor will include the sum of [            ] as an advance payment ("the Advance Payment") on the delivery, amongst others, of this Guarantee.  Any capitalised terms used and not defined herein shall have the meanings attributed thereto in the Contract.

In consideration of your agreement to make the Advance Payment above to the Contractor, we the Bank hereby irrevocably and unconditionally guarantee to pay to you any amount or amounts demanded by you not exceeding in aggregate [                                      ] ("the Guarantee Sum") on receipt of your first demand in writing without objection or contestation whatever from our part or from the Contractor without the necessity on your part to pursue or exhaust any remedy against the Contractor and notwithstanding that the Contract may be unenforceable in whole or in part and irrespective of whether or not there is any dispute between the Contractor and the Purchaser in respect of or relating to the Contract or in respect of any other matter and whether or not such said dispute, if any, has been settled, litigated or adjudicated otherwise howsoever.  You may make more than one demand hereunder provided that the sum total of all demands shall not exceed the Guaranteed Sum.

Our obligations hereunder shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate us from our obligations hereunder in whole or in part, including without limitation and whether or not known to us or you:

(a)	any time or waiver granted to the Contractor or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Contractor or any other person;

(c)	any legal limitation, disability or incapacity relating to the Contractor or any other person;

(d)
any variation of or amendment to the Contract or the works to be performed thereunder or any other document or security so that references to the Contract in this Guarantee shall include each such variation and amendment; and

(e)	any un-enforceability, invalidity or frustration of any obligations of the Contractor or any other person under the Contract or any other document or security.

This Guarantee shall come into force upon receipt by the Contractor of the Advance Payment and shall be null and void upon your written confirmation to us that the payment under Milestone No. 3 for payment of Part C Price as per the Payment Schedule of the Contract has been made to the Contractor (hereinafter referred to us the "Validity Period") and thereupon this Guarantee in original shall be returned to the Contractor.

22

All demands, if any, in respect of this Guarantee shall be made in writing and received by us within the Validity Period, failing which all our liabilities and obligations on this Guarantee shall be deemed to be completely absolved thereafter, notwithstanding that the original of this Guarantee is not returned to us for cancellation.  The retention of this Guarantee after the Validity period does not confer any rights upon you.  This Guarantee shall be governed by and construed in accordance with the laws of Malaysia and the Malaysian courts shall have jurisdiction to try any matter relating to this Guarantee.

The benefit of this Guarantee may be assigned by you to your financiers as collateral security and any other assignment shall be subject to our prior consent.

IN WITNESS whereof we have duly executed this Guarantee this          day of                              2007.

Signed for and on behalf of [Bank]
in the presence of:

23

APPENDIX 16

FORM OF PARENT COMPANY GUARANTEE

THIS DEED OF GUARANTEE is made on [                                    ] between:

1.
Mission Biofuels Sdn Bhd, a company formed and incorporated in Malaysia under the [Malaysian Companies Act] and having its registered office at , hereinafter referred to as the "Company" (which expression shall, unless repugnant to the context or meaning thereof, include its successors and permitted assigns); and

2.	KNM Group Berhard a company organised and existing under the laws of Malaysia with its registered office at (the "Guarantor"),

(hereinafter collectively referred to as the "Parties" and "Party" shall mean either of them).

WHEREAS:

(A)
This Deed is supplemental to a Contract dated             day of                              2007 and made between the Purchaser and KNM Process Systems Sdn Bhd (the "Contractor") inter alia, for the design, manufacture, supply, execution, erection, construction, installation, completion, testing and commissioning of a Continuous Acid Conditioning and Slica Pretreatment, FFA pretreatment , Methyl Ester Transesterification plant with biodiesel output of 750 tpd (250,000 tpa) and 98% pure technical grade Glycerin output of 82 tpd (27308 tpa) with all the associated balance of plant project at Kuantan Port, Malaysia.

(B)	The Guarantor is the holding company of the Contractor.

(C)	The Guarantor has agreed to guarantee the performance of the Contractor's obligations under the Contract.

IT IS AGREED as follows:

1.0	REPRESENTATIONS AND WARRANTIES

The Guarantor represents, covenants and agrees to and with Purchaser that:

(a)
it is a corporation duly organised, validly existing and in good standing under the laws of Malaysia and it is duly qualified and in good standing in each jurisdiction where the failure to so qualify and be in good standing would materially and adversely affect its ability to perform its obligations under this Guarantee and that it will maintain its existence and remain in good standing under the laws of Malaysia and of any other jurisdiction if the failure to do so would have a material adverse effect on its ability to perform any of its obligations hereunder;

(b)
the execution and delivery of this Guarantee and its performance have been duly authorised by all necessary corporate action on the part of Guarantor and do not require any other corporate actions or proceedings or any stockholder approval or consent of any trustee or holder of any indebtedness of Guarantor;

(c)	this Guarantee has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms;

24

(d)
the execution, delivery and performance of this Guarantee: (i) will not violate any law or governmental approval or provision of any security issued by the Guarantor or of any agreement, instrument or undertaking to which the Guarantor is a party of by which it or any of its property is bound, and do not require any licence, consent or approval of any governmental authority; (ii) will not violate any provision of the Guarantor's charter, by-laws or other governing documents; and (iii) will not result in the creation or imposition of any lien upon any of Guarantor's properties;

(e)
no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the Guarantor's knowledge, threatened by or against the Guarantor or any of its subsidiaries or against any of such parties' properties or revenues which, if adversely determined, would be reasonably likely to have a material adverse effect on the business, operations, property or financial condition of the Guarantor or any of its subsidiaries; and

(f)	it owns indirectly all of the issued and outstanding shares of each class of capital stock of Contractor.

2.0	GUARANTEE

2.1
In consideration of the Purchaser agreeing to enter into the Contract, the Guarantor absolutely, unconditionally and irrevocably guarantees to and agrees with the Purchaser and its successors and assigns that:

(a)
upon the failure of the Contractor to make proper and punctual payment to the Purchaser of any amounts from time to time due and payable by the Contractor under the Contract the Guarantor will pay to the Purchaser each such amount not paid by the Contractor, such payment by the Guarantor to be made within seven days of written demand by the Purchaser to the Guarantor and without set-off, counterclaim or condition of any kind whatsoever, together with such additional amounts, if any, as may be necessary to ensure that, after such withholdings or deductions as the Guarantor may be required by law to make on account of taxes of any nature, the amount received by Purchaser from Guarantor will be the same amount as would have been received had such amount been duly paid by the Contractor in accordance with the terms of the Contract;

(b)
upon the failure of the Contractor to carry out, observe and/or perform any obligation in accordance with the Contract or any of the Contractor's obligations contained in or arising from the Contract, the Guarantor will, without any demand by the Purchaser, carry out, observe and perform these obligations in accordance with the Contract; and

(c)
the Guarantor shall hold Purchaser and its successors and assigns harmless and shall indemnify the Purchaser against all loss, damage, liability, claims, demands, proceedings, costs and expenses, including reasonable attorneys' fees, arising from (i) any failure by the Contractor to carry out, observe and perform in accordance with the Contract any of the Contractor's obligations contained in or arising from the Contract including defective materials, workmanship or design by the Contractor (the "Contractor's Obligations") or (ii) any failure by Guarantor to carry out, observe and perform in accordance with this Guarantee any of Guarantor's obligations contained in or arising from this Guarantee.

2.2	The Guarantor confirms that it is fully aware of and understands all of the terms and conditions of the Contract and to the fullest extent permitted by law waives:

(a)	notice of the occurrence of a default under the Contract;

(b)	notice of any waivers, indulgences, extensions or consents granted to the Contractor or any other surety;

25

(c)	any requirement of diligence or promptness on the part of the Purchaser in the enforcement of its rights or remedies against the Contractor or any other person or against any security;

(d)
all set-offs, counterclaims, presentments, demands for performance, notice of non-performance, protests, notices of protests, notices of dishonour, notices of any waivers or indulgence or extensions, notices of every kind which may be required to be given by any statute or rule of law and notice of acceptance of this Guarantee; and

(e)	any and all notices of every kind and description which may be required to be given by any statute or rule or law.

2.3
No delay on the part of Purchaser, its successors or assigns in the exercise of or failure to exercise, any right or remedy shall operate as a waiver thereof, a waiver of any other rights or remedies or a release of Guarantor from any obligations hereunder and no single or partial exercise by Purchaser, its successors or assigns of any right or remedy shall preclude any further exercise thereof or the exercise of any other right or remedy.

2.4
Guarantor's obligations hereunder shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate Guarantor from its obligations hereunder in whole or in part, and the obligations of the Guarantor shall not be impaired, lessened or affected and shall continue to subsist notwithstanding any such act, omission, matter or thing, including without limitation and whether or not known to us or you:

(a)	any amendment, addition or supplement to, or modification of (including without limitation, Variations under the Contract) the Contract;

(b)	any action taken or not taken under the Contract in the exercise of any right or power therein conferred;

(c)
the taking, variance or release of any other guarantee or security at any time for all or any of the Contractor's obligations or any failure or omission on the part of the Purchaser to enforce any right conferred or required thereby;

(d)	any waiver by the Purchaser under the Contract of any condition therein provided for;

(e)
the merger or consolidation of the Contractor into or with any corporation or other entity or the Contractor's loss of its separate corporate identify or by any disability, incapacity or damage in status or constitution of the Contractor or any sale or transfer by the Contractor to any other person of all or any part of its property or any liquidation or dissolution of the Contractor or the insolvency of the Contractor or any receivership, administration, moratorium, composition or credits, claims or other analogous events affecting the Contractor or its property;

(f)
any failure or omission on the part of the Purchaser under the Contract which is against the interests of the Contractor or any corporate successor to it, or any action by the Purchaser under the Contract granting indulgence or extension of time for payment to the Contractor or any other surety;

(g)	waiving or acquiescing in any default or non-compliance by the Contractor or any corporate successor to it;

(h)	any legal limitation, disability, incapacity or other circumstances relating to the Contractor or any other person;

(i)	whether or not the Contractor ceases to be a subsidiary or affiliate of Guarantor;

26

(j)
any frustration or lack of genuineness, legality, validity, regularity, enforceability or value of the Contract, any of the Contractor's obligations, or any other agreement, security or instrument relating thereto; and

(k)
any other dealing or any other circumstances whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent affect or prevent recovery or performance of any of the Contractor's obligations or otherwise vary the risk of the Guarantor under this Guarantee or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of the Parties that this Guarantee and the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

This Guarantee and the obligations of Guarantor hereunder shall continue to be effective or be automatically reinstated as the case may be, if at any time any payment by or on behalf of Contractor is rescinded or must otherwise be restored by Purchaser, its successors or assigns for any reason, as though such payment by the Contractor had not been made in the first place.

2.5
The Purchaser may, without affecting, limiting, modifying or discharging any of the obligations of the Guarantor under this Guarantee, release the whole or any part of any of the Contractor's obligations and with or without legal, arbitration or other proceedings settle or compound disputes or differences with the Contractor or make further agreements or modifications with the Contractor or any liquidator, administrator, receiver or administrative receiver or other person having authority in relation to, the Contractor.

2.6
Without prejudice to the Purchaser's rights against the Contractor as principal debtor and obligor, the Guarantor shall, as between the Purchaser on the one hand and the Guarantor on the other, be deemed principal debtor and obligor in respect of its obligations under this Guarantee and not merely surety.  Accordingly, the Guarantor shall not be discharged, nor shall its liability be affected, by any act, thing, omission or means whatsoever whereby its liability would not have been discharged, if it had been principal debtor or obligor, including, but without prejudice to the generality of the foregoing, by reason of any provision of the Contract being or becoming void, unenforceable or otherwise invalid under any applicable law and notwithstanding that such disability may have been known to the Purchaser.

2.7
Guarantor hereby agrees that it will not exercise, and hereby irrevocably, absolutely and unconditionally waives, any rights of subrogation, contribution, reimbursement, indemnification, or other rights of payment or recovery from any person for any payments made by it hereunder; provided that such agreement not to exercise such rights and such waiver thereof shall not apply to the extent that the exercise of such rights by Guarantor could not reasonably be expected to materially and adversely affect Purchaser's rights and interests hereunder or under the Contract.

2.8	This Guarantee shall be in addition to and shall not in any way be prejudiced by any other security now or hereafter held by you as security for the obligations of the Contractor under the Contract.

3.0	NOTICES

Any notice, request, instruction, correspondence or other document to be given by one Party to another (collectively called "Notice") shall be in writing and delivered personally, mailed by-first class post or by telex, as follows:

27

To the Guarantor:KNM Group Berhad
[Address]
[Location]
[Tel No]
[Fax No.]

To the Purchaser:Mission Biofuels Sdn Bhd

Notice given by personal delivery shall be effective upon actual receipt and notice sent by registered mail shall be deemed to have been given three (3) days after the date of sending.  Notice given by facsimile shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during normal business hours.  Any Party may change its address to which Notice is to be given to it or any of the details given about in relation to it by giving Notice as provided above of such change of address.

4.0	GOVERNING LAW AND FORUM

4.1
The construction, validity and performance of this Guarantee shall be governed by [Malaysian/United States as the case may be] law.  In the event of any breach, differences or disputes of whatever nature arising out of or relating to this Guarantee, the Parties irrevocably agree that any suit, action, or proceedings may be brought in the         Court and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of such Courts.  Any such proceedings before the         Court shall take place in                  .  The Parties irrevocably waive any objections which they may have now or hereafter to either the venue of any proceedings brought in the         Court, or that such proceedings have been brought in a non-convenient forum.

The Parties irrevocably agree that any final judgement (after appeal or expiration of time for appeal) entered by such Court shall be conclusive and binding upon the Parties and may be enforced in the courts or any jurisdiction to the fullest extent permitted by law.  The Guarantor irrevocably designates, as its agent for service of process to receive on its behalf service of process in                in respect of any claims under this Guarantee:

Mr.                                       KNM Group Bhd

4.2
The Guarantor may from time to time designate a new agent for the receipt of process provided that such agent is either a company incorporated and registered in             or an individual resident in             by giving Notice of such change to Purchaser in the manner provided in Clause 3 above.

4.3
The Guarantor shall pay all costs and expenses incurred by or on behalf of the Purchaser (including without limitation legal fees and expenses on a full indemnity basis) in enforcing the obligations of the Guarantor under this Guarantee.

5.0	ASSIGNMENT AND SUCCESSORS

5.1
The Purchaser may assign, charge or transfer any of its rights under this Guarantee.  The Guarantor shall not assign the benefit of this Guarantee in whole or in part or any of his obligations or liabilities under this Guarantee without the prior written consent of the Purchaser.

5.2	All of the terms of this Guarantee shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Purchaser.

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6.0	INSOLVENCY

Any settlement or discharge between the Purchaser and the Guarantor shall be conditional upon no security or payment to the Purchaser by or on behalf of the Contractor or any other person being avoided or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and the Purchaser shall be entitled to recover the value or amount of any such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

7.0	LIMITATION

If called upon to perform hereunder it is expressly agreed that the Guarantor's obligations to perform in accordance with this Guarantee shall be co-extensive with the Contractor's obligations to the Purchaser under the Contract and it is expressly agreed that the Guarantor under this Guarantee shall be entitled to assert to the fullest extent all of those rights, limitations of liabilities and defences which the Contractor might assert under the Contract.

8.0	ARBITRATION

The Guarantor hereby agrees, with respect to this Guarantee, to be bound by the Dispute Resolution procedures set forth in Clause 50 of the Conditions of the Contract, including without limitation the choice of arbitration procedures set forth therein, in the same manner and with the same effect as if the Guarantor were named in lieu of the Contractor therein.

9.0	EXPIRY

This Guarantee shall expire upon the Guarantor's performance of all of its obligations set forth herein.

IN WITNESS whereof the Guarantor has delivered this document as a deed the day and year first before written.

[SEAL]		[NAME OF GUARANTOR]

By

Name:

Title:

[PURCHASER]

By

Name:

Title:

29

APPENDIX 17

VARIATION ORDER

Date:

VO No.:

(SHORT DESCRIPTION OF WORKS)

TO:	CONTRACTOR

You are directed/we confirm directions given by letter date [                                             ] under Clause 27 (Variations) of the Conditions to make the variation to the Works noted below:

Purchaser (where required)

Engineer

Dated	[	],	19	[	]	Dated	[	],	19	[	]

Nature of the Changes:

Enclosures:

1.	This variation results in the following adjustment of the Contract Price in accordance with Clause 27 (Variations)

Contract Price
Net (Increase) (Decrease)
resulting from previous Variation Order

Net (Increase) (Decrease)
resulting from this Variation Order

Total Contract Value

2.	Time for Completion shall be adjusted as follows: [ ]

Time for Completion prior to this Variation order   [                       ]

[Days or Date] from the Commencement Date

Net (Increase) (Decrease) resulting from this Variation order

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APPENDIX 18

FORM OF MECHANICAL COMPLETION CERTIFICATE

This is to certify that the Plant is mechanically complete.  Upon completion of this certificate, the relevant payment is to be released and the plant readied for commissioning.

By:	By:
Title:	Title:

For KNM Process Systems Sdn Bhd, Contractor	For Mission Biofuels Sdn Bhd, Purchaser

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APPENDIX 19

FINAL CERTIFICATE OF PAYMENT

TO:	CONTRACTOR	DATE:

FROM:	PURCHASER

(SHORT DESCRIPTION OF WORKS)

1.	In accordance with Clause 39 of the Conditions of Contract either:

(a)	After having considered the Contractor's Final Account, it is hereby certified that the value of the Works is as follows:

Contract Price

Adjustment for Variations

Reductions

Claims for Additional Payment

Amounts due to Purchaser

TOTAL VALUE OF WORKS
Less Payments Previously Certified

BALANCE DUE TO CONTRACTOR

2.	The Purchaser shall pay the amount due to the Contractor within (30) days after the date hereof.

3.	The Final Certificate of Payment is conclusive evidence of the value of the Works, but is not conclusive :

(a)	to the extent that fraud or dishonesty relates to or affects any matter dealt with in the Final Certificate, or

(b)	if any arbitration or court proceedings under the Contract have been commenced by either Party before the expiry of 90 days after the date hereof.

4.
Payment by the Purchaser of the amount due to the Contractor hereunder shall constitute conclusive evidence that the Purchaser has performed all his obligations under the contract, but is not conclusive as mentioned in paragraphs 3 (a) and (b) above.

Engineer

32

APPENDIX 20

TAKING OVER CERTIFICATE

(SHORT DESCRIPTION OF WORKS)

TO:	CONTRACTOR
FROM:	PURCHASER

(SHORT DESCRIPTION OF WORKS)

1.
In accordance with Clause 29 (Taking-Over) of the Conditions of Contract it is hereby certified that the Works specified in the Schedule below were completed (except in minor respects that do not affect their commercial use, noted below) and have passed the Tests on Completion and achieve the Final Performance Acceptance and are accordingly deemed to have been taken over by the Purchaser with effect from (Taking-Over Date).

SCHEDULE

(Works to which this Certificate applies)

2.	Accordingly, the Defects Liability Period in respect of the Works specified in the Schedule commence on (Taking-Over Date) and subject to Clause 36 (Defects Liability) of the Conditions will expire on

3.	The items specified in the list annexed hereto remain to be completed or corrected. The Contractor is instructed to complete or correct the same within the period specified therein.

4.
Having regard to claims for extensions of time under Clause 33.1 (Extension of Time for Completion) received prior to the date hereof it is certified that for the purposes of Clause 34 (Delay) the Time for Completion expired on [               ].

ENGINEER	[	]	Date	[	],	20 [ ]

33

APPENDIX 21

DEFECTS LIABILITY CERTIFICATE (NO.        ) (FINAL)

TO:	CONTRACTOR	DATE:

FROM:	PURCHASER

(SHORT DESCRIPTION OF WORKS)

This Defects Liability Certificate issued in accordance with Clause 36 of the Conditions of Contract applies to the whole of the Works or the following specified sections or parts of the Works.

(SPECIFY SECTIONS OR PARTS OF THE WORKS
TO WHICH THE CERTIFICATE APPLIES)

1.
It is hereby certified that the Defects Liability Period for the part of the Works to which this Certificate applies expired on [                ] and that the Contractor has fulfilled all his obligations under the Contract for defects which have appeared or occurred during the said period.

2.	Where this Certificate is stated to be the Final Defects Liability Certificate for the Works:

(a)	The Purchaser shall return the Performance Bond and Corporate Guarantees provided by the Contractor under the Terms and Conditions of Contract, to the Contractor within 14 days after the date hereof.

(b)	The Contractor shall deliver to the Engineer his final account in accordance with Clause 39.6.

Engineer

34

APPENDIX 22

FORM OF RETENTION BOND

WHEREAS:

KNM Process Systems Sdn Bhd, ("the Contractor") has by an agreement made between Mission Biofuels Sdn Bhd ("the Purchaser") of the one part and the Contractor of the other part entered into a Contract ("the Contract') for the design, construction and completion of a Continuous Acid Conditioning and Shea Pretreatment, FFA pretreatment, Methyl Ester Transesterification plant with biodiesel output of 750 tpd (250,000 tpa) and 98% pure technical grade Glycerin output of 82 tpd (27308 tpa) with all associated balance of plant project at Kuantan Port, Malaysia, as more fully described in the said Contract ("the Biodiesel Project") and for the consideration of payment for the amount stated therein ("the Contract Price"), subject to the provisions of the Contract.  Any capitalised terms used and not defined herein shall have the meanings attributed thereto in the Contract.

BY THIS BOND we [bank name] of                                    (hereinafter called "the Surety") are held and firmly bound unto the Purchaser in the sum of [           ] being [five per cent (5%)] of the Contract Price ("the Guaranteed Sum") for the payment of which sum the Surety binds itself, its successors and assigns by these presents and hereby irrevocably and unconditionally guarantees to pay to the Purchaser forthwith upon the Purchaser's written demand or demands, provided that such demand does not exceed Guaranteed Sum, without objection or contestation whatever on our part and without the Purchaser having to assign any reason whatsoever for such demand and without any proof or conditions, the amount specified in such demand within 3 (three) days from the date of receipt of the said demand notwithstanding any objection on the part of the Contractor and irrespective of whether or not there is any dispute between the Contractor and the Purchaser in respect of or relating to the Contract or in respect of any other matter and whether or not such said dispute, if any, has been settled, litigated or adjudicated otherwise howsoever.  The Purchaser may make more than one demand hereunder.

This Bond shall be valid as of the Date of Final Performance Acceptance the Plant and shall be null and void 30 (thirty) days after the expiry of Defects Liability Period (hereinafter referred to as "Validity Period"), and thereupon the original of this Bond shall be returned to the Contractor.

Our obligations hereunder shall not be affected by any act, omission, matter or thing, which, but for this provision might operate to release or otherwise exonerate us from our obligations hereunder in whole or in part, including without limitation and whether or not known to us or you:

(a)	any time or waiver granted to the Contractor or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Contractor or any other person;

(c)	any legal limitation, disability or incapacity relating to the Contractor or any other person;

(d)
any variation of or amendment to the Contract or the works to be performed thereunder or any other document or security so that references to the Contract in this Bond shall include each such variation and amendment; and

(e)	any un-enforceability, invalidity or frustration of any obligations of the Contractor or any other person under the Contract or any other document or security.

Your right to make demands on us under this Bond shall be an independent right and shall be without prejudice to any other rights that you may have under the Contract.

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All demands, if any, in respect of this Bond shall be made in writing and received by us within the Validity Period, failing which all our liabilities and obligations on this Bond shall be deemed to be completely absolved thereafter, notwithstanding that the original of this Bond is not returned to us for cancellation.  The retention of this Bond after the Validity period does not confer any rights upon you.  This Bond shall be governed by and construed in accordance with the laws of Malaysia and the Malaysian courts shall have jurisdiction to try any matter relating to this Bond.

The benefit of this Bond may be assigned by you to your financiers as collateral security subject to our prior consent, which consent shall not be unreasonably withheld and any other assignment shall be subject to our prior consent.

Signed on behalf of the Surety and dated the                                                  day of 2007.

Signed                                                         for
and on behalf of [                                              ]
in the presence of:

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